UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

PARAMOUNT GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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2024 | Paramount Group Proxy Statement & Notice of Meeting

FIFTY FOURTH
STREET

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 16, 2024	Place:	The Whitby Hotel, 18 West 56th Street, New York, New York

Time:	10:30 a.m., Eastern Time	Record Date:	You may vote if you were a stockholder of record as of the close of business on March 26, 2024.

To Our Fellow Stockholders,

On behalf of the entire Board of Directors (the “Board”) of Paramount Group, Inc. (NYSE: PGRE), we are pleased to present you with our 2024 Proxy Statement, and we invite you to attend our annual meeting of stockholders.

Items of Business:

1.	To elect the ten director nominees named in the proxy statement, each to serve on our Board for a one-year term and until their respective successors are duly elected and qualified.
2.	To hold an advisory vote on named executive officer compensation.
3.	To approve the Paramount Group, Inc. 2024 Equity Incentive Plan.
4.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
5.	To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof.

Proxy Voting

If you do not plan to attend the meeting and vote your shares of common stock in person, we urge you to vote your shares as instructed in the proxy statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided.

If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 16, 2024.

The proxy statement and our 2023 Annual Report to stockholders are available at http://www.proxyvote.com.

Senior Vice President, General Counsel and Secretary
By Order of our Board of Directors, Gage Johnson Senior Vice President, General Counsel and Secretary New York, New York April 4, 2024

TABLE OF CONTENTS

1	QUESTIONS AND ANSWERS ABOUT THE MEETING
1	Who is entitled to vote at the annual meeting?
1	What is the purpose of the annual meeting?
1	What constitutes a quorum?
2	What vote is required to approve each proposal?
2	Can I change my vote after I submit my proxy card?
3	How do I vote?
3	How is my vote counted?
3	How does the Board recommend that I vote on each of the proposals?
4	What other information should I review before voting?
4	Who is soliciting my proxy?
4	Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?
4	How can I change how I receive proxy materials in the future?
5	CORPORATE GOVERNANCE MATTERS
5	Corporate Governance Highlights
5	Stockholder Engagement
8	Corporate Governance Guidelines
8	Environmental, Social and Governance (“ESG”) Commitment
9	Board Overview
10	Board Skills and Experience
10	Board Nominees Composition and Attributes
18	Code of Business Conduct and Ethics
18	Communications with the Board
18	Audit Committee Complaint Procedures
19	Director Attendance at Annual Meetings
19	Identification of Director Candidates
20	Proxy Access
20	Annual Elections; Majority Voting
21	Anti-Hedging and Anti-Pledging Policy
21	Forum Selection
22	Minimum Stock Ownership Guidelines for Executive Officers and Directors
22	Risk Oversight
24	Director On-Boarding and Continuing Education
25	PROPOSAL 1: ELECTION OF DIRECTORS
26	Information Regarding the Director Nominees
36	EXECUTIVE OFFICERS
39	COMPENSATION DISCUSSION AND ANALYSIS
39	2023 Say-on-Pay Vote
40	Process for Determining Executive Compensation
40	Executive Compensation Philosophy
41	2023 Compensation Decisions
43	Compensation Best Practices
44	Peer Group Benchmarking
46	CEO Pay-for-Performance Alignment
48	Elements of Our Compensation Program
66	Roles of the Compensation Committee, Compensation Consultant and Management
67	Other Compensation Policies and Practices
71	Compensation Committee Report
72	COMPENSATION OF EXECUTIVE OFFICERS
72	Summary Compensation Table
74	2023 Grants of Plan-Based Awards
76	Outstanding Equity Awards at Fiscal Year-End 2023
79	2023 Option Exercises and Stock Vested
79	Employment Agreements
81	Executive Severance Plan
82	Potential Payments Upon Termination or Change in Control
84	PEO Pay Ratio
84	Compensation Committee Interlocks and Insider Participation
85	Pay Versus Performance
90	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
94	PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
95	PROPOSAL 3: APPROVAL OF THE PARAMOUNT GROUP, INC. 2024 EQUITY INCENTIVE PLAN
105	PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
105	Fee Disclosure
106	Pre-Approval Policies and Procedures of our Audit Committee
107	AUDIT COMMITTEE REPORT
108	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
108	Management Agreements
108	1633 Broadway and 1325 Avenue of the Americas Leases
108	Mannheim Lease
109	HT Consulting GmbH
109	Kramer Design Services
109	Waiver of Ownership Limit
109	Review and Approval of Future Transactions with Related Persons
110	OTHER MATTERS
110	Solicitation of Proxies
111	Attendance at the Meeting
111	Householding of Proxy Materials
111	Meeting Contingency Plans
112	Other Matters
113	APPENDIX A

2024 Proxy Statement | i

PARAMOUNT GROUP, INC.

1633 Broadway, New York, New York 10019

PROXY STATEMENT

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Paramount Group, Inc., a Maryland corporation, for use at our 2024 annual meeting of stockholders to be held on Thursday, May 16, 2024, at 10:30 a.m., Eastern Time, at the Whitby Hotel, 18 West 56th Street, New York, New York or at any postponement or adjournment of the annual meeting. References in this proxy statement to “we,” “us,” “our,” “ours” and the “Company” refer to Paramount Group, Inc., unless the context otherwise requires. This proxy statement and a form of proxy have been made available to our stockholders on the internet and the Notice of Internet Availability of Proxy Materials has been mailed to stockholders on or about April 4, 2024.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 26, 2024, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

Proposal 1	FOR each Director nominee
The election of the ten director nominees named in this proxy statement to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;

Proposal 2	FOR
The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;

Proposal 3	FOR
The approval of the Paramount Group, Inc. 2024 Equity Incentive Plan; and

Proposal 4	FOR
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of March 26, 2024, there were 217,329,254 shares of common stock outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

2024 Proxy Statement | 1

QUESTIONS AND ANSWERS ABOUT THE MEETING

What vote is required to approve each proposal?

In respect of Proposal 1, a nominee is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to the Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be effected. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board’s reasons for rejecting the tendered resignation. The policy is described more fully below under the caption “Corporate Governance Matters – Annual Elections; Majority Voting.” Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors.

A majority of votes cast with respect to the proposal is required for approval of each of Proposal 2, Proposal 3 and Proposal 4. In respect of Proposal 2, Proposal 3 and Proposal 4, abstentions and broker non-votes will have no effect on the votes for these proposals. Furthermore, the vote for Proposal 2 is advisory and not binding on the Board or the Company in any way.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

●	filing a written notice revoking the proxy with our Secretary at our address;
●	properly submitting to us a proxy with a later date; or
●	appearing in person and voting by ballot at the annual meeting.

If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee -- that is, in “street name” -- only that bank, broker or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

How do I vote?

INTERNET	TELEPHONE	MAIL	IN PERSON
Go to www.proxyvote.com. You will need the control number included in your Proxy Card.	Dial toll-free 1-800-690-6903. You will need the control number included in your Proxy Card.	Mark, sign and date your Proxy Card and return it in the postage paid envelope provided.	Stockholders who own their shares in street name may vote in person at the Annual Meeting only if they provide a legal proxy, executed in their favor, from the holder of record of their shares.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for the directors named in this proxy statement, “for” advisory approval of the compensation of our named executive officers, “for” the approval of the Paramount Group, Inc. 2024 Equity Incentive Plan, and “for” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

●	FOR Proposal 1: the election of Albert Behler, Thomas Armbrust, Martin Bussmann, Karin Klein, Katharina Otto-Bernstein, Mark Patterson, Hitoshi Saito, Nadir Settles, Paula Sutter and Greg Wright as directors to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;
●	FOR Proposal 2: the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;
●	FOR Proposal 3: the approval of the Paramount Group, Inc. 2024 Equity Incentive Plan; and
●	FOR Proposal 4: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

2024 Proxy Statement | 3

QUESTIONS AND ANSWERS ABOUT THE MEETING

What other information should I review before voting?

Our 2023 annual report, including our consolidated financial statements for the fiscal year ended December 31, 2023, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2023 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which contains additional information about the Company, on our website at www.pgre.com or by directing your request in writing to Paramount Group, Inc., 1633 Broadway, New York, New York 10019, Attention: Investor Relations. The 2023 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders.

How can I change how I receive proxy materials in the future?

The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail, stockholders may elect to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. You can change your election by sending a blank e-mail with the 16-digit control number on your proxy card to sendmaterial@proxyvote.com, via the internet at www.proxyvote.com or by telephone at (800) 579-1639. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Highlights

	Stockholder Rights		Structural Protections
✓	Annual Election of All Directors	✓	9 of 10 Director Nominees are Independent
✓	Majority Voting for Directors in Uncontested Elections, with Mandatory Director Resignation Policy	✓	Lead Independent Director
✓	Annual Say-on-Pay Voting	✓	Executive Sessions without Management
✓	No Stockholder Rights Plan (Poison Pill)	✓	Board and Committee Risk Oversight
✓	Proxy Access (3/3/20 up to the greater of 2 Directors or 20% of the Board)	✓	Minimum Stock Ownership Guidelines for Directors and Executive Officers
✓	Right to Select Federal Forum in any State to Bring Federal Securities Actions	✓	Code of Business Conduct and Ethics for Directors and Employees
✓	Stockholder Right to Amend Bylaws	✓	Annual Board and Committee Self Evaluations
✓	Policy on Company Political Spending	✓	Anti-Hedging and Anti-Pledging Policies
✓	Frequent and Robust Stockholder Engagement Efforts	✓	Clawback Policy

Stockholder Engagement

The Board and management believe that engaging in stockholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach to issues of importance to investors and continually seek to better understand the views of our investors on key topics affecting our business. Historically, we have done that on a regular basis throughout the year as management engages in communications with our investors to ensure that management and the Board understand and consider the issues that are important to our stockholders. For example, in 2023, in addition to the public question and answer sessions occurring immediately after our four earnings calls, we presented at industry conferences and held non-deal road shows where we met with 132 investors over the course of the year. These investors and analysts heard presentations from our senior management about all aspects of our business including business results and initiatives, strategy, and capital structure (which presentation materials were also made available to our stockholders generally through our filings with the SEC or on the “Investors” section of our website at www.pgre.com). Each quarter, our chairman summarizes these meetings and any feedback received for our Board.

Since late 2021, we have also been reaching out to the stewardship teams of many of our larger stockholders on an annual basis, in part to help ensure that we are appropriately engaging on non-economic issues, such as those which drive our ESG performance as well. The genesis for this was that at our annual meeting in May 2021, the members of our Nominating and Corporate Governance Committee received significantly lower support than the rest of our Board. In response, the Board directed the Company to specifically engage with stockholders on any issues that may have contributed to this lower support. The charge for us, in a word, was to “listen,” and we did.

What we have heard, then and since, and the Board-level discussions that these conversations have engendered, have caused us to make a number of meaningful changes to various of our corporate governance practices and related disclosures, as well as to enhance and to continue focus on our Board-level diversity, as reported in our 2022 and 2023 proxy statements.

2024 Proxy Statement | 5

CORPORATE GOVERNANCE MATTERS

This year’s outreach discussions were again primarily led on behalf of the Board by Greg Wright, an independent director and the Chair of our Compensation Committee who has also served on our Nominating and Corporate Governance Committee. Mr. Wright worked with our senior management team and investor relations professionals and offered to meet with the governance teams of each of our top institutional stockholders based on information publicly available. In 2023, we met (or offered to meet) with major investors representing more than half of our outstanding common stock (excluding stockholders represented on, or affiliated with stockholders represented on, our Board), and nearly all of our stockholders with over 1% of our outstanding shares.

While these conversations initially focused on our ESG performance in general, they also gave us an opportunity to listen for whatever else was “top of mind” for these stockholders. This year, for example, we had the opportunity to also address our compensation approach and cybersecurity plans when these topics arose during these discussions.

We have again summarized in the table below the major topics discussed this year and our responses.

WHAT WE HEARD	WHAT WE DID
Board Composition and Diversity
●
Stockholders continued to be supportive of the process we follow generally when considering director nominees, including the use by our Nominating and Corporate Governance Committee of a background and skills matrix to help ensure an appropriate diversity of skills and thought leadership on our Board. We first implemented internal use of this formal matrix, as well as its disclosure in our proxy statement, as a result of our 2021 outreach efforts.
●
During our most recent discussions, a stockholder requested additional information about how we determine whether our directors have a particular skill or experience, which we provided.

●
In this proxy statement, we have continued to supplement our standard director biographies with a detailed skills and experience matrix with information about our nominees, including gender, race/ethnicity, and tenure information. For 2023, we have added additional disclosure about the process of soliciting our directors’ input concerning their racial and gender self-identification, and their skills and experience levels. See “Corporate Governance Matters—Board Skills and Experience”, and “—Board Nominees Composition and Attributes.”

Compensation Program
●
Several stockholders wanted to understand our overall compensation philosophy and approach. They were generally supportive of our attempts to take a long-term view of employee retention, as evidenced through the acceleration into 2023 of certain equity grants that would otherwise have been granted in early 2024 and 2025, subject to appropriate safeguards.

●
We had an opportunity to address these issues with some of the governance teams where prior discussions had focused on more traditional ESG issues. For additional details on our overall approach and the referenced equity grants and related vesting conditions, see “Compensation Discussion and Analysis” below.

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CORPORATE GOVERNANCE MATTERS

WHAT WE HEARD	WHAT WE DID
Other ESG Matters
●
Stockholders continued to be complementary of our overall ESG performance, where we have been recognized as a clear industry leader based on the relatively high ratings that we have achieved now for several years, particularly in terms of “E” and “S,” but also increasingly in the “G” area with our recent attention to many governance aspects as detailed in the checklist above.
●
One stockholder asked us to consider lowering the threshold for stockholders to be able to call a special meeting of the stockholders from a majority of the outstanding shares entitled to vote to 25%.
●
Several stockholders asked us to discuss our cybersecurity program, including senior management and Board oversight, and asked whether we would be able to comply with recently promulgated SEC disclosure requirements in this area.

●
For more information on these practices, please see our past ESG Reports at www.pgre.com, and the report we expect to release in 2024. The ESG Reports are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement.
●
We have examined the general practice in this area for over 120 other publicly-traded REITs and note that approximately 60% of those REITs appear to maintain the same majority threshold that we do, and note that this is consistent with various elections specifically permitted under the statutory framework for corporations in Maryland, where we are incorporated. More important, however, we believe that this threshold is appropriate for us given the current concentration of our stockholder base into a relatively small number of larger holders. In this regard, consider that as of mid-February 2024, the top six of our stockholders held in excess of 50% of our stock. We believe this general make-up is also consistent with historical trends in our stock holdings. Accordingly, we have not taken steps to lower this threshold.
●
We were able to describe our extensive internal and external resources in this area, the maturity of our cybersecurity program, which has been independently assessed, vendor risk management, and recent and planned enhancements to our incident response plan, including the requirement to conduct tabletop exercises with senior management, which occurred in 2023. For more information on our cybersecurity program, including how Board-level oversight has been formally assigned to our Audit Committee through its charter, and our escalation and internal reporting protocols, see our “Annual Report on Form 10-K, Item 1C. Cybersecurity—Governance Related to Cybersecurity Risks”, and “–Cyber Risk Management and Strategy.”

We appreciate the time our stockholders spent engaging with us, and the candor of those discussions. Our goal is to continue these types of discussions with our stockholders on a wide range of matters, as they provide valuable feedback and enable us to address stockholder concerns and interests in designing and implementing our programs and practices.

2024 Proxy Statement | 7

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

We are committed to operating our business under strong and accountable corporate governance practices. The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and committees, related person transaction approval and disclosure policy, and stockholder rights plan. Under the Corporate Governance Guidelines, the Company will not adopt a stockholder rights plan unless the Company’s stockholders approve in advance the adoption of a plan or, if adopted by the Board, the Company will submit the stockholder rights plan to its stockholders for a ratification vote within 12 months of adoption or the plan will terminate. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

You are encouraged to visit the “Investors–Corporate Governance” section of our website at www.pgre.com to view or to obtain copies of our committee charters, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy by directing your request in writing to Paramount Group, Inc., 1633 Broadway, New York, New York 10019, Attention: Investor Relations. Additional information relating to the corporate governance of the Company also is included in other sections of this proxy statement.

Environmental, Social and Governance (“ESG”) Commitment

We are dedicated to responsible environmental, social and community stewardship as an essential part of our mission to build a successful business and to shape the communities we serve throughout our portfolio, in addition to our workplace community. To learn more about our ESG initiatives, please visit the “Sustainability” section of our website at www.pgre.com, which includes links to our latest ESG Report, a list of awards we have achieved as an environmental leader, and other important ESG policies such as our Human Rights Policy, Environmental Policy, Policy on Company Political Spending and Vendor Code of Conduct. The information found on, or otherwise through, our website is not incorporated by reference into, nor does it form a part of, the proxy statement.

Our Sustainability Committee consists of a diverse group of leaders from each department including our Senior Vice President, Energy and Sustainability. The committee is chaired by Gage Johnson, our Senior Vice President, General Counsel and Secretary, and operates under a formal charter, reporting on a regular basis to our Audit Committee, which the Board has vested with oversight responsibility for all environmental and social matters, including sustainability, climate change, corporate social responsibility, and health and safety. While our annual ESG Reports (and prior to that, Sustainability Reports) may report on governance matters as well, these are overseen by our Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE MATTERS

Board Overview

The following pages provide information about our Board and new director nominee standing for election, or re-election, as applicable, at the 2024 Annual Meeting.

	DIRECTOR		COMMITTEES
NAME/AGE/INDEPENDENCE	SINCE	POSITION(S)	AC	COMP	NCG	IFC
Albert Behler, 72	Chairman since 2014	Chairman, Chief Executive Officer and President				C
Thomas Armbrust, 71 Independent	2014	Director			●	●
Martin Bussmann, 72 Independent	2016	Director		●	C
Karin Klein, 52 Independent	2016	Director	●
Katharina Otto-Bernstein, 59 Independent	2014	Director
Mark Patterson, 63 Independent	2018	Director			●
Hitoshi Saito, 71 Independent	2022	Director
Nadir Settles, 43 Independent	New Nominee	Director Nominee
Paula Sutter, 56 Independent	2022	Director	●
Greg Wright, 59 Independent	2020	Director		C

Chair C Member   ●

2024 Proxy Statement | 9

CORPORATE GOVERNANCE MATTERS

BOARD SKILLS AND EXPERIENCE

The Board believes that a complementary balance of knowledge, experience and capability will best serve the Company and its stockholders. The table below summarizes the types of experience, qualifications, attributes and skills the Board believes to be desirable because of their particular relevance to the Company’s business and structure. In order to attribute various skills, experience levels and demographic characteristics of the director nominees, the Company has followed both objective and subjective criteria, striving first to use objective criteria for each category based on information collected from each director nominee. Each director nominee is then given an opportunity to comment on their assigned attributes for potential revision. While all of these factors were considered by the Board with respect to each director nominee, the following table does not encompass all the experience, qualifications, attributes or skills of our director nominees. More information on each director nominee’s qualifications and background is included in the director nominee biographies beginning on page 26.

Skills and Experience	Armbrust	Behler	Bussmann	Klein	Otto-Bernstein	Patterson	Saito	Settles	Sutter	Wright
Company Knowledge	●	●	●	●	●	●	●		●	●
Other Public Co. Board Experience	●			●		●	●		●
Real Estate Industry Experience	●	●	●	●	●	●	●	●		●
Other Industry Experience		●	●	●	●		●		●
Senior Leadership (as CEO or Business Unit Head)	●	●	●	●	●	●	●	●	●	●
International	●	●	●		●	●	●		●
Human Capital Management			●	●		●	●			●
Finance/Capital Allocation/Investment Activity	●	●	●	●		●		●		●
Accounting/Financial Literacy	●	●	●	●		●	●	●	●	●
Marketing/Sales		●	●		●				●
Environmental Science/Sustainability		●	●	●			●		●
Academia/Education				●	●
Risk Management/Legal		●	●
Corporate Governance	●		●	●		●	●		●	●
Technology/Systems				●
Business Ethics	●	●	●	●	●	●	●	●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●
Capital Mkts/Inv. Banking						●				●

BOARD NOMINEES COMPOSITION AND ATTRIBUTES

9 of 10	5.7 YEARS	62 YEARS	30%	20%
INDEPENDENT	AVERAGE	AVERAGE	WOMEN	RACIALLY/
DIRECTORS	TENURE	AGE		ETHNICALLY
				DIVERSE

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CORPORATE GOVERNANCE MATTERS

Board Leadership

Leadership Structure

Our Board currently is comprised of nine independent directors (one of whom is not standing for reelection at the annual meeting) and one non-independent director. Albert Behler, our Chief Executive Officer and President, serves as Chairman of the Board. Our Board believes that the Company and our stockholders are best served by having Mr. Behler serve as Chairman and Chief Executive Officer. Mr. Behler’s over 30 years of experience leading the Company and its predecessor and significant ownership interest in the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, our Board believes that Mr. Behler’s combined role as an executive officer and the Chairman of our Board promotes unified leadership and direction for our Board and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans.

Lead Independent Director

To facilitate the role of the independent directors, the Board has determined that it is appropriate for the independent directors to appoint one independent director to serve as Lead Independent Director. The Lead Independent Director is currently Martin Bussmann. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current Board leadership structure is optimal for us because it demonstrates to our employees and other stakeholders that the Company is under strong leadership. In our judgment, the Company, like many companies, has been well-served by this leadership structure.

The Lead Independent Director has the following responsibilities:

●	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors;
●	serving as liaison between the Chairman and the independent directors;
●	approving information sent to our Board;
●	approving Board meeting agendas;
●	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
●	if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Our Lead Independent Director also has the authority to call meetings of the independent directors. We believe that the Lead Independent Director is an integral part of the Board’s structure that promotes strong, independent oversight of our management and affairs.

2024 Proxy Statement | 11

CORPORATE GOVERNANCE MATTERS

Board Committees

The Board held five meetings during fiscal year 2023, and all directors, except Ms. Otto-Bernstein, attended 75% or more of the board of directors meetings and meetings of the committees on which they served during the periods they served. Ms. Otto-Bernstein was only able to attend 60% of the Board meetings due to scheduling conflicts. The Board currently has the following four standing committees:

●	Audit Committee;
●	Compensation Committee;
●	Nominating and Corporate Governance Committee; and
●	Investment and Finance Committee.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are composed exclusively of independent directors, in accordance with the NYSE listing standards. The principal functions of each committee are briefly described below. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.pgre.com under the “Investors–Corporate Governance” section. Further, we will provide a copy of these charters free of charge to each stockholder upon written request. Requests for copies should be addressed to Gage Johnson, Senior Vice President, General Counsel and Secretary, at Paramount Group, Inc., 1633 Broadway, New York, New York 10019. From time to time, the Board also may create additional committees for such purposes as the Board may determine.

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CORPORATE GOVERNANCE MATTERS

Audit	Members: Peter Linneman (Chair) Karin Klein Paula Sutter	Meetings: 4

The Audit Committee currently consists of Dr. Peter Linneman (Chair), Karin Klein and Paula Sutter, each of whom is an independent director. Dr. Linneman will not be standing for reelection at the 2024 annual meeting. The Board has determined that Dr. Linneman and Karen Klein qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards and that each Audit Committee member is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•

our accounting and financial reporting processes;

•

the integrity of our consolidated financial statements;

•

our systems of disclosure controls and procedures and internal control over financial reporting;

•

our compliance with financial, legal and regulatory requirements;

•

the performance of our internal audit function;

•

our overall risk assessment and management (including enterprise risk and cybersecurity); and

•

certain environmental and sustainability matters and issues related to social responsibility.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee Report required by SEC regulations to be included in this proxy statement. Additional information regarding the functions performed by our Audit Committee is set forth in the Audit Committee Report.

The Audit Committee held four meetings during fiscal year 2023.

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CORPORATE GOVERNANCE MATTERS

Compensation	Members: Greg Wright (Chair) Martin Bussmann Peter Linneman	Meetings: 7

The Compensation Committee currently consists of Greg Wright (Chair), Martin Bussmann and Dr. Linneman, each of whom is an independent director. Dr. Linneman will not be standing for election at the 2024 annual meeting. We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•

reviewing and approving the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•

reviewing and approving the compensation of other senior officers;

•

reviewing our executive compensation policies and plans;

•

implementing and administering our incentive compensation and equity-based plans;

•

assisting management in complying with our proxy statement and annual report disclosure requirements;

•

producing a report on executive compensation to be included in our annual proxy statement; and

•

reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee held seven meetings during fiscal year 2023.

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CORPORATE GOVERNANCE MATTERS

Nominating and Corporate Governance	Members: Martin Bussmann (Chair) Thomas Armbrust Mark Patterson	Meetings: 4

The Nominating and Corporate Governance Committee currently consists of Martin Bussmann (Chair), Thomas Armbrust and Mark Patterson, each of whom is an independent director. We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•

identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•

developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•

reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•

recommending to the Board nominees for each committee of the Board that is required by NYSE listing rules;

•

annually facilitating the assessment of the Board’s performance, as required by applicable laws, regulations and the NYSE corporate governance listing standards; and

•

annually reviewing and making recommendations to the Board regarding revisions to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee held four meetings during fiscal year 2023.

Investment and Finance	Members: Albert Behler (Chair) Thomas Armbrust	Meetings: 5

The Investment and Finance Committee currently consists of Albert Behler (Chair) and Thomas Armbrust. If Mr. Armbrust is unavailable, Mr. Saito would serve in his place. This committee is responsible for approving certain material acquisitions, dispositions and other investment and financing decisions of the Company.

The Investment and Finance Committee held five meetings during fiscal year 2023.

2024 Proxy Statement | 15

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors serving on the Board and all directors serving on the Board committees (other than the Investment and Finance Committee) must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management, that each of the following directors and the director nominee has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE: Thomas Armbrust, Martin Bussmann, Karin Klein, Katharina Otto-Bernstein, Mark Patterson, Hitoshi Saito, Nadir Settles, Paula Sutter and Greg Wright. Some of the relationships considered by our board of directors are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions.” For Ms. Otto-Bernstein and Mr. Armbrust, the Board considered the direct and indirect interests of each director in (i) the Company’s real estate funds and the distributions made by those funds, (ii) previously disclosed transactions in connection with the Company’s formation and initial public offering, (iii) two leases for space at 1325 Avenue of Americas, one of which, prior to December 1, 2022, was at 1633 Broadway, to ParkProperty Capital, LP (“ParkProperty”), (iv) a previously disclosed joint venture with an affiliate of the Company to acquire an interest in 55 Second Street and (v) previously disclosed promissory notes entered into in connection with the Company’s formation that were owed by certain executive officers of the Company to ParkProperty, the last of which were paid off during 2022. In addition, the Board considered certain additional transactions and relationships, including (1) for Dr. Bussmann, a lease of space at 712 Fifth Avenue to a subsidiary of a trust for which Dr. Bussmann was, prior to December 12, 2022, a trustee of the trust and a director of the trust subsidiary, and for which his children remain as beneficiaries, (2) for Mr. Wright, his prior relationship with the Company in his former role at Bank of America Merrill Lynch, which was the lead investment bank for the Company’s initial public offering and (3) for Mr. Saito, his prior service as a member of the Advisory Board of the Company’s operating partnership.

Director Compensation

The Board has established a compensation program for our non-employee directors. Our Compensation Committee reviews our director compensation at least annually and makes recommendations to the Board based on its review.

We pay the following fees to our non-employee directors on a quarterly basis, in cash, except as noted below:

●	an annual retainer of $75,000;
●	an additional annual retainer of $50,000 to our Lead Independent Director;
●	an additional annual retainer of $25,000 to our Audit Committee chair, $20,000 to the Compensation Committee chair and $15,000 to the Nominating and Corporate Governance Committee chair; and
●	an additional annual retainer of $5,000 to each committee member (excluding members of the Investment and Finance Committee).

We will also reimburse each of our directors for travel expenses incurred in connection with attendance at full Board and committee meetings. No additional compensation is received by the members of our Investment and Finance Committee. Directors of the Company who are also employees receive no additional compensation for their services as directors.

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CORPORATE GOVERNANCE MATTERS

In December 2022, the Board adopted a Non-Employee Director Compensation Plan (as most recently amended, the “Director Compensation Plan”) which sets forth the annual cash retainers listed above, and the amount and vesting terms of the annual equity grants payable to our non-employee directors. With regard to the annual retainer of $75,000, the Director Compensation Plan also provides that each non-employee director may elect, on or before December 31 of each year, to receive such retainer in cash or equity (i.e., time-based LTIP units (“T-LTIP units”) or shares of restricted common stock as indicated below) in lieu of cash, which would typically be granted the following year on December 15, with the number of shares or units being calculated by dividing the amount of the annual cash retainer by the closing market price of the Company’s common stock on the grant date.

In order to encourage our non-employee directors to acquire a significant equity stake in the Company and to align our non-employee directors and stockholders, at each annual stockholder meeting we will grant each of our non-employee directors T-LTIP units or shares of restricted common stock under our equity incentive plan with a value of $120,000 which will vest upon the earlier of the anniversary of the date of the grant or the next annual stockholder meeting.

The following table sets forth information regarding the compensation paid to our non-employee directors during the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash		Stock Awards (1)	Total
Thomas Armbrust	$ 76,250		$ 120,000	$ 196,250
Martin Bussmann	141,250		108,110	249,360
Karin Klein	76,250	(2)	108,110	184,360
Peter Linneman	101,250	(2)	108,110	209,360
Katharina Otto-Bernstein	71,250		108,110	179,360
Mark Patterson	76,250		108,110	184,360
Hitoshi Saito	71,250		120,000	191,250
Paula Sutter	76,250	(2)	108,110	184,360
Greg Wright	89,375	(2)	108,110	197,485
(1)	On May 18, 2023, we granted 27,650 T-LTIP units to each of Messrs. Bussmann, Linneman, Patterson, and Wright and Mmes. Klein, Otto-Bernstein, and Sutter, and 27,650 shares of restricted stock to Messrs. Armbrust and Saito, under our Amended and Restated 2014 Equity Incentive Plan. Such awards will vest if they remain on our Board until the 2024 annual meeting. Amounts shown reflect the aggregate grant date fair value of T-LTIP units or shares of restricted stock issued to each director as determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation—Stock Compensation” (“ASC Topic 718”), disregarding the estimate of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, each of Messrs. Bussmann, Linneman, Patterson, and Wright and Mmes. Klein, Otto-Bernstein and Sutter held 27,650 unvested T-LTIP units that had been granted by us as director compensation. As of December 31, 2023, Messrs. Armbrust and Saito held 27,650 unvested shares of restricted stock that had been granted by us as director compensation.

(2)	Includes annual cash retainer of $71,250, which was exchanged for 12,769 vested LTIP units that were granted on December 15, 2023, based on an election made by the respective non-employee director in December 2022.

2024 Proxy Statement | 17

CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
●	compliance with laws, rules and regulations;
●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
●	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board or our Nominating and Corporate Governance Committee, and will be promptly disclosed as required by law or NYSE regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Communications with the Board

We have a process by which stockholders and other interested parties may communicate with the non-employee directors, both individually and as a group, through the Board’s Lead Independent Director. In cases where stockholders or other interested parties wish to communicate directly with non-employee directors, messages can be sent in writing or by email to: Lead Independent Director, Paramount Group, Inc., c/o Navex Ethics Hotline (“Navex”) using the following link: www.pgre.ethicspoint.com, or any other link to or toll-free number of a third party reporting service approved by the Lead Independent Director from time to time and posted on our website in our Stockholder Communications Policy, which can be found in the “Investors/Corporate Governance” section or as may be otherwise appropriately disseminated. Navex acts as agent for the Lead Independent Director in facilitating direct communications to him and any other non-employee directors he requests. Any such communications may be made anonymously.

Audit Committee Complaint Procedures

Our Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chairperson of our Audit Committee, c/o Navex using the following link: www.pgre.ethicspoint.com, or the toll-free number provided in the link, or any other link to or toll-free number of a third party reporting service approved by the Chairperson of the Audit Committee from time to time and posted on our website or otherwise appropriately disseminated. Any such communications may be made anonymously.

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CORPORATE GOVERNANCE MATTERS

Director Attendance at Annual Meetings

We encourage each member of the Board to attend each annual meeting of stockholders. All of our directors attended, in person or by teleconference, the annual meeting of stockholders held on May 18, 2023, except Ms. Otto-Bernstein, who was not able to attend.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders. Our Nominating and Corporate Governance Committee has adopted a written policy on the criteria and process of identifying and reviewing director candidates.

At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each director candidate (i) has experience at a strategic or policymaking level in a business, legal, accounting, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, (iii) is well regarded in the community and has a reputation for the highest ethical and moral standards and (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve. In this regard, the committee has considered the skills and experiences of each director candidate as set forth above under “Board Skills and Experience”.

In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate Governance Committee must recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board will be “independent” in accordance with the standards established pursuant to Section 303A of the NYSE Listed Company Manual, (ii) each of its Audit, Compensation and Nominating and Corporate Governance Committees will be comprised entirely of independent directors and (iii) at least one member of the Audit Committee will have accounting or related financial management expertise.

Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating and Corporate Governance Committee may, but is not required to, consider (i) whether the nominee has direct experience in the real estate industry, particularly in the office real estate industry, or in the markets in which the Company operates, and (ii) whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. In this regard, the Nominating and Corporate Governance Committee’s procedures require it to ensure to the greatest extent practicable that the pool of prospective candidates that it considers to fill any vacancy or additional director position includes one or more female candidates or one or more racially or ethnically diverse candidates if, at such time, the Board is lacking gender diversity or racial/ethnic diversity, respectively.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders are to follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee.

As previously disclosed, we have entered into a stockholders agreement with Maren Otto, Katharina Otto-Bernstein and Alexander Otto providing these members of the Otto family with the right, collectively, to designate up to three director nominees to our Board. The number of director nominees that these members of the Otto family will have the right to designate may be reduced in the future based on reductions in the percentage of our total outstanding common stock owned by these individuals, their lineal descendants or entities they own or control collectively. Albert Behler, Thomas Armbrust and Katharina Otto-Bernstein have been designated for nomination to our Board pursuant to the stockholders agreement.

2024 Proxy Statement | 19

CORPORATE GOVERNANCE MATTERS

Proxy Access

As part of our commitment to corporate governance, in February 2022 we amended our bylaws to adopt a proxy access right for stockholders, pursuant to which a stockholder, or group of no more than 20 stockholders, meeting specified eligibility requirements, may include director nominees in our proxy materials for annual meetings of our stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements:

•	have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of common stock continuously for at least the prior three years;

•

represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control and that such stockholder or group does not presently have such intent; and

•

provide a notice requesting the inclusion of director nominees in our proxy materials and provide other required information to us not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the notice for the preceding year’s annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is more than 30 days from the anniversary date of the prior year’s annual meeting).

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed the greater of two directors or 20% of the number of directors then in office.

The full text of our Seventh Amended and Restated Bylaws, which incorporates these proxy access provisions, was filed as Exhibit 3.1 to a Form 8-K which we filed on August 4, 2023, in connection with a subsequent revision to our bylaws, among other things.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines require the non-management directors serving on the Board to meet at regularly scheduled executive sessions without management participation and to hold an executive session at least once each year with only independent directors present. In accordance with such requirement, our non-management directors and/or our independent directors meet in executive sessions from time to time on such a basis. The executive sessions are chaired by our Lead Independent Director.

Annual Elections; Majority Voting

Each of our directors will be elected by our stockholders to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified. Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in a contested election, directors are elected by a plurality of all of the votes cast in the election of directors, and in an uncontested election, a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in our Board’s decision.

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CORPORATE GOVERNANCE MATTERS

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives currently have pledges with respect to our stock in place. Under our anti-hedging policy no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

Forum Selection

We adopted an exclusive forum provision under Article XV of our bylaws at the time of our initial public offering in 2014. Since that time, Maryland has adopted a statute which confirms statutorily the acceptability of such provisions. Section 2-113 of the Maryland General Corporation Law (the “MGCL”), which became effective October 1, 2017, expressly provides that the charter or bylaws of a Maryland corporation may require that an “Internal Corporate Claim” (as defined below) be brought only in courts sitting in one or more jurisdictions specified in the charter or bylaws but must include the state and federal courts sitting in Maryland.

“Internal Corporate Claim” means a claim, including a claim brought by or in the right of a corporation: (a) based on an alleged breach by a director, an officer or a stockholder of a duty owed to the corporation or to the stockholders or breach by a director of a standard of conduct applicable to the director; (b) arising under the MGCL; or (c) arising under the charter or bylaws of the corporation.

Under our bylaws, as these provisions were amended by our Board in February 2021, derivative claims, Internal Corporate Claims, and all actions against the corporation, its directors, officers or employees must be brought in Maryland state court (or Maryland federal court if for some reason the state court does not have jurisdiction), and actions alleging violations of the Securities Act of 1933, as amended, can only be brought in federal, not state, court, but can be brought anywhere in the United States. These provisions apply unless we consent otherwise.

We believe that our forum selection provision in our bylaws balances competing interests fairly, granting our stockholders an opportunity to bring actions in our name or against us, but requiring use of courts which are likely to be most familiar with the issues, thus discouraging forum shopping, preserving our resources and ensuring access to justice in a manner we believe is appropriate. During various of our stockholder outreach discussions, we had an opportunity to discuss this provision with our major stockholders, and we believe that the vast majority of them are supportive of our approach.

2024 Proxy Statement | 21

CORPORATE GOVERNANCE MATTERS

Minimum Stock Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and T-LTIP units) having a value equal to or greater than a multiple (six times, in the case of our Chief Executive Officer, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. In calculating minimum stock ownership guidelines, we exclude stock options, time-based AOLTIP units (“T-AOLTIP units”) and performance-based AOLTIP units (“P-AOLTIP units”) and unearned performance-based LTIP units (“P-LTIP units”). Each executive officer who was already employed by the Company when the guidelines were adopted in February 2016 was required to achieve the minimum equity investment within five years, by February 23, 2021, and did so. For each officer subsequently appointed, he or she must achieve the minimum level of equity within five years of the date of such officer’s appointment, and until such time as the executive officer achieves such minimum, he or she must retain 50% of the value of any vested award, net of taxes.

We have also adopted minimum stock ownership guidelines for our independent directors. These guidelines require our directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned P-LTIP units. Each independent director who was serving when the guidelines were adopted was required to achieve the minimum equity investment by February 23, 2021, and did so. Those who were elected after the policy was adopted in February 2016 have five years from the date of their initial election to our Board to attain compliance with the stock ownership requirements.

Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. The Board also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated oversight of the Company’s risk management process to the Audit Committee. Among its duties, the Audit Committee reviews with management (a) the Company’s policies with respect to risk assessment and management of risks that may be material to the Company, including cybersecurity and enterprise risk management, (b) the Company’s system of internal controls over financial reporting and (c) the Company’s compliance with legal and regulatory requirements. During a typical quarterly meeting, the Audit Committee will invite one of the Company’s functional department heads (Leasing, Human Resources, Information Technology, Property Management, etc.) to present an overview of their operations, including staffing and risks inherent in each functional area, and how these are managed. In this way, the committee garners a good understanding of how risks arise throughout the business and what management’s mitigation strategies are. Periodically, the Audit Committee will also engage external firms to provide additional diligence and analysis. For example, the Audit Committee has in the past reviewed one or more third-party assessments of our cybersecurity program and reported these results to the Board.

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CORPORATE GOVERNANCE MATTERS

The Nominating and Corporate Governance Committee regularly receives memoranda or briefings by legal advisors on topics such as governance trends, and at least annually reviews with the Company’s general counsel and compliance officer, who reports to the Chairman, Chief Executive Officer and President in these roles, the Company’s compliance with legal and regulatory requirements, including its annual training program covering, among other things, the Code of Business Conduct and Ethics, the Insider Trading Policy, and the process for employees to file complaints for potential investigation by the legal department or outside advisors, as warranted.

In addition, the Compensation Committee considers the risks to the Company’s stockholders and in achieving the Company’s goals that may be inherent in its compensation program.

Our other Board committees also consider and address risk as they perform their respective committee responsibilities. For example, the Investment and Finance Committee will regularly consider upcoming debt maturities of the Company and its subsidiaries, and any associated derivatives in place and hedging policies and procedures related thereto. When potential acquisitions, dispositions, or financings within its jurisdiction are presented to the committee, or to the Board, risks inherent in these transactions (e.g., market risk, leasing risk, financing risks, counterparty risks) are explicitly identified so that each risk which can be mitigated can be properly dealt with and appropriate conditions imposed to the consummation of each transaction.

All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for companywide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational and compliance and reporting levels. On an approximately biennial basis, this includes requiring selected managers to complete a formal survey of common risk topics that are ranked by potential likelihood and impact, with the most important topics then further dimensioned by management and assigned to one or more specific senior executives for mitigation and monitoring by the CEO, COO and Audit Committee, as needed.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

2024 Proxy Statement | 23

CORPORATE GOVERNANCE MATTERS

Director On-Boarding and Continuing Education

Pursuant to our Corporate Governance Guidelines, the Board has an orientation and on-boarding program as part of its effort to integrate new directors in their role and familiarize them with the Company. We also provide continuing education for all directors.

For new directors, our orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the Company or industry acquired before joining the Board. Materials provided to new directors include information on the Company’s business plan, financial matters, corporate governance practices, the Code of Business Conduct and Ethics, the Insider Trading Policy, and other key policies and practices. New directors are typically already familiar with the members of our Nominating and Corporate Governance Committee, but also meet with the Chairman, Chief Executive Officer and President before their first Board meeting and may also be assigned an existing director as a mentor. New Audit Committee members are provided with orientation materials targeted to that role provided by representatives from our independent registered accounting firm.

For all directors, representatives of management brief the Board regularly on topics designed to provide directors a deeper understanding of various aspects of our business. Continuing director education is provided during portions of Board and committee meetings and other Board discussions. Our focus is on items necessary to enable the Board to consider effectively longer-term strategic issues and topics that address their fiduciary responsibilities. For example, during 2021, the Board received a presentation from our Chief Information and Technology Officer on our cybersecurity protection program and then, as referenced above, the Audit Committee, which has been charged by our Board with overseeing cybersecurity risk, in each of 2022 and 2023, reviewed results from third-party assessments of various aspects of our cybersecurity program maturity and reported these results to the Board. In other years, directors have been briefed on the status of the San Francisco real estate market and on capital market activities in the REIT sector.

The Audit Committee devotes time to educating committee members about various operational risk as well as new accounting rules and standards, and other topics necessary to having a good understanding of our accounting practices and financial statements. The Nominating and Corporate Governance Committee regularly receives memoranda or briefings by legal advisors on topics such as governance trends. All of our directors are invited for tours of our properties, typically in the city where a Board meeting is occurring, or after a new acquisition.

Our Board’s engagement in the Company’s business, such as these on-site visits at our properties, provides it with useful information and perspectives.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of ten members. Each member of the Board is serving (or will serve) for a term of one year and until his or her successor is duly elected and qualified. Their term expires at each annual meeting of stockholders. Our charter and bylaws provide that a majority of the Board may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL, which is one, and unless our bylaws are amended, more than ten. Peter Linneman will not be standing for election at the 2024 annual meeting.

At the 2024 annual meeting, all of the directors will be elected to serve until the 2025 annual meeting and until their successors are duly elected and qualified. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following to serve as directors:

● Albert Behler	● Katharina Otto-Bernstein	● Paula Sutter
● Thomas Armbrust	● Mark Patterson	● Greg Wright
● Martin Bussmann	● Hitoshi Saito
● Karin Klein	● Nadir Settles

Each of these nominees, other than Nadir Settles, is a current director of the Company. As part of its diligence process, the Nominating and Corporate Governance Committee also hired a nationally acclaimed independent search firm, Korn Ferry, to help it consider Nadir Settles along with various other potential candidates. Nadir Settles was recommended to the Nominating and Corporate Governance Committee to serve as a director by the search firm. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select.

Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in an uncontested election a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be effected. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in our Board’s decision.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote “FOR” each of its director nominees.

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PROPOSAL 1: ELECTION OF DIRECTORS

Information Regarding the Director Nominees

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a director at the 2024 annual meeting, based upon information furnished by each director. The biographical information together with the table presented above under “Board Skills and Experience” and “Board Nominees Composition and Attributes”, includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director.

Name	Age	Position
Albert Behler	72	Chairman, Chief Executive Officer and President
Thomas Armbrust	71	Director
Martin Bussmann	72	Director
Karin Klein	52	Director
Katharina Otto-Bernstein	59	Director
Mark Patterson	63	Director
Hitoshi Saito	71	Director
Nadir Settles	43	Director Nominee
Paula Sutter	56	Director
Greg Wright	59	Director

DIRECTOR NOMINEES

ALBERT BEHLER
Director since 2014 Age 72 Chairman, Chief Executive Officer and President; Chair, Investment and Finance Committee

Biography

Mr. Behler has been our Chairman, Chief Executive Officer and President since 2014. Mr. Behler joined our company in October 1991 as President and Chief Executive Officer, where he oversaw all of the acquisitions and dispositions that produced our current portfolio of assets. Prior to joining our Company, Mr. Behler held various leadership positions at Thyssen, a German multinational conglomerate that he joined in 1973. He ran Thyssen Saudia Company, Ltd as Managing Director and was President of Thyssen Rheinstahl in Atlanta, Georgia from 1985 to 1991. In his positions with Thyssen, Mr. Behler was responsible for, among other duties, the acquisition, financing, development and disposition of more than ten million square feet of commercial real estate in various countries. Mr. Behler’s board and association memberships presently include serving as a member of The Real Estate Roundtable, Washington, D.C.; a member of the Board of Governors of the Real Estate Board of New York; a member of the American Council on Germany’s Business Advisory Committee; and a member of the Board of Directors of Citymeals-on-Wheels. Mr. Behler is also a former member of the Urban Land Institute, the Executive Committee of the Greenprint Foundation and the Board of Directors of the ULI Greenprint Center for Building Performance, and a former Chairman of the Association of Foreign Investors in Real Estate (AFIRE).

Qualifications

Mr. Behler studied law at the University of Cologne and graduated from Georgia State University with a Master’s degree in Business Administration.

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PROPOSAL 1: ELECTION OF DIRECTORS

THOMAS ARMBRUST
Director since 2014 Age 71 Chairman of the Supervisory Board, CURA Vermögensverwaltung; Member, Nominating and Corporate Governance Committee, Member, Investment and Finance Committee

Biography

Mr. Armbrust has been a member of our Board since 2014. Mr. Armbrust was the Managing Director of CURA Vermögensverwaltung, a real estate management firm, from 1992 through 2019 and, since January 1, 2020, he has served as chairman of its supervisory board. From 1985 to 1992, Mr. Armbrust was Vice President Tax, Accounting, Reporting and M&A of Gruner & Jahr Publishing Group, Hamburg. Prior to that, Mr. Armbrust held various other finance positions since 1977. Mr. Armbrust served as a member of the supervisory board of Otto Versand, an international retailer, until February 29, 2020. He serves as chairman of the supervisory board of ECE Group, an international shopping center manager and developer.

Qualifications

Mr. Armbrust studied national economics and received his Masters of Economics from the University of Mainz. Mr. Armbrust was selected to serve on our Board based on, among other things, his extensive experience in the real estate industry, his background in finance and his extensive knowledge of the Company.

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PROPOSAL 1: ELECTION OF DIRECTORS

MARTIN BUSSMANN
Director since 2016 Age 72
Former Trustee, Mannheim Trust; Lead Independent Director, Chair, Nominating and Corporate Governance Committee, Member, Compensation Committee

Biography

Dr. Bussmann has been a member of our Board since March 2016. Dr. Bussmann served as a director and trustee of the Mannheim Trust in New York from 1998 to December 2022, where he was responsible for the investment and management of its assets in real estate, private equity and financial investments in public equity and fixed income. During that period, he also served as director or manager of a number of the Mannheim Trust portfolio companies, including Mannheim Holdings LLC and Mannheim Real Estate LLC and their subsidiaries. He was a board member of the private Cellwar Holding AG in Switzerland and, after its reorganization, as President of Rhodanie Investment AG before its liquidation. From 1998 to 2005, he was co-trustee of the Marico Trust in New York, and from 1995 to 1998 he was manager of Margna SA/Margna Holding SA, a Luxembourg company that invested in European blue chip stocks. Prior to holding these positions, from 1980 until 1994, Dr. Bussmann spent 15 years in the pharmaceutical and chemical industries in Germany and the United States, at Knoll AG, Abbott Laboratories, BASF AG and BASF Corporation.

Qualifications

Dr. Bussmann received his Dr. juris utriusque degree from Heidelberg University and in 1977 was a Visiting Scholar at Harvard Law School. In 2021-2022 he was a Fellow in the Harvard Advanced Leadership Initiative. Dr. Bussmann was selected to serve on our Board based on, among other things, his extensive background in finance and his senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

KARIN KLEIN
Director since 2016 Age 52
Founding Partner, Bloomberg BETA; Member, Audit Committee

Biography

Ms. Klein has been a member of our Board since March 2016. Ms. Klein has been a founding partner of Bloomberg Beta, a venture capital firm which invests in early stage technology companies that make businesses work better, since 2013. Prior to launching Bloomberg Beta, Ms. Klein led new initiatives at Bloomberg L.P. from 2010 to 2013. Before joining Bloomberg L.P., from 2000 to 2010, Ms. Klein served in various roles at SoftBank, a global company which provides information technology and telecommunication services. Previously, she also held various investing and operating roles at several investment companies and co-founded a children’s education business. Ms. Klein has also served on the board of directors of Regency Centers Corporation since 2019.

Qualifications

Ms. Klein graduated summa cum laude, Phi Beta Kappa, and as a Joseph Wharton Scholar with a Master of Business Administration and a Bachelor of Science from The Wharton School and a Bachelor of Arts from the Annenberg School for Communication at the University of Pennsylvania. Ms. Klein was selected to serve on our Board based on, among other things, her extensive experience in technology-related industries, and her senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

KATHARINA OTTO-BERNSTEIN
Director since 2014 Age 59
President, Film Manufacturers Inc.

Biography

Ms. Otto-Bernstein has been a member of our Board since 2014. Ms. Otto-Bernstein is an award winning, Emmy-nominated writer and film maker, who began her career as a journalist. Currently, she is the President of Film Manufacturers Inc., an international production company specializing in the development, production and co-production of high quality fiction and non-fiction motion pictures, as well as selected works for stage and print, a position which she has held since 1992. Ms. Otto-Bernstein is also a principal owner of ECE Group, an international shopping center manager and developer, and a member of the board of directors of CURA Vermögensverwaltung, a real estate management firm. Ms. Otto-Bernstein is the chair of the Dean’s Council of the Columbia University School of the Arts and was awarded the Columbia University Alumni Medal of Achievement in 2009. She is also a member of the board of directors of the Metropolitan Opera and of the International Council of the Guggenheim Museum and served for ten years on the board of the Wildlife Conservation Society.

Qualifications

Ms. Otto-Bernstein received a Bachelor of Arts from Columbia College in philosophy and political science and a Master of Fine Arts in film from Columbia University. Ms. Otto-Bernstein was selected to serve on our Board based on, among other things, her significant ownership interest in the Company and experience in the real estate industry.

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PROPOSAL 1: ELECTION OF DIRECTORS

MARK PATTERSON
Director since 2018 Age 63
President, MRP Holdings LLC; Member, Nominating and Corporate Governance Committee

Biography

Mr. Patterson has been a member of our Board since 2018. Mr. Patterson has, since 2010, been President of MRP Holdings LLC and serves as a real estate consultant and financial advisor. He is also an Advisory Director of Investcorp, Senior Advisor to Rockefeller Capital Management and Advisory Director of Energy Impact Partners. From August 2010 until January 2015, Mr. Patterson served as Chief Executive Officer of Boomerang Systems, Inc. In August 2015, Boomerang Systems, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Until January of 2009 Mr. Patterson was a Managing Director and the Head of Real Estate Global Principal Investments at Merrill Lynch where he oversaw the real estate principal investing activities of the firm. Mr. Patterson joined Merrill Lynch in April 2005 as the Global Head of Real Estate Investment Banking and in 2006 also became the Co-Head of Global Commercial Real Estate which encompassed real estate investment banking, principal investing and mortgage debt. Prior to joining Merrill Lynch, he served as the Global Head of Real Estate Investment Banking at Citigroup from 1996 until 2005. Mr. Patterson currently serves on the board of directors for UDR, Inc. and Digital Realty Trust, Inc., is the Chairman of the Board of Americold Realty Trust, Inc., and is a former director of GGP, Inc. Throughout his career, Mr. Patterson has been involved in a variety of financing and investing activities spanning virtually all types of real estate in most major global property markets.

Qualifications

Mr. Patterson has a Bachelor of Business Administration degree from the College of William and Mary, and a Master of Business Administration degree from the Darden School of Business at the University of Virginia. He is also a Certified Public Accountant. Our Board selected Mr. Patterson to serve as director because it believes he possesses, among other things, valuable financial and real estate industry expertise, including extensive experience working with public companies in the real estate industry, as well as experience on public company boards, and his senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

HITOSHI SAITO
Director since 2022 Age 71
Former Senior Executive Managing Director and Global Head at Mitsui Fudosan Co., Ltd

Biography

Mr. Saito has been a member of our Board since 2022. Mr. Saito served as the Senior Executive Managing Director and Global Head at Mitsui Fudosan Co., Ltd., the largest publicly-traded real estate developer in Japan from 2008 to 2017. Being promoted to a board member in 2011, Mr. Saito had been directly involved in all of the global acquisitions and developments, substantially growing the portfolio to what it is today, including 55 and 50 Hudson Yards in New York as well as the BBC Television Centre in London. After joining Mitsui Fudosan in 1976, he served as CEO of Mitsui Fudosan America from 1998-2002 and Chairman of Mitsui Fudosan America’s Halekulani Corporation and Mitsui Fudosan UK from 2008-2017, before retiring in 2020. Since 2019, Mr. Saito has served as outside director and Chairman of the Advisory Committee of Tokyo Gas Company Ltd. and as Chairman of the Nomination Committee since 2021. He has also been serving as outside director of Globeship Corporation since July 2019. Previously, Mr. Saito was ULI Japan Council’s Chairman from 2010-2012, and Trustee in Japan from 2010-2016. From 2010-2016, he was a member of Keizai Doyukai (Japan Association of Corporate Executives) and Vice Chairman of China Committee. Mr. Saito also was a member of Keidanren (Japan Business Federation) from 2010-2017. He previously served as a member of our Advisory Board from 2020 to 2022.

Qualifications

Mr. Saito graduated from Hitotsubashi University with a Bachelor’s degree in commerce and management in 1976. Mr. Saito was selected to serve on our Board based on, among other things, his real estate industry experience, his diverse background, knowledge of other industries and his senior leadership experience.

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PROPOSAL 1: ELECTION OF DIRECTORS

NADIR SETTLES
Director Nominee Age 43
Managing Director and Global Head of Real Estate Impact, Nuveen Real Estate

Biography

Mr. Settles is a new nominee for election to our Board at the annual meeting. Mr. Settles is a Managing Director and Global Head of Real Estate Impact at Nuveen Real Estate in New York, where, since July 2021, among other things, he has overseen all sector portfolio operational, transactional, and asset management activity for affordable housing investments. Since January 2018, Mr. Settles has also served as Portfolio Manager and Head of NY Regional Investments. Prior to that, Mr. Settles held several other positions at Nuveen in product and business development and corporate strategy since June 2011. Mr. Settles has also held positions at Silverstein Properties, Inc. and RLJ Lodging Trust.

Qualifications

Mr. Settles graduated from St. John’s University with a Bachelor of Science degree in Business Administration and holds a Master of Science in Real Estate Finance and Investment Strategy from New York University, and a Master of Business Administration in Finance and Strategic Management from Villanova University. Mr. Settles was selected to serve on our Board based on, among other things, his knowledge and experience with capital allocation, investment activity, and strategic planning in the real estate industry, and his diverse background.

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PROPOSAL 1: ELECTION OF DIRECTORS

PAULA SUTTER
Director since 2022 Age 56
Chief Executive Officer, Paula Sutter LLC; Member, Audit Committee

Biography

Ms. Sutter has been a member of our Board since July 2022. Since 2014, Ms. Sutter has been the Chief Executive Officer of Paula Sutter LLC, a consumer brand consultancy, which she founded in October 2014. From October 2014 to December 2017, Ms. Sutter served as the Chief Executive Officer of TSG Fashion Group at TSG Consumer Partners, LLC, a private equity firm. From 1999 to October 2013, Ms. Sutter served as the President of Diane von Furstenberg Studio, L.P., a fashion company. From January 1993 to December 1998, Ms. Sutter served as a Vice President of The Donna Karan Company, LLC, a fashion company. Ms. Sutter also serves as a member of the board of directors of ThredUP, Inc. (NASDAQ: TDUP), since 2014, and Inflection Point Acquisition Corp (NASDAQ: IPAX), where she has been Executive Chairwoman since 2021, as well as a number of privately held companies.

Qualifications

Ms. Sutter holds a Liberal Arts degree in Literature from Villanova University. Ms. Sutter was selected to serve on our Board based on, among other things, her extensive experience in the retail industry and her senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

GREG WRIGHT
Director since 2020 Age 59
Chief Investment Officer, Digital Realty Trust, Inc.; Chair, Compensation Committee

Biography

Mr. Wright has been a member of our Board since 2020. Since January 2019, he has been the Chief Investment Officer at Digital Realty Trust, Inc., a publicly-traded REIT specializing in data centers, with responsibility for spearheading the company’s investment and other capital allocation activities. Prior to joining Digital Realty, from 2005 to December 2018, Mr. Wright was Co-Head of Americas Real Estate and Managing Director of the Real Estate, Gaming & Lodging Group at Bank of America Merrill Lynch. During his tenure at Bank of America Merrill Lynch, he provided strategic and financial advice to clients across a broad spectrum of real estate, infrastructure and related sectors, including the Company during its initial public offering. Before his time at Bank of America Merrill Lynch, Mr. Wright served as a Managing Director in the Real Estate & Lodging Group at Citigroup where he was responsible for originating and executing strategic advisory and capital raising assignments, as well as general client coverage. During his 25-year investment banking career, he successfully completed over $200 billion of M&A transactions, asset sales, joint ventures, public and private debt and equity offerings, and bank loans for clients. Many of these transactions have been the largest, most noteworthy transactions in the REIT sector. For example, Mr. Wright led teams that acted as the sole sell-side advisor on the largest REIT merger in history and that served as an active bookrunner on the two largest REIT initial public offerings to date, one of which was the Company’s. He also worked at Trammell Crow Company in Washington, DC where he was a member of the finance team responsible for acquisitions, dispositions and joint ventures, as well as construction and permanent debt financings across multiple product types.

Qualifications

Mr. Wright received a Bachelor of Arts degree in Finance from the University of Maryland and a Master of Business Administration degree from the University of Michigan. Mr. Wright was selected to serve on our Board based on, among other things, his extensive experience in the real estate industry and his valuable financial industry expertise, including extensive experience working with public companies.

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EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Biographical Information Regarding Executive Officers Who Are Not Directors

As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position
Wilbur Paes	46	Chief Operating Officer, Chief Financial Officer and Treasurer
Peter Brindley	47	Executive Vice President, Head of Real Estate
Gage Johnson	62	Senior Vice President, General Counsel and Secretary
Ermelinda Berberi (1)	43	Senior Vice President, Chief Accounting Officer

(1)	Denotes an officer who does not meet the definition of executive officer under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not a named executive officer (“NEO”).
WILBUR PAES
Chief Operating Officer, Chief Financial Officer and Treasurer Age 46

Biography

Mr. Paes has been our Chief Operating Officer, Chief Financial Officer and Treasurer since February 2021. Before being appointed Chief Operating Officer, Chief Financial Officer and Treasurer, Mr. Paes served as Executive Vice President, Chief Financial Officer and Treasurer since March 2016; and prior to that, Mr. Paes served as Senior Vice President and Chief Accounting Officer since 2014. Prior to joining our executive management team in 2014, Mr. Paes was a Senior Vice President at Vornado Realty Trust, a publicly-traded REIT, where he spent over 11 years and held a myriad of positions in accounting and finance. Prior to that, Mr. Paes worked for the international public accounting firms of KPMG LLP and Arthur Andersen LLP, where he served some of the firms’ largest real estate clients.

Qualifications

Mr. Paes graduated from Queens College of the City University of New York with a Bachelor of Arts degree in Accounting and Information Systems. He is a Certified Public Accountant, licensed in the State of New York, and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

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EXECUTIVE OFFICERS

PETER BRINDLEY
Executive Vice President, Head of Real Estate Age 47

Biography

Mr. Brindley has been our Executive Vice President, Head of Real Estate since February 2021. Before being appointed Executive Vice President, Head of Real Estate, Mr. Brindley served as Executive Vice President, Leasing since December 2017. Before being appointed Executive Vice President, Leasing, Mr. Brindley was Senior Vice President, Leasing of our New York portfolio since September 2015. Mr. Brindley joined our company in December 2010 as Vice President of Leasing. Prior to joining our Company, he served as a Senior Director at Tishman Speyer in their New York office. Prior to joining Tishman Speyer in 2004, Mr. Brindley worked at CB Richard Ellis in the brokerage services group. He is a member of the board of directors of the Avenue of the Americas Association, where he serves as Treasurer. He is also a member of the Real Estate Board of New York.

Qualifications

Mr. Brindley graduated from Ithaca College with a Bachelor of Science in Business and received his Master of Science degree in Real Estate Finance & Investment from New York University.

GAGE JOHNSON
Senior Vice President, General Counsel and Secretary Age 62

Biography

Mr. Johnson has been our Senior Vice President, General Counsel and Secretary since 2014. Mr. Johnson joined our company in May 2009 as General Counsel, and since 2021 has chaired our Sustainability Committee. Previously, from 2005-2009, Mr. Johnson was General Counsel of Citi Property Investors, the global real estate investment management arm of Citigroup, where he was a Managing Director responsible for virtually all legal aspects of real estate investments throughout the United States, Europe and Asia in all property sectors. From 2003 to 2005, Mr. Johnson was an Executive Director in the Law Department at Morgan Stanley Real Estate, the investment firm’s real estate unit. From 1998 to 2003, Mr. Johnson served in various roles at Lend Lease Real Estate, part of a publicly-traded property group specializing in project management and construction, real estate investment and development, most recently as General Counsel. Prior to joining Lend Lease Real Estate, Mr. Johnson was an attorney with the law firm of Paul Hastings LLP in Washington, D.C. He was formerly the Vice Chairman, Treasurer, and a member of the Executive Committee of the Board of Directors of The National Aquarium in Washington, D.C.

Qualifications

Mr. Johnson graduated from Princeton University with a Bachelor of Arts degree from the Princeton School of Public & International Affairs and from the University of Virginia School of Law with a Juris Doctorate.

2024 Proxy Statement | 37

EXECUTIVE OFFICERS

ERMELINDA BERBERI
Senior Vice President, Chief Accounting Officer Age 43

Biography

Ermelinda Berberi has been our Senior Vice President, Chief Accounting Officer since April 2017. Before being appointed Senior Vice President, Chief Accounting Officer, Ms. Berberi was Senior Vice President, Finance since April 2016. Prior to joining us in 2016, Ms. Berberi spent over 12 years at Deloitte & Touche LLP in various positions, most recently as an audit Senior Manager in the northeast real estate audit practice, where she served some of the firm’s largest publicly-traded REITs.

Qualifications

Ms. Berberi graduated from Montclair State University with a Bachelor of Arts degree in Accounting and received her Master of Business Administration degree from Rutgers University. She is a Certified Public Accountant, licensed in the State of New Jersey, and a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

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COMPENSATION DISCUSSION AND ANALYSIS

The individuals who constitute our NEOs in any given year are determined in accordance with applicable SEC rules and include our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and the other individuals who constitute NEOs in accordance with such rules. For 2023, the following individuals are collectively referred to as our NEOs:

Name	Title
Albert Behler	Chairman, Chief Executive Officer and President
Wilbur Paes	Chief Operating Officer, Chief Financial Officer and Treasurer
Peter Brindley	Executive Vice President, Head of Real Estate
Gage Johnson	Senior Vice President, General Counsel and Secretary

2023 Say-on-Pay Vote

At our 2023 annual meeting of stockholders, a non-binding, advisory resolution approving the compensation paid to our NEOs, as disclosed in our 2023 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders, with approximately 83% of the votes cast having been voted in favor of the proposal to approve such resolution. The Compensation Committee has considered the results of this vote and, as a result of the high percentage of votes cast in favor of this resolution, the Committee viewed these results as an indication of stockholders’ overall satisfaction with the manner in which we compensated our NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

Process for Determining Executive Compensation

Based on the continued stockholder support we received in 2023 on our “Say-on-Pay” advisory vote, the Compensation Committee continued to use a similar process in determining the executive compensation of our NEOs, which included:

●	commissioning a Peer Group Compensation Benchmarking Analysis prepared by Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant retained by the Compensation Committee, to ensure that our compensation program was competitive with those of other publicly-traded REITs in our peer group;
●	establishing an appropriate balance between fixed compensation (base salary), variable Short-Term Incentive Compensation (“STIC”) (cash bonus) and variable Long-Term Incentive Compensation (“LTIC”) (equity awards);
●	awarding a majority of the NEOs’ equity compensation in the form of performance-based equity awards that use multi-year NOI performance goals, subject to modification based on relative Total Shareholder Return (TSR) hurdles against our most directly comparable NYC office peers, with a potential further downward modification in the event that our absolute TSR is negative during the measurement period;
●	assessing our performance against rigorous pre-established formulaic quantitative financial and operational goals (Corporate Objectives), and qualitative individual performance goals (Individual Objectives) pursuant to our STIC program, which were approved by the Compensation Committee in early 2023; and
●	considering our NEOs’ total compensation over time, both on a “reported” basis and on a “realized” basis after adjusting for performance.

Executive Compensation Philosophy

Our executive compensation program is designed to incentivize the creation and maximization of long-term stockholder value by aligning the compensation structure for executives with the achievement of our business strategies. In order to meet our objectives, our executive compensation program includes several elements designed to:

●	Attract and Retain Highly Talented Executives: We provide fixed base salaries that reflect the highly competitive markets in which we operate, changes in responsibilities and merit increases.
●	Pay-for-Performance: We seek to align the interests of our executives with our long-term stockholders by tying the vast majority of their non-salary compensation to performance-based incentives, through a:
o	Short-Term Incentive Compensation (cash bonus) program designed to motivate our executives through a strong emphasis on performance, with components rewarding financial, operational and individual performance; and a
o	Long-Term Incentive Compensation (equity awards) program designed to create an appropriate link between compensation and the creation of stockholder value, including multi-year performance-based awards tied to profitability and total stockholder returns.

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COMPENSATION DISCUSSION AND ANALYSIS

●	Create a Balanced Approach: The Compensation Committee recognizes that our unique portfolio of highly coveted assets is among the most concentrated in the industry, both in terms of the number of markets in which we operate, as well as in the unusually high value per asset that we own. As such, in order to mitigate some of the potential volatility which can arise through concentration, the Compensation Committee believes that an executive compensation program with a greater number of elements (but with less value in each) will:
o	Reduce the volatility of annual compensation, resulting in potentially higher employee retention;
o	Potentially mitigate the risk that any individual element may receive inordinate focus and encourage excessively risky behaviors; and
o	Promote a long-term view by connecting executives’ realized compensation to the decisions that they make, as the majority of their annual compensation vests over a period of four years.

2023 COMPENSATION DECISIONS(1)

CEO

0%	88%	70%	60%
Increase in	of Pay is	of Total	of Equity based on
Base Salary since	Variable and	Compensation paid	achievement of
2014	not Guaranteed	in Equity	multi-year NOI goals
subject to TSR hurdles

All Other NEOs

0%	81%	55%	50%
Increase in	of Pay is	of Total	of Equity based on
Base Salary	Variable and	Compensation paid	achievement of
since 2021	not Guaranteed	in Equity	multi-year NOI goals
subject to TSR hurdles

(1) Excludes equity awards issued under the Incentive and Retention Plan described below, that are variable and not guaranteed.

2024 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS

Incentive and Retention Plan: One-Time, Front Loaded Equity Awards

Since the onset of the pandemic in 2020, the office real estate sector has faced a number of headwinds – the pervasiveness of “work-from-home” has contributed to reduced demand for office space, broader recession concerns have led companies to be cautious in renewing or expanding their office footprint, higher interest rates and limited numbers of property transactions have negatively impacted asset valuations, lending activity remains nearly nonexistent, and higher inflation has reduced profit margins – all of which have led to significant stock price declines for office REITs, including the Company. The decline in the Company’s stock price has dramatically impacted the value of previously-awarded equity compensation, impairing the strength of retention and contributing to significantly higher rates of employee turnover.

To ensure the continued engagement and retention of employees, and to motivate them to take actions that drive long-term shareholder value creation, on September 8, 2023, the Compensation Committee granted equity awards to a broad group of employees, including the Company’s named executive officers under the Company’s Incentive and Retention Plan. The Incentive and Retention Plan awards are intended to be in lieu of the 2024 and 2025 annual equity awards.

The rationale for “front-loading” the 2024 and 2025 annual grants in late 2023 were as follows:

●	Provide employees with a meaningful amount of equity to reinforce incentives and alignment;
●	Directly link pay delivery with performance, with a significant portion of the grant delivering value only if rigorous stock price hurdles are achieved;
●	Incentivize employees to drive shareholder value and in turn share in that value creation as the stock price recovers; and
●	Extend the vesting period to enhance employee retention amidst market volatility and uncertainty.

To avoid providing a windfall to our executive officers in connection with certain qualifying terminations, only 50% of the Incentive and Retention Plan awards will be eligible for accelerated vesting prior to February 1, 2025, when our 2025 annual equity awards would have been granted in the ordinary course. In addition, and in contrast to previously granted annual equity awards, the Incentive and Retention Plan awards are subject to “double-trigger” vesting in connection with a change in control such that the service-based and performance-based vesting conditions of the awards will continue to apply following a change in control, subject to the provisions governing qualified terminations.

Because the Incentive and Retention Plan awards were intended to replace the next two years of annual equity awards, the grant values for the named executive officers, other than the CEO, had grant-date fair values equal to two times the grant-date fair value of the 2023 annual long-term incentive (“LTI”) awards. Mr. Behler’s Incentive and Retention Plan grant value was lower at 1.76 times the grant-date fair value of his 2023 annual LTI awards; the approximately $1.5 million in cost savings was allocated to Incentive and Retention Plan awards for other employee participants who are not named executive officers.

Executive	2023 Grant-Date Fair Value of LTI Awards	Incentive and Retention Plan		P-AOLTIPs Grant-Date Fair Value	T-LTIPs Grant-Date Fair Value
		Grant-Date Fair Value	Multiple of 2023 Annual LTI
Albert Behler	$6,250,000	$11,000,000	1.76x	$6,600,000	$4,400,000
Wilber Paes	2,400,000	4,800,000	2x	2,400,000	2,400,000
Peter Brindley	1,600,000	3,200,000	2x	1,600,000	1,600,000
Gage Johnson	525,000	1,050,000	2x	525,000	525,000

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practices

What We Do		What We Do Not Do
✓

A significant portion of our executive officers’ total compensation opportunity is based on performance (i.e., not guaranteed) and salaries comprise a modest portion of each executive officer’s total compensation opportunity.

		Ð	We do not provide tax gross-up payments to any of our executive officers.
✓	We established a formulaic short-term incentive bonus program based on rigorous goals for management.	Ð	We do not provide “single-trigger” change in control cash severance payments.
✓	We align our executive officers with our long-term investors by awarding a significant percentage of their equity compensation in the form of performance-based equity awards.	Ð	We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; incentive compensation is not based on a single performance motive.
✓	We enhance executive officer retention with time-based, multi-year vesting equity incentive awards.	Ð	We do not guarantee annual salary increases or minimum cash bonuses.
✓	We have a clawback policy.	Ð	We do not have uncapped bonus pay-outs.
✓	We have robust minimum stock ownership guidelines for our executives and directors.	Ð	We do not allow hedging of our stock.
✓	We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors.	Ð	We do not allow for repricing of stock options.

2024 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group Benchmarking

In developing our executive compensation programs, the Compensation Committee commissioned a peer group compensation benchmarking analysis to ensure that our programs are competitive with those of other publicly-traded REITs, including taking into account the cost of attracting and retaining talented executives in the New York City marketplace. The Compensation Committee developed an appropriate peer group for our Company with the advice of FW Cook, its independent compensation consultant.

In establishing an appropriate peer group, the Compensation Committee not only focused on publicly-traded REITs relative to our size (both including and excluding our fund and asset management business as further discussed below), but also included publicly-traded REITs in the office sector that compete in high-barrier, high-cost markets like New York City and San Francisco, markets in which we operate and compete for talent. The Compensation Committee included companies like Boston Properties, Inc., SL Green Realty Corp. and Vornado Realty Trust (Vornado) in our peer group, notwithstanding their larger relative size, because these companies are office REITs that operate in the same markets as we do. As a result, they compete with us for talent and deal flow and, like us, two of these companies are headquartered in New York City where approximately 95% of our employees are based, including all of our NEOs. For example, our Chief Operating Officer, Chief Financial Officer and Treasurer, Wilbur Paes, joined us from Vornado, where he had spent over 11 years and prior to joining our executive team, served as a Senior Vice President at Vornado.

In addition, the Compensation Committee also examined various other factors including:

●	companies that cite us as a peer;
●	companies to which sell-side analysts compare us; and
●	companies selected by outside proxy advisory firms for their comparative peer groups.

Based on these factors, the Compensation Committee selected the following 11 publicly-traded REITs focused on the office sector as members of our peer group. The Compensation Committee evaluates the members of our peer group each year to ensure that they continue to be appropriate and to determine whether other companies should be added and/or whether existing companies should be removed.

●	Alexandria Real Estate Equities, Inc.
●	Boston Properties, Inc.
●	Corporate Office Properties Trust(1)
●	Douglas Emmett, Inc.
●	Empire State Realty Trust, Inc.
●	Highwoods Properties, Inc.
●	Hudson Pacific Properties, Inc.
●	Kilroy Realty Corporation.
●	Piedmont Office Realty Trust, Inc.
●	SL Green Realty Corp.
●	Vornado Realty Trust
(1)	In September 2023, subsequent to the determination of our peer group, Corporate Office Properties Trust changed its name to COPT Defense Properties.

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COMPENSATION DISCUSSION AND ANALYSIS

Fund and Asset Management Business

Our Company maintains a slightly different structure than the majority of our peers. In addition to the real estate assets owned by us, we also maintain a meaningful ancillary fund and asset management business that is not directly captured in our total capitalization. The total value of assets under management underlying our fund and asset management business is approximately $1.7 billion, which includes equity and debt fund investments and commitments, investments in properties by third party joint venture partners and other assets for which we typically provide leasing, asset management and property management services. To better depict the full breadth of oversight, we have provided a comparison of our size to our compensation peers by showing our total capitalization both with and without the impact of the fund and asset management business as well as the value of total assets versus the peers and both with and without the impact of our fund and asset management business.

●	As of December 31, 2023, excluding our fund and asset management business, on a total capitalization and total assets basis, we ranked at the 24th percentile and 39th percentile, respectively.
●	As of December 31, 2023, including our fund and asset management business, on a total capitalization and total asset basis, we ranked at the 45th percentile and 60th percentile, respectively.

Select size statistics for the peer group are shown below:

After our peer group was established, FW Cook provided market data and practices of the peer group for the Compensation Committee to consider, as well as executive compensation trends and developments. Specifically, FW Cook provided information regarding the design and levels of compensation paid by our peers and overall counsel to determine the appropriate incentive design for our Company. Such compensation data for peers was analyzed by the Compensation Committee with the assistance of FW Cook.

For purposes of determining our overall target level of executive compensation (i.e., base salary, annual incentive cash bonus and long-term equity incentive compensation), the Compensation Committee reviews both target total compensation and the mix of compensation components provided by our peer group to executives in comparable positions. However, an executive’s target compensation is not mechanically set to be at a particular percentile of the peer group. The Compensation Committee also takes into account the executive’s role and experience, as compared to our peers’ executives, and other factors, such as retention and responsibility. In addition, the Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular executive should be made based on a full review of the individual and his or her role within the organization, Company performance as well as market data.

2024 Proxy Statement | 45

COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay-for-Performance Alignment

CEO Pay Structure

FIXED PAY	Base Salary	●	No increase in base salary since our initial public offering in 2014

VARIABLE PAY	Short-Term Incentive Compensation (Cash Bonus)	● ● ●	100% based on rigorous goals established in early 2023; 70% based on formulaic Corporate Objectives; 30% based on Individual Objectives

	Long-Term Incentive Compensation(1) (Equity Awards)	● ●

60% based on the achievement of three-year cumulative NOI goals, subject to modification based on three-year TSR relative to the performance of our CBD focused New York City office peers; additional one-year post-vesting “no sale” restriction on any earned performance-based shares;
40% based on continued service over a four-year vesting period

(1) Reflects the 2023 annual LTI awards and does not include equity awards issued under the Incentive and Retention Plan described on page 42, that are variable and not guaranteed, and that are intended to be in lieu of the 2024 and 2025 annual LTI awards.

CEO Performance-Based Equity Awards

The chart below provides a summary of the status of the performance-based awards granted to our CEO over the past five years (2019-2023), which represents the vast majority of his compensation opportunity, including the actual and/or potential payout outcomes based on our performance over the respective periods.

(1)	Assumes performance for the three-year performance measurement period applicable to these awards continued at the same annualized rate as we experienced from the beginning of the performance period through December 31, 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

Reported vs. Earned Pay

Below is a chart comparing the “reported” pay for our CEO in the Summary Compensation Table against the actual pay earned by our CEO. For purposes of this chart, we excluded from each “earned” column all performance-based equity awards that were not earned based on our performance through the end of the applicable performance period or, if the performance period had not yet concluded, would not have been earned as of December 31, 2023 (as referenced in the chart on page 46 – CEO Performance-Based Equity Awards). Additionally, the dollar amounts for all equity awards included as earned in the table below are based on a value of $5.17 per share, which was the closing price on the NYSE of one share of our common stock on December 29, 2023.

(1) The 2023 “reported” and “earned” amounts exclude the impact of equity awards issued under the Incentive and Retention Plan described on page 42. Due to the SEC rules, the grant date fair value of these equity awards appear in the Summary Compensation Table; however, they are intended to be in lieu of the 2024 and 2025 annual LTI awards and as such are excluded from the amounts above.

2024 Proxy Statement | 47

COMPENSATION DISCUSSION AND ANALYSIS

TSR Drives Earned Pay

The Compensation Committee believes that TSR should ultimately drive actual pay earned in order to ensure alignment with our stockholders. Accordingly, a significant portion of what our CEO earns over time is driven by our TSR. By awarding a substantial portion of our CEO’s total compensation in the form of multi-year long-term performance-based equity awards, there is a strong alignment of the actual pay earned by our CEO with that of the returns to our stockholders. For example, over the past five years, our TSR has fallen short of our required thresholds and our stock has underperformed our peer set on a relative basis. As a result, the actual pay earned over the past five years (2019 – 2023) by our CEO has equated to only 44% of his total “reported” pay demonstrating our strong “pay-for-performance” philosophy.

Elements of Our Compensation Program

The Target compensation provided to our NEOs in 2023 (which excludes awards issued under the Incentive and Retention Plan described on page 42) consisted of Base Salary, Short-Term Incentive Compensation (cash bonus) and Long-Term Incentive Compensation (equity awards). The following charts illustrate the mix of Target compensation elements for our CEO and other NEOs for 2023.

*	Includes Messrs. Paes, Brindley and Johnson.
(1)	Consists of annual equity grants comprised of 60% performance-based equity awards and 40% time-based equity awards.
(2)	Consists of annual equity grants comprised of 50% performance-based equity awards and 50% time-based equity awards.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

The base salary payable to each NEO provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by the Compensation Committee and, subject to contractual obligations we have with the NEO, may be adjusted to better match competitive market levels or to recognize an executive’s professional growth, development and increased responsibility. Below are the details of the annual base salaries for each of our NEOs.

	Base Salary
Executive	2023	2022	Change (%)
Albert Behler	$ 1,100,000	$ 1,100,000	0.0%
Wilbur Paes	650,000	650,000	0.0%
Peter Brindley	560,000	560,000	0.0%
Gage Johnson	390,000	390,000	0.0%
Total	$ 2,700,000	$ 2,700,000	0.0%

Our CEO’s base salary has remained the same since 2014, and our NEOs base salaries have remained unchanged since 2021.

Short-Term Incentive Compensation (“STIC”)

The Compensation Committee has established a STIC (cash bonus) program for our NEOs pursuant to our Executive Compensation Philosophy, which is to (i) promote a “pay-for-performance” structure and align the interests of our NEOs with that of our long-term stockholders by tying a vast majority of our NEOs non-salary compensation to performance-based incentives, and (ii) create a balanced approach with an appropriate mix of cash and equity compensation. The STIC program is intended to cover annual performance periods and provides our NEOs with the opportunity to earn awards at various performance levels based on the achievement of:

●	Quantitative financial and operational goals (“Corporate Objectives”); and
●	Qualitative individual performance goals (“Individual Objectives”).

The STIC program is designed to encourage outstanding individual and Company performance by motivating the NEOs to achieve key Corporate and Individual Objectives by rewarding performance measured against those objectives. The STIC program results in awards being paid 100% in cash, however in an effort to further align the interests of our NEOs with that of our stockholders, for 2023, each NEO had the opportunity to exchange all or a portion of his cash bonus for equity, pursuant to our “Bonus Exchange Program” as more fully described on page 61.

In February 2023, the Compensation Committee approved our STIC program. For each NEO, the Compensation Committee established three specific performance levels that could be achieved:

●	Threshold (50% of target);
●	Target; and
●	Maximum (150% of target)

To the extent performance falls between two levels, awards would be earned by linear interpolation. In the event that actual performance does not meet the threshold requirement, no awards are earned, and to the extent actual performance is above the maximum requirement, the earned awards are capped at the maximum.

2024 Proxy Statement | 49

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determined the target amount for each NEO under the STIC program primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors, feedback received from our stockholders and contractual obligations we have with the NEO. The target amounts for Messrs. Behler, Paes and Brindley were equal to 150% of their base salaries and represented the minimum target amounts set forth in their employment agreements with us that were in effect for 2023. The target amount for Mr. Johnson was set at 100% of his base salary, which was in-line with his target in the prior year.

Prior to approving our STIC program, the Compensation Committee was extensively involved with the goal-setting process to ensure that the performance objectives were both appropriate and rigorous. In some instances, the Compensation Committee established “target goals” that were more rigorous than those set forth in the Company’s Earnings Guidance. For example, the midpoint of the Company’s Earnings Guidance provided for 2023 Core FFO of $0.91 per share but the Compensation Committee set a more rigorous Core FFO Target of $0.92 per share for the purposes of our STIC program.

The following table lists the goals and related ranges for Threshold, Target and Maximum performance that were established by our Compensation Committee.

Goals		Threshold	Target	Maximum
Core FFO Per Share	~ ~	$0.89	$0.92	$0.95
Square Footage of Signed Leases	~ ~	600,000	750,000	900,000
Same Store Leased Occupancy	~ ~	90.8%	91.3%	91.8%
G&A Expenses (in millions)	~ ~	$59.5	$58.5	$57.5
Fund Raising (JV and Fund Capital) (in millions)	~ ~	$100.0	$200.0	$300.0
ESG (in points)	~ ~	12	16	20

The pages that follow provide a detailed description of the above-referenced Corporate Objectives for management that were approved by the Compensation Committee, including:

●	the reasons these objectives were selected;
●	the rationale for the designated hurdles; and
●	the results achieved and the corresponding payouts earned.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #1

Core FFO Per Share

Why was this measure chosen?

FFO is a widely-used non-GAAP measure of operating performance for REITs to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gain on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.

Core FFO is an alternative measure of operating performance used by us because it adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods in order to reflect the Core FFO of our real estate portfolio and operations.

For a reconciliation of Core FFO to the most directly comparable GAAP measure and additional information regarding this non-GAAP financial measure, see pages 60-65 of our Annual Report on Form 10-K for the year ended December 31, 2023.

What was our Target and considerations in establishing the Target?

Given that our internal budget assumed a 2023 Core FFO of $0.90 per share, or 8.2%, below that of the prior year, the Compensation Committee further discussed with management and its independent compensation consultant, the reasons for such decline and the appropriateness of setting a Core FFO Target that was lower than the prior year. Specifically, the Compensation Committee took into account:

●	Prior year Core FFO results – which was $0.98 per share;
●	Wall Street Consensus estimates – which was $0.91 per share at the beginning of the year;
●	Scheduled lease expirations in 2023, including lease expirations of two of the Company’s top 10 tenants, aggregating over 500,000 square feet, both of which had informed the Company of their intention to vacate their space upon lease expiration;
●	The timing of such expirations and the prospect of leasing any expiring space in 2023, including the potential of any positive impact to 2023 Core FFO from such lease up; and
●	The current market environment, which was marred by high inflation, high interest rates and broader recession concerns, all of which impacted the Company’s Core FFO earnings.

Based on the factors considered above, the Compensation Committee established a Target for 2023 Core FFO of $0.92 per share, with a range of $0.89 per share (Threshold) to $0.95 per share (Maximum). In determining the appropriateness of the Core FFO Target for 2023, the Compensation Committee sought to balance the challenges of the current operating environment with that of setting a Core FFO Target that was below that of the prior year. The Core FFO Target of $0.92 per share was $0.01 per share above Wall Street Consensus estimates of $0.91 per share, and $0.02 per share above the Company’s internal projections of $0.90 per share.

2024 Proxy Statement | 51

COMPENSATION DISCUSSION AND ANALYSIS

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	25.0%	144,375	433,125	336,875
Paes	30.0%	87,750	263,250	204,750
Brindley	20.0%	50,400	151,200	117,600
Johnson	20.0%	23,400	70,200	54,600

(1) Includes a $0.06 per share add-back for the non-cash straight-line rent write off related to the regional banking crisis in which two of our tenants, including our largest tenant (First Republic Bank), filed for bankruptcy.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #2

Square Footage of Signed Leases

Why was this measure chosen?

Leasing is a very important aspect of our business and the amount of square feet leased has a direct impact on the current and future cash flows of our business.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2023 Square Footage of Signed Leases, the Compensation Committee considered, among other things, the following:

●	The Square Footage of Signed Leases in the prior year – which amounted to 947,135 square feet;
●	Our historical average of Square Footage of Signed Leases – which was approximately 888,000 square feet per year;
●	Our internal budgets – which amounted to 747,000 square feet;
●	The existing vacant square footage and the renewal probability of leases expiring in the current year; and
●	The current market environment, including the demand for office space amidst broader recession concerns.

Based on, among other factors, the items considered above, the Compensation Committee established a leasing Target for 2023 of 750,000 square feet, with a range of 600,000 square feet (Threshold) to 900,000 square feet (Maximum). The Target of 750,000 square feet was slightly above our internal budgets.

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	10.0%	57,750	173,250	111,461
Paes	10.0%	29,250	87,750	56,454
Brindley	25.0%	63,000	189,000	121,594
Johnson	10.0%	11,700	35,100	22,582

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #3

Same Store Leased Occupancy

Why was this measure chosen?

Same Store Leased Occupancy is used to measure the occupancy of properties that were owned by us in a similar manner during both the current period and prior reporting periods. The occupancy levels of our properties have a direct impact on the current and future cash flows of our business.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2023 Same Store Leased Occupancy, the Compensation Committee considered, among other things, the following:

●	The leased occupancy rate of our same store portfolio at the end of the prior year – which was 91.3%;
●	The square footage of leases that were scheduled to expire in 2023 and the resulting impact to Same Store Leased Occupancy – which amounted to 440 bps;
●	Our internal budgets – which called for Same Store Leased Occupancy of 91.3% at year-end 2023;
●	The existing vacant square footage, including the renewal probability of leases expiring in the current year and its impact on same store leased occupancy; and
●	The current market environment, including the demand for office space amidst broader recession concerns.

Based on the items considered above, the Compensation Committee established a Target for 2023 Same Store Leased Occupancy of 91.3%, with a range of 90.8% (Threshold) to 91.8% (Maximum). The Target for Same Store Leased Occupancy of 91.3% was in line with our internal budgets.

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	10.0%	57,750	173,250	0
Paes	10.0%	29,250	87,750	0
Brindley	25.0%	63,000	189,000	0
Johnson	10.0%	11,700	35,100	0

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #4

Corporate Overhead

Why was this measure chosen?

Corporate overhead costs are essentially our general and administrative costs, adjusted to exclude certain items as determined by our Compensation Committee, and are primarily comprised of costs to run our business, including payroll costs and professional fees. It is used by our investors and analysts to determine how efficiently we manage our business, while taking into account the size of our Company, including the inherent costs of being a public company.

What was our Target and considerations in establishing the Target?

In establishing the 2023 Target for Corporate Overhead, the Compensation Committee considered, among other things, the following:

●	General and administrative costs incurred in the prior year – which amount to $59.5 million;
●	The markets in which we operate and compete for talent – 95% of our employees are based in New York City (our headquarter location);
●	The current job market environment, including high inflation and its impact on compensation – which was in excess of 7.5%; and
●	Our internal budgets for corporate overhead, including initiatives undertaken to manage costs.

Based on the items considered above, the Compensation Committee established a Corporate Overhead Target of $58.5 million, with a range of $59.5 million (Threshold) to $57.5 million (Maximum).

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	15.0%	86,625	259,875	242,550
Paes	25.0%	73,125	219,375	204,750
Brindley	10.0%	25,200	75,600	70,560
Johnson	10.0%	11,700	35,100	32,760

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #5

Fundraising (JV and Fund Capital)

Why was this measure chosen?

Raising capital through funds and joint ventures provides us flexibility to grow and execute on our business plan, especially at times when our own cost of equity capital is constrained. Further, it helps us generate fee income and enhances the overall returns to our stockholders.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2023 Fundraising, the Compensation Committee considered, among other things, the following:

●	The Fundraising achieved in the prior year – which amounted to $100 million;
●	Our historical Fundraising average – which amounted to approximately $155 million per year; and
●	The ongoing effects of the global pandemic and the demand for office space, which has been impacted by work-from-home, rising interest rates and broad recession concerns.

Based on, among other factors, the items considered above, the Compensation Committee established a 2023 Fundraising Target of $200 million, with a range of $100 million (Threshold) to $300 million (Maximum).

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	25.0%	144,375	433,125	0
Paes	10.0%	29,250	87,750	0
Brindley	10.0%	25,200	75,600	0
Johnson	15.0%	17,550	52,650	0

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #6

Environmental, Social and Governance

Why was this measure chosen?

ESG matters have not only become increasingly important to us as a Company, but also to our investors and the communities in which we operate. Improving upon our ESG initiatives has helped us retain employees, manage operating costs, attract premium tenants and ultimately enhance portfolio value.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2023 ESG Initiatives, the Compensation Committee reviewed the Company’s 2023 ESG Plan and selected 15 objectives for the Company’s STIC plan. The Compensation Committee then assigned a point value to each objective based on discussions with FW Cook and established a Target for 2023 ESG Initiatives of 16 points, with a range between 12 (Threshold) and 20 (Maximum). The table below lists each objective, including the assigned point value and the Company’s final achievement relative to each objective.

HIDDEN_ROW
	Goals	Rationale / Considerations	Point Value	Goal Outcome
	Align the ESG Sustainability Report with the United Nations Sustainable Development Goals	The UN SDGs is a framework where an organization can align with a comprehensive strategy related to global sustainable development and the associated challenges	1	✓
Reporting	Disclose data in ESG Report following GRI (Global Reporting Initiative) framework	The GRI Standards are designed as a modular set of disclosures, allowing businesses to report on their impacts on the economy, environment, and people in a comparable and credible way, thereby increasing transparency	2	✓
	Integrate SASB (The Sustainability Accounting Standards Board) metrics into ESG Report	SASB provides a complete set of globally applicable disclosures which identify the minimal set of financially material sustainability topics and their associated metrics for a typical company in an industry	2	✓

Data Quality	Perform internal gap analysis in preparation for pending SEC disclosure requirement	Proposed in March 2022 and approved in March 2024, the SEC promulgated new rules that require disclosure of environmental performance data in financial filings	2	✓

TCFD	Support TCFD (Taskforce on Climate-related Financial Disclosures) and publish a TCFD Report	The TCFD report is a narrative explanation of how a company manages climate-related risks and opportunities	1	✓

CDP	Maintain or improve “B” Rating	CDP is a voluntary questionnaire that evaluates a company’s management of climate-related risks and opportunities	1	✗

MSCI	Improve rating from prior year (BB) to (BBB)	The MSCI ESG Rating is designed to measure a company’s resilience to long-term, industry material ESG risks, and evaluates exposure to and management of ESG risks relative to peers	1	✓

Fitwel	Maintain Fitwel certification for entire REIT portfolio	Fitwel is the world’s leading certification system committed to building health for all	1	✓

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COMPENSATION DISCUSSION AND ANALYSIS

LEED	Achieve LEED (Leadership in Energy and Environmental Design) Platinum for Corporate Office	LEED is the most widely used green building rating system in the world, and LEED certification is a globally recognized symbol of sustainability achievement and leadership	2	✓
	Maintain LEED certification for entire REIT portfolio		1	✓

Energy Star	Achieve ENERGY STAR Tenant Space through TT collaboration	Collaborating with tenants will enable Paramount to reduce overall energy consumption beyond the base building operations which we control	1	✓
	Achieve the coveted ENERGY STAR "Partner-of-the-Year" designation	ENERGY STAR “Partner of the Year” is awarded by the EPA and recognizes best practices in energy management from a select pool of national applicants	1	✓

Property Marketing	ESG Spec Sheet for each property	Create marketing sheets for each property that summarize ESG highlights and will be used for tenant engagement and as a leasing tool	2	✓

Social	Organize paid employee Volunteer Day	This initiative encourages employees to take 8 paid hours of volunteering each year with an employee-selected organization	1	✓
	Offer stipend for employee affinity group participation	Participation empowers employees to build connections based on shared characteristics or interests	1	✓
			19

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	15.0%	86,625	259,875	238,219
Paes	15.0%	43,875	131,625	120,656
Brindley	10.0%	25,200	75,600	69,300
Johnson	35.0%	40,950	122,850	112,613

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COMPENSATION DISCUSSION AND ANALYSIS

Evaluation of Corporate Objectives

After evaluating the achievement of each Corporate Objective and factoring their relative weighting with respect to each NEO, the Compensation Committee awarded the following cash bonuses to each NEO based on their achievement of the Corporate Objectives.

	% of Total	Corporate Objective Component
	STI Compensation	Threshold	Target	Maximum	Actual	% of
Name	Opportunity	(50%)	(100%)	(150%)	Payout	Target
Albert Behler	70%	$ 577,500	$ 1,155,000	$ 1,732,500	$ 929,105	80%
Wilbur Paes	60%	292,500	585,000	877,500	586,610	100%
Peter Brindley	60%	252,000	504,000	756,000	379,054	75%
Gage Johnson	60%	117,000	234,000	351,000	222,555	95%
Total		$ 1,239,000	$ 2,478,000	$ 3,717,000	$ 2,117,324	85%

As discussed earlier, the Compensation Committee designed the STIC program to encourage outstanding individual and Company performance by motivating the NEOs to achieve key annual Corporate Objectives (discussed above) and key annual Individual Objectives (which are summarized in the table below).

	Albert	Wilbur	Peter	Gage
Individual Objectives	Behler	Paes	Brindley	Johnson
Executing the Company’s overall strategy and business plan	●
Overseeing the Company’s investment and capital allocation strategy	●
Motivating the management team to deliver superior results in the current operating environment – one that is marred by high inflation and high interest rates	●
Maintaining a strong and flexible balance sheet		●
Executing on the refinancing/extension of over $400 million of maturing loans at favorable terms		●
Serving as a strategic partner to the CEO		●
Leading the Company’s leasing initiatives in New York and San Francisco			●
Overseeing the development of Paramount Club, an elevated and curated amenity center that is exclusive to the tenants in the Company’s New York City portfolio			●
Pre-leasing over 30% of the expiring space at Market Center			●
Overseeing the Company’s ESG initiatives				●
Ensuring compliance with regulatory agencies, including the Company’s registered investment advisory business				●
Effectively supporting the CEO in board and committee meetings				●

In evaluating the achievement of the individual objectives of each executive, the Compensation Committee considered, where measurable, the level of achievement against the individual objective established for each NEO, including the feedback received from our CEO, with respect to each of the remaining NEOs.

For example, in the case of Mr. Behler, the Compensation Committee specifically took into account his efforts in mitigating the impact of the unexpected closure of First Republic Bank, the Company’s then largest tenant, on May 1, 2023, by the California Department of Financial Protection and Innovation and the appointment of the FDIC as receiver. Mr. Behler was instrumental in negotiating a surrender and assumption agreement with JPMorgan Chase Bank, N.A., wherein they assumed, on the same economic terms, a majority of the space leased by First Republic Bank.

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COMPENSATION DISCUSSION AND ANALYSIS

In the case of Mr. Paes, the Compensation Committee took into account his efforts in managing the Company’s balance sheet in a difficult capital markets environment. Specifically, the committee factored the superior execution of the loan extension at 300 Mission Street in San Francisco, where Mr. Paes oversaw the modification and extension of the maturing debt resulting in a three-year extension at a favorable rate of 4.50%, which was well below the benchmark rate at the time.

In the case of Mr. Brindley, the Compensation Committee specifically took into account the 77,000 square foot lease with Waymo that de-risked over 32% of the upcoming lease expirations at Market Center.

Evaluation of Individual Objectives

In determining the compensation attributable to achievement of Individual Objectives, the Compensation Committee assessed the performance of each NEO in relation to his Individual Objectives. After evaluating the achievement of each Individual Objective and factoring their relative weighting with respect to each NEO, the Compensation Committee awarded the following cash bonuses to each NEO based on their assessment of each NEO’s achievement of the Individual Objectives.

	% of Total	Individual Objective Component
	STI Compensation	Threshold	Target	Maximum	Actual	% of
Name	Opportunity	(50%)	(100%)	(150%)	Payout	Target
Albert Behler	30%	$ 247,500	$ 495,000	$ 742,500	$ 742,395	150%
Wilbur Paes	40%	195,000	390,000	585,000	584,890	150%
Peter Brindley	40%	168,000	336,000	504,000	503,946	150%
Gage Johnson	40%	78,000	156,000	234,000	227,445	146%
Total		$ 688,500	$ 1,377,000	$ 2,065,500	$ 2,058,676	150%

Total Short Term Incentive Compensation (Cash Bonus)

The table below summarizes the total STIC that was awarded to each of our NEOs, pursuant to the Compensation Committee’s assessment of the Corporate Objectives and each NEO’s Individual Objectives as more fully described in the preceding pages.

	Total STI Compensation Opportunity			Actual	% of
Name	Threshold	Target	Maximum	Payout	Target
Albert Behler	$ 825,000	$ 1,650,000	$ 2,475,000	$ 1,671,500	101%
Wilbur Paes	487,500	975,000	1,462,500	1,171,500	120%
Peter Brindley	420,000	840,000	1,260,000	883,000	105%
Gage Johnson	195,000	390,000	585,000	450,000	115%
Total	$ 1,927,500	$ 3,855,000	$ 5,782,500	$ 4,176,000	108%

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COMPENSATION DISCUSSION AND ANALYSIS

Bonus Exchange Program

In order to encourage our NEOs to increase their equity holdings and further align the interests of our NEOs with that of our stockholders, the Compensation Committee approved a bonus exchange program for 2023 similar to the bonus exchange program that was approved for 2022. Pursuant to the 2023 Bonus Exchange Program, each of our NEOs (including our CEO) could elect to exchange all or a portion of his STIC for fully vested T-AOLTIP units or T-LTIP units of our operating partnership, with a value equal to the cash bonus exchanged. Alternatively, each of our NEOs (excluding our CEO) have the option to elect to exchange all or a portion of his STIC for T-AOLTIP units or T-LTIP units, subject to three-year vesting (40%, 40% and 20%), with a value equal to 125% of the cash bonus exchanged.

The table below presents the details of the bonus amounts exchanged by each NEO that participated in our 2023 Bonus Exchange Program, and the corresponding T-AOLTIP units or T-LTIP units issued pursuant to the 2023 Bonus Exchange Program. Each vested T-AOLTIP unit may be converted, at the election of the holder, into a number of common units in our operating partnership, determined by the increase in value of a share of our common stock at the time of the conversion over the participation threshold, which was the closing price of our common stock on the date of grant.

	Bonus Exchange
	Grant Date Fair Value of units
	issued in Lieu of Cash Bonus
Executive	T-AOLTIP Units		T-LTIP Units
Albert Behler	$ 835,750	(1)	$ -
Peter Brindley	-		125,000	(2)
Gage Johnson	-		125,000	(2)

(1)	Mr. Behler exchanged $835,750 of his bonus and received 685,041 fully vested T-AOLTIP units that have a participation threshold of $4.43 per unit.
(2)	Messrs. Brindley and Johnson exchanged $100,000 of their respective bonuses and received 30,713 T-LTIP units each, subject to vesting over three years.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Compensation (“LTIC”)

The Compensation Committee believes that, generally, a substantial portion of each NEO’s annual compensation should be in the form of long-term equity. LTIC in the form of equity encourages management to create stockholder value over the long term, because the value of the equity award is directly attributable to changes in the price of our common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years. LTIC equity awards are granted in the form of T-LTIP and P-LTIP units, representing a class of partnership interests in our operating partnership and are comprised of P-LTIP units (60% for our CEO and 50% for all other NEOs), T-LTIP units (15% for our CEO and 25% for all other NEOs) and T-AOLTIP units (25% for all NEOs).

The below table summarizes the structure of our 2023 LTIC program.

The Compensation Committee considers LTIC equity awards as granted for the year in which the grant occurs. This philosophy is intended to recognize the forward-looking nature of the awards, which are based primarily on each executive’s importance to the Company and the desire to motivate and incentivize future long-term contributions to our success.

The Compensation Committee determined the value of the equity awards for each NEO primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors and feedback received from FW Cook, the Compensation Committee’s independent compensation consultant. Based on such review and the feedback received from FW Cook, the Compensation Committee did not increase the target long-term equity grant values for any of our NEOs in 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

Below are details of the annual equity awards that were granted to each of our NEOs in January 2023 as 2023 compensation.

	Long-Term Equity Incentive Awards
Executive	Grant Date Fair Value of Performance- Based LTIP Units	Grant Date Fair Value of Time-Based LTIP Units	Grant Date Fair Value of AOLTIP Units	Total Grant Date Fair Value of Long-Term Equity Awards
Albert Behler	$ 3,750,000	$ 937,500	$ 1,562,500	$ 6,250,000
Wilbur Paes	1,200,000	600,000	600,000	2,400,000
Peter Brindley	800,000	400,000	400,000	1,600,000
Gage Johnson	262,500	131,250	131,250	525,000

Performance-Based LTIP Units

On January 25, 2023, the Compensation Committee approved the 2023 Performance-Based Awards Program, a multi-year performance-based LTIC program (the “2023 Performance Program”). The purpose of the 2023 Performance Program is to further align the interests of our stockholders with that of management by encouraging our senior officers to create stockholder value in a “pay-for-performance” structure. The following are the key highlights of the performance program:

●	Awards will be earned based on our performance against three-year cumulative Net Operating Income (“NOI”) goals;
●	Payout, if any, will be modified by our relative TSR against our most directly comparable NYC office peers;
●	If our absolute TSR is negative over the performance measurement period, the final payout will be reduced by 30.0%; and
●	NEOs are required to hold earned awards for an additional year following vesting.

Under the 2023 Performance Program, participants may earn awards in the form of P-LTIP units of our operating partnership based on our NOI over a three-year performance measurement period beginning on January 1, 2023 and continuing through December 31, 2025 as follows:

	Estimated Three-Year	Percentage of Target	Percentage of Maximum
Performance Level	Cumulative NOI	LTIPs Earned	LTIPs Earned
Maximum	$1,205,400 or greater	200%	100%
Target	$1,148,000	100%	50%
Threshold	$1,090,600	50%	25%
Below Threshold	Less than $1,090,600	0%	0%

Payout for performance between threshold and target and between target and maximum will be linearly interpolated.

The amount of P-LTIP units earned shall be multiplied by the Peer Relative Modifier based on our TSR compared to the average performance of a group of CBD-focused NYC office peers, comprised of Empire State Realty Trust, SL Green Realty Corp, and Vornado Realty Trust, over the three-year performance measurement period as follows:

	Cumulative TSR Relative	Peer Relative
Performance Level	to Peer Average	TSR Modifier
Maximum	+2,000 basis point or greater	125%
Target	0 basis points	100%
Threshold	-2,000 basis points or less	75%

Modifier for performance between levels will be linearly interpolated.

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COMPENSATION DISCUSSION AND ANALYSIS

Furthermore, if our TSR is negative over the three-year performance measurement period, then the number of P-LTIP units that are earned under the 2023 Performance Program will be reduced by 30.0% of the number of such awards that otherwise would have been earned. Notwithstanding our relative TSR, no more than 100% of the maximum number of units may be earned and our relative TSR performance cannot increase the total payout above 200% of the target number of units (i.e., 100% of the maximum number of units).

Awards earned under the 2023 Performance Program vest 50.0% upon the conclusion of the performance measurement period, and the remaining 50.0% approximately one year later on December 31, 2026. In addition, our NEOs are required to hold earned awards for an additional year following vesting.

Time-Based LTIP Units and AOLTIP Units

The T-LTIP units and T-AOLTIP units that were granted for 2023 are subject to ratable vesting over four years (i.e., 25% vesting on each of February 15, 2024, 2025, 2026 and 2027, subject to continued employment).

Incentive and Retention Plan: One-Time, Front-Loaded Equity Awards

Since the onset of the pandemic in 2020, the office real estate sector has faced a number of headwinds – the pervasiveness of “work-from-home” has contributed to reduced demand for office space, broader recession concerns have led companies to be cautious in renewing or expanding their office footprint, higher interest rates and limited numbers of property transactions have negatively impacted asset valuations, lending activity remains nearly nonexistent, and higher inflation has reduced profit margins – all of which have led to significant stock price declines for office REITs, including the Company. The decline in the Company’s stock price has dramatically impacted the value of previously-awarded equity compensation, impairing the strength of retention and contributing to significantly higher rates of employee turnover.

To ensure the continued engagement and retention of the team, and to motivate them to take actions that drive long-term shareholder value creation, on September 8, 2023, the Compensation Committee granted equity awards to a broad group of employees, including the Company’s named executive officers under the Company’s Incentive and Retention Plan. The Incentive and Retention Plan awards are intended to be in lieu of the 2024 and 2025 annual equity awards.

The rationale for awarding the 2024 and 2025 annual grants in late 2023 were as follows:

●	Provide employees with a meaningful amount of equity to reinforce incentives and alignment
●	Directly link pay delivery with performance, with a significant portion of the grant delivering value only if rigorous stock price hurdles are achieved
●	Allow employees to share in value creation from a presumably attractive (low) stock price as the stock price recovers
●	Extend the vesting period to enhance retention amid market volatility and uncertainty

To avoid providing a windfall to our executive officers in connection with certain qualifying terminations, only 50% of the Incentive and Retention Plan awards will be eligible for accelerated vesting prior to February 1, 2025, when our 2025 annual equity awards would have been granted in the ordinary course. In addition, and in contrast to previously granted annual equity awards, the Incentive and Retention Plan awards are subject to “double-trigger” vesting in connection with a change in control such that the service-based and performance-based vesting conditions of the awards will continue to apply following a change in control, subject to the provisions governing qualified terminations.

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COMPENSATION DISCUSSION AND ANALYSIS

Award Types

Two types of awards were granted under the Incentive and Retention Plan to the NEOs:

●	P-AOLTIPs – P-AOLTIPs are a type of AOLTIP unit that earn upon achievement of certain stock price hurdles, determined by a percentage growth over the stock price on the September 8, 2023, grant date, which was $5.12:

20-Trading Day Average Common Stock Price Appreciation Above Grant Date Price	20-Trading Day Average Common Stock Price	Percentage of P-AOLTIPs Vesting Earned
< +25%	< $6.40	0%
+25%	$6.40	33%
+50%	$7.68	67%
>= +75%	>= $8.96	100%

o	The ultimate number of P-AOLTIPs that earn will be based on the highest consecutive 20-trading day average closing price of the Company’s stock during the ten-year term of the awards. Vesting will be linearly interpolated for stock price achievement between $6.40 and $8.96 per share. The Committee believes these vesting goals are rigorous since none of the P-AOLTIPs will be earned unless the stock price increases at least 25% from the grant date stock price.
o	In addition, vesting of the P-AOLTIPs are subject to the participant’s continued service with 20% of the units vesting on October 1, 2026 and 80% of the units vesting on October 1, 2027. For the NEOs, vested units, if any, are subject to an additional one-year post-vesting transfer restriction.
●	T-LTIPs – T-LTIPs vest 50% on October 1, 2026, and 50% on October 1, 2027, subject to the participant’s continued employment on those dates. For the NEOs, vested units are subject to an additional one-year post-vesting transfer restriction.

The Incentive and Retention Plan awards use the same four-year vesting period as our prior annual LTI awards but allocates a greater portion of vesting to the latter years. The Compensation Committee determined that limiting the vesting that would occur in the first two years after the grant enhanced the overall retention of the program and better aligned the overall vesting schedule with what would have applied had the Company instead made annual grants in 2024 and 2025.

The Compensation Committee awarded the NEOs the same mix of performance-based awards (in this case P-AOLTIPs) and time-based awards (T-LTIPs) as for the annual LTI awards:

Executive	P-AOLTIPs (Performance-Based)	T-LTIPs (Time-Based)
CEO	60%	40%
Other NEOs	50%	50%

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COMPENSATION DISCUSSION AND ANALYSIS

Grant Values

Because the Incentive and Retention Plan awards were intended to replace the next two years of annual equity awards, the grant values for the NEOs, other than the CEO, had grant-date fair values equal to two times the grant-date fair value of the 2023 annual LTI awards. Mr. Behler’s Incentive and Retention Plan grant value was lower at 1.76 times the grant-date fair value of his 2023 annual LTI awards; the approximately $1.5 million in cost savings was allocated to Incentive and Retention Plan awards for other employee participants who are not NEOs.

Executive	2023 Grant-Date Fair Value of LTI Awards	Incentive and Retention Plan		P-AOLTIPs Grant-Date Fair Value	T-LTIPs Grant-Date Fair Value
		Grant-Date Fair Value	Multiple of 2023 Annual LTI
Albert Behler	$6,250,000	$11,000,000	1.76x	$6,600,000	$4,400,000
Wilber Paes	2,400,000	4,800,000	2x	2,400,000	2,400,000
Peter Brindley	1,600,000	3,200,000	2x	1,600,000	1,600,000
Gage Johnson	525,000	1,050,000	2x	525,000	525,000

Roles of the Compensation Committee, Compensation Consultant and Management

Compensation Committee

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee has overall responsibility for monitoring the performance of our executives and evaluating and approving our executive compensation plans, policies and programs. In addition, our Compensation Committee oversees and administers our equity incentive plans.

The Compensation Committee, after taking into account recommendations from our independent compensation consultant, determines all components of our CEO’s compensation. With respect to the other NEOs, the Compensation Committee seeks input from our CEO, in addition to our independent compensation consultant, and then reviews and grants final approval of all components of our other NEOs’ compensation as well.

Compensation Consultant

The Compensation Committee has engaged FW Cook, an outside compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. FW Cook provided our Compensation Committee with advice concerning the types and levels of compensation to be paid to our NEOs. FW Cook also guided the Compensation Committee in the design of our performance-based equity programs.

The Compensation Committee performs an annual assessment of the compensation consultant’s independence to determine whether the consultant is independent. The Compensation Committee has determined that FW Cook is independent, and that their work has not raised any conflicts of interest.

Management

Our CEO attends Compensation Committee meetings, as appropriate, provides information as to the individual performance of the other NEOs and makes annual recommendations to the Compensation Committee of appropriate compensation levels for all NEOs other than himself. Nonetheless, all components of our executive officers’ compensation must be approved by the Compensation Committee in its sole discretion and the Compensation Committee regularly meets in executive session without our CEO or any members of management.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Policies and Practices

Employment Agreements and Executive Severance Plan

As of December 31, 2023, we have employment agreements with Messrs. Behler, Paes and Brindley. We also have an Executive Severance Plan for all executive officers that are not covered under a separate employment agreement. As of December 31, 2023, the Executive Severance Plan covered Mr. Johnson. (See “Potential Payments Upon Termination or Change in Control” below). These agreements and the Executive Severance Plan provide certain levels of severance in the event of a termination by us without cause or by the executives for good reason. In return, each executive agrees to certain restrictive covenants, including noncompetition and nonsolicitation covenants during their employment with us and for a limited period after termination of employment. We believe that these agreements and the Executive Severance Plan provide appropriate incentives and protections to these executives and, because the severance benefits are agreed to in advance, avoid the need for protracted negotiations in the event of termination of employment.

Other Elements of Compensation

Employee Benefits. Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, such as medical, dental, life and long-term disability insurance.

401(k) Plan. We have a 401(k) Savings/Retirement Plan (“401(k) Plan”) that covers eligible employees, including our NEOs. Our 401(k) Plan permits eligible employees to contribute up to 25.0% of their pre-tax compensation and/or up to 25.0% of their after-tax compensation as a Roth contribution, subject to certain limitations imposed by the Internal Revenue Code (the “Code”). The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Our 401(k) Plan includes a matching contribution, subject to Code limitations, equal to 100.0% of the first 6.0% and 50.0% of the next 6.0% of the participant’s contributions.

Perquisites and Other Personal Benefits. We reimburse Mr. Behler for his club memberships up to $20,000 each year and provide him with life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60.0% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. Mr. Behler also has personal use of a Company-leased car as well as limousine service. We provide Messrs. Paes and Brindley with an annual car allowance of $15,000 and free parking at the Company’s premises for which the Company did not incur incremental cost.

Clawback Policy

On October 26, 2022, the U.S. Securities and Exchange Commission adopted final rules implementing the incentive-based compensation recovery (clawback) provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations.

In compliance with applicable NYSE listing rules, the Board adopted a clawback policy (the “Compensation Recovery Policy”), effective October 2, 2023, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the Compensation Recovery Policy and in the three-year fiscal period preceding the date the Company was required to prepare the restatement that is in excess of the amount that would have been received had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The Compensation Recovery Policy has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives currently have pledges with respect to our stock in place. Under our anti-hedging policy, no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee. Our anti-hedging policy applies to additional designated employees, but not all of our employees are subject to the policy.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

Minimum Stock Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and LTIP units) having a value equal to or greater than a multiple (six times, in the case of our CEO, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned P-LTIP units. Each executive officer must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for executive officers in place at that time) and the date of such officer’s appointment (for subsequently appointed executive officers), and until such time as the executive officer achieves such minimum, he or she must retain 50 percent of the value of any vested award, net of taxes.

We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned P-LTIP units. Each independent director must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for directors in place at that time) and the date of such director’s election to our Board (for subsequently appointed directors) to attain compliance with the stock ownership requirements.

Accounting Standards

The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity awards are accounted for under ASC Topic 718.

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COMPENSATION DISCUSSION AND ANALYSIS

Risk Considerations in Our Compensation Programs

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and FW Cook, and the Compensation Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking.

We structure the compensation of our executive officers to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or share price performance. The variable portion of compensation (STIC and LTIC) is designed to encourage and reward both short- and long-term financial, operational and individual performance, with appropriate caps on the maximum amount of annual cash incentive compensation and shares and/or units that can be earned. We have also put in place various policies (anti-hedging and pledging and clawback policies and stock ownership guidelines) that address and mitigate compensation-related risks.

Tax Gross-Up Payments

We do not provide any “golden parachute” tax gross-up payments to our NEOs. Under the employment agreements with certain of our NEOs, if any payments or benefits to be paid or provided to the executive would be subject to “golden parachute” excise taxes under Section 280G of the Code, the executive’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.

Tax Considerations

LTIP Units and AOLTIP Units. For the LTIC awards that we grant to our NEOs, we issue a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. Except for the LTIP units issued under our performance programs, LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.

In addition to the LTIP units described above, we also have issued another class of units of limited partnership interest in our operating partnership that are intended to be similar to stock options from an economic perspective, which we refer to as AOLTIP units. AOLTIP units are also intended to qualify as “profits interests” for U.S. federal income tax purposes.

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COMPENSATION DISCUSSION AND ANALYSIS

Like stock options, AOLTIP units operate in a manner that generally permits holders to realize the benefit of any increase in the per share value of our common stock above the value at the time the AOLTIP units are granted. At the time of the grant of AOLTIP units, the operating partnership establishes a participation threshold, the vesting terms and the mandatory conversion date, if any, for the AOLTIP units. The participation threshold corresponds to the exercise price of a stock option while the mandatory conversion date corresponds to the expiration date of a stock option. Similar to the exercise price for stock options, the participation threshold will equal the per unit value of the common units of our operating partnership on the grant date. AOLTIP units will receive distributions on a per unit basis equivalent to 10% of the dividends paid per share on our common stock from the grant date to their conversion as opposed to holders of stock options who will not receive any distributions relating to periods between grant and exercise.

Once AOLTIP units have vested, they may be converted into common units of our operating partnership by the holder at any time prior to their mandatory conversion date in a manner that is similar to a net exercise of stock options. Upon exercise of this conversion right, the AOLTIP units will convert into a number of common units of the operating partnership that have an aggregate value equal to the aggregate spread of the AOLTIP units that are converted. The “spread” for each AOLTIP unit will equal the excess, if any, of the per share value of our common stock on the conversion date above such per share value at the time the AOLTIP unit was granted (i.e., the participation threshold). Any AOLTIP units that have not been voluntarily converted prior to the mandatory conversion date established at the time the AOLTIP units were granted will automatically convert into common units on such mandatory conversion date, or be forfeited if per share value of our common stock on the conversion date is less than the participation threshold for the AOLTIP units.

LTIP units and AOLTIP units are intended to offer executives substantially the same long-term incentive as shares of restricted stock and stock options, respectively, with more favorable U.S. federal income tax treatment available for “profits interests” under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Similarly, holders of non-qualified stock options are taxed upon exercise. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit or AOLTIP unit or conversion into common units but only when he or she chooses to liquidate the common units into which his LTIP units or AOLTIP units convert. Therefore, an executive who wishes to hold his equity awards for the long term can generally do so in a more tax-efficient manner with LTIP units or AOLTIP units. In light of the increased tax efficiency, we have chosen to use LTIP units and AOLTIP units for grants to our executives. We believe that the use of LTIP units and AOLTIP units has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock or stock options, and (iv) further aligned the interests of our executives with the interests of our stockholders. We also believe that these benefits outweigh the loss of the U.S. federal income tax business-expense deduction from the use of LTIP units and AOLTIP units, as compared to restricted stock and stock options.

Section 409A of the Code. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on such review and discussions, the Compensation Committee recommended to our Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Greg Wright (Chair)

Martin Bussmann

Peter Linneman

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Compensation of Executive Officers

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our NEOs:

Name and Principal Position	Year	Salary $	Bonus $	Non-Equity Incentive Plan Compensation $		Stock Awards(1) $		Option Awards(1) $		All Other Compensation $		Total $
Albert Behler	2023	1,100,000	-	1,671,500	(2)	9,087,500	(3)(4)	8,162,500	(3)(4)	214,412	(5)	20,235,912
Chairman, Chief Executive	2022	1,100,000	-	1,766,000	(2)	4,687,500		1,562,500		209,413		9,325,413
Officer and President	2021	1,100,000	-	2,225,000	(2)	4,687,500		1,562,500		171,050		9,746,050
Wilbur Paes	2023	650,000	-	1,171,500		4,200,000	(3)(4)	3,000,000	(3)(4)	50,676	(5)	9,072,176
Chief Operating Officer,	2022	650,000	-	1,235,000		1,800,000	(2)	695,000		38,176		4,418,176
Chief Financial Officer	2021	647,700	-	1,380,000	(2)	3,075,000	(6)	525,000		37,176		5,664,876
and Treasurer
Peter Brindley	2023	560,000	-	883,000	(2)	2,831,250	(2)(3)(4)	2,000,000	(3)(4)	39,733	(5)	6,313,983
Executive Vice President,	2022	560,000	-	900,000	(2)	1,250,000	(2)	412,500	(2)	37,954		3,160,454
Head of Real Estate	2021	556,462	-	1,150,000	(2)	2,550,000	(6)	350,000		35,726		4,642,188
Gage Johnson	2023	390,000	-	450,000	(2)	931,250	(2)(3)(4)	656,250	(3)(4)	24,868	(5)	2,452,368
Senior Vice President,	2022	390,000	-	450,000	(2)	418,750	(2)	131,250		22,868		1,412,868
General Counsel and	2021	390,000	-	425,000	(2)	423,750	(2)	131,250		21,868		1,391,868
Secretary

(1)	Reflects the aggregate grant date fair value of stock awards and option awards granted, calculated in accordance with ASC Topic 718, disregarding the estimate for forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(2)	Our NEOs may elect to exchange all or a portion of their STIC for equity pursuant to our Bonus Exchange Program (see page 61 for details). The table below shows the actual cash bonuses awarded to the NEOs pursuant to our STIC program that participated in the Bonus Exchange Program, including the amount exchanged, the premium received on exchange and the exchanged equity value. Pursuant to SEC rules, the amount of the actual bonuses awarded is reported in the above Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column, but the 25% premium on exchange is disclosed in the following year under the column “Stock Awards” or “Option Awards” as applicable.

Executive	Year	STI Compensation $	Amount Exchanged $	25% Premium on Exchange $	Exchange Equity Value $
Albert Behler	2023	1,671,500	835,750	-	835,750
	2022	1,766,000	883,000	-	883,000
	2021	2,225,000	2,225,000	-	2,225,000
Wilbur Paes	2023	1,171,500	-	-	-
	2022	1,235,000	-	-	-
	2021	1,380,000	380,000	95,000	475,000
Peter Brindley	2023	883,000	100,000	25,000	125,000
	2022	900,000	125,000	31,250	156,250
	2021	1,150,000	250,000	62,500	312,500
Gage Johnson	2023	450,000	100,000	25,000	125,000
	2022	450,000	50,000	12,500	62,500
	2021	425,000	100,000	25,000	125,000

(3)	Includes grant date fair value of stock awards and option awards granted on September 8, 2023, as a part of the Incentive and Retention Plan. See pages 64-66 for details.

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COMPENSATION OF EXECUTIVE OFFICERS

(4)	Assuming that maximum performance is achieved for performance awards granted in 2023, the value of the P-LTIP awards made to our NEOs at the date of grant would have been as follows: Mr. Behler - $7,500,000; Mr. Paes - $2,400,000; Mr. Brindley - $1,600,000 and Mr. Johnson - $525,000, and the value of the P-AOLTIP awards made to our NEOs at the date of grant would have been as follows: Mr. Behler - $6,600,000; Mr. Paes - $2,400,000; Mr. Brindley - $1,600,000 and Mr. Johnson - $525,000. The actual grant date fair value of these awards are set forth below under “2023 Grants of Plan Based Awards.”
(5)	The table below sets forth the components of “All Other Compensation” for 2023.

Executive	Life Insurance/ Executive Long-Term Disability Insurance $	401(k) Company Match $	Car Allowance/ Car/ Car Insurance $		Parking $		Club Membership $	Total $
Albert Behler	119,899	30,000	44,513	(a)	-		20,000	214,412
Wilbur Paes	2,676	33,000	15,000	(a)	-	(a)	-	50,676
Peter Brindley	2,676	22,057	15,000	(a)	-	(a)	-	39,733
Gage Johnson	2,368	22,500	-		-		-	24,868
(a)	For Mr. Behler, reflects the use of a Company-leased car as well as limousine service. Messrs. Paes and Brindley each received an annual car allowance of $15,000 and free parking at the Company’s premises for which the Company did not incur incremental cost.
(6)	Includes T-LTIP units granted on February 4, 2021, to each of Messrs. Paes and Brindley with a grant date fair value of $1,500,000 in connection with their respective promotions to Chief Operating Officer, Chief Financial Officer and Treasurer, and Executive Vice President – Head of Real Estate.

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COMPENSATION OF EXECUTIVE OFFICERS

2023 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to our NEOs in the fiscal year ended December 31, 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards; Number of shares of Stock		All Other Option Awards; Number of Securities Underlying		Exercise or Base Price of Options or		Grant Date Fair Value of Stock
	Grant	Approval	Threshold (1)	Target(1)	Maximum(1)	Threshold(2)		Target(2)		Maximum(2)		or Units		Options		Awards		Awards
Executive	Date	Date	$	$	$	#		#		#		#		#		($/Share)		$
Albert Behler	n/a	n/a	825,000	1,650,000	2,475,000	-		-		-		-		-		-		-
	1/25/2023	1/25/2023	-	-	-	351,783		703,565		1,407,130		-		-		-		3,750,000
	1/25/2023	1/25/2023	-	-	-	-		-		-		164,763	(3)	-		-		937,500
	1/25/2023	1/25/2023	-	-	-	-		-		-		-		855,546	(4)	6.17	(4)	1,562,500
	9/8/2023	9/8/2023	-	-	-	1,471,940	(5)	2,988,484	(5)	4,460,424	(5)	-		-		5.12	(5)	6,600,000
	9/8/2023	9/8/2023	-	-	-	-		-		-		1,037,736	(6)	-		-		4,400,000
Wilbur Paes	n/a	n/a	487,500	975,000	1,462,500	-		-		-		-		-		-		-
	1/25/2023	1/25/2023	-	-	-	112,571		225,141		450,282		-		-		-		1,200,000
	1/25/2023	1/25/2023	-	-	-	-		-		-		105,449	(3)	-		-		600,000
	1/25/2023	1/25/2023	-	-	-	-		-		-		-		328,530	(4)	6.17	(4)	600,000
	9/8/2023	9/8/2023	-	-	-	535,251	(5)	1,086,722	(5)	1,621,973	(5)	-		-		5.12	(5)	2,400,000
	9/8/2023	9/8/2023	-	-	-	-		-		-		566,038	(6)	-		-		2,400,000
Peter Brindley	n/a	n/a	420,000	840,000	1,260,000	-		-		-		-		-		-		-
	1/25/2023	1/25/2023	-	-	-	75,047		150,094		300,188		-		-		-		800,000
	1/25/2023	1/25/2023	-	-	-	-		-		-		70,299	(3)	-		-		400,000
	1/25/2023	1/25/2023	-	-	-	-		-		-		-		219,020	(4)	6.17	(4)	400,000
	1/25/2023	1/25/2023	-	-	-	-		-		-		5,522	(7)	-		-		31,250
	9/8/2023	9/8/2023	-	-	-	356,834	(5)	724,481	(5)	1,081,315	(5)	-		-		5.12	(5)	1,600,000
	9/8/2023	9/8/2023	-	-	-	-		-		-		377,359	(6)	-		-		1,600,000
Gage Johnson	n/a	n/a	195,000	390,000	585,000	-		-		-		-		-		-		-
	1/25/2023	1/25/2023	-	-	-	24,625		49,250		98,500		-		-		-		262,500
	1/25/2023	1/25/2023	-	-	-	-		-		-		23,067	(3)	-		-		131,250
	1/25/2023	1/25/2023	-	-	-	-		-		-		-		71,866	(4)	6.17	(4)	131,250
	1/25/2023	1/25/2023	-	-	-	-		-		-		2,209	(8)	-		-		12,500
	9/8/2023	9/8/2023	-	-	-	117,086	(5)	237,721	(5)	354,807	(5)	-		-		5.12	(5)	525,000
	9/8/2023	9/8/2023	-	-	-	-		-		-		123,821	(6)	-		-		525,000

(1)	Represents possible payouts of the awards made under our STIC program for 2023, which are described in more detail above under “–Compensation Discussion and Analysis.”
(2)	The information in these columns represents awards made under our annual performance program and the Incentive and Retention Plan, each of which is described above. We determine award amounts for our annual performance program and the Incentive and Retention Plan based on a grant date fair value. For P-LTIP units, the target amount in the table above represents the number of P-LTIP units with a value equal to the target grant date fair value on the grant date. For P-AOLTIP units, the grant date fair value is equal to the maximum number of P-AOLTIP units that may be earned multiplied by the grant date value per unit of $1.48.
(3)	Represents T-LTIP units granted to executive officers under our Amended and Restated 2014 Equity Incentive Plan, with 25.0% vesting on each of February 15, 2024, 2025, 2026 and 2027, subject to continued employment.
(4)	Represents T-AOLTIP units with a participation threshold of $6.17 granted to executive officers under our Amended and Restated 2014 Equity Incentive Plan, with 25.0% vesting on each of February 15, 2024, 2025, 2026 and 2027, subject to continued employment.
(5)	Represents P-AOLTIP units with a participation threshold of $5.12 granted to our executive officers as a part of the Incentive and Retention Plan described on pages 64-66. 20.0% of the units will vest on October 1, 2026 and the remaining 80.0% of the units will vest on October 1, 2027, subject to continued employment. The ultimate number of P-AOLTIP units that vest will be based on the highest consecutive 20-trading day average closing price of our stock during the ten-year term of the award.
(6)	Represents T-LTIP units granted to our executive officers as a part of the Incentive and Retention Plan described on pages 64-66. 50.0% of the T-LTIP units will vest on October 1, 2026 and the remaining 50.0% will vest on October 1, 2027, subject to continued employment.
(7)	Mr. Brindley exchanged $125,000 of his 2022 incentive cash bonus for 27,607 T-LTIP units, subject to vesting over three years based on continued employment. The amount reported above represents the portion of the T-LTIP units associated with the premium of $31,250 on conversion of Mr. Brindley’s 2022 incentive cash bonus of $125,000, as the amount of Mr. Brindley’s 2022 incentive cash bonus is reported as Non-Equity Incentive Plan Compensation for 2022 in the Summary Compensation Table.
(8)	Mr. Johnson exchanged $50,000 of his 2022 incentive cash bonus for 11,043 T-LTIP units, subject to vesting over three years based on continued employment. The amount reported above represents the portion of the T-LTIP units associated with the premium of $12,500 on conversion of Mr. Johnson’s 2022 incentive cash bonus of $50,000, as the amount of Mr. Johnson’s 2022 incentive cash bonus is reported as Non-Equity Incentive Plan Compensation for 2022 in the Summary Compensation Table.

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COMPENSATION OF EXECUTIVE OFFICERS

Discussion of Summary Compensation Table and 2023 Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2023 Grants of Plan-Based Awards Table was paid or awarded, are described above under “–Compensation Discussion and Analysis.”

Employment Agreements

We have employment agreements in effect with each of Messrs. Behler, Paes and Brindley. Under the terms of these agreements with Messrs. Behler, Paes and Brindley, they were entitled to receive an annual base salary of $1,100,000, $650,000 and $560,000, respectively, subject to potential merit increases (but not decreases) each year. Each employment agreement also provided for cash bonuses with a target amount of at least 150% of base salary, with the amount of the actual cash bonuses, which may be more or less than the target amount, to be made by our Compensation Committee, in its sole discretion, based on such factors relating to the performance of the executive or us as it deems relevant. Each agreement also provided eligibility for vacation and for participation in various employee benefits such as health, dental, life and disability insurance, Amended and Restated 2014 Equity Incentive Plan, and Section 401(k) plan. The employment agreement for Mr. Behler also provides for reimbursement of club memberships up to $20,000 each year, minimum life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. The employment agreements for Messrs. Paes and Brindley provided for an annual car allowance of $15,000 and free parking. In addition, the employment agreements for Messrs. Paes and Brindley each provided for the grant of a one-time special promotion equity award consisting of T-LTIP units with a value of $1,500,000 subject to cliff vesting based on continued employment through the fifth anniversary of the grant date. The awards were granted on February 4, 2021, and consisted of 180,941 T-LTIP units.

The term of Mr. Behler’s current employment agreement ends on December 31, 2024, unless earlier terminated, and will automatically extend for additional one-year terms unless either party provides written notice of a non-renewal no later than 180 days prior to December 31 of a given year. The initial terms of Messrs. Paes’ and Brindley’s current employment agreements ended on March 31, 2024 and, pursuant to their terms, automatically extended for an additional one-year term such that their employment agreements will now expire on March 31, 2025. Additionally, each of the employment agreements provides certain severance and change in control benefits which are described in more detail below under “–Severance and Change in Control Benefits.”

LTIP Unit Awards

In 2023, we granted LTIP units and AOLTIP units to our NEOs pursuant to our Amended and Restated 2014 Equity Incentive Plan and under our Incentive and Retention Plan, as described in the 2023 Grants of Plan-Based Awards table. Generally, we make distributions to holders of all LTIP units (other than those granted pursuant to our performance programs), whether vested or not, at the same rate per share as dividends per share paid to our common stockholders. For LTIP units and AOLTIP units granted under our performance programs generally, holders are allocated a share of the taxable income from our operating partnership beginning on the grant date and, accordingly, are entitled generally to a corresponding share of distributions per unit from our operating partnership, which is equivalent to 10% of the dividends paid per share on our common stock beginning on the grant date with respect to the maximum number of P-LTIP units subject to the award. To the extent LTIP units are earned under the performance program, the holder is entitled to the additional amount of distributions that would have been paid during the performance measurement period if such earned P-LTIP units had been entitled to distributions per unit equal to 100% of the dividends paid per share on our common stock, which amount will either be paid in cash or in the form of the vesting of an additional number of P-LTIP unit that would have been received if the holder had contemporaneously reinvested the additional amount of such distributions. See “– Potential Payments Upon Termination or Change in Control” for a description of the treatment of the LTIP units and AOLTIP units in the event of a termination of employment or a change of control.

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COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End 2023

The following table sets forth certain information with respect to all outstanding equity awards held by our NEOs as of December 31, 2023.

	Option Awards								Stock Awards
Executive	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested(1) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Awards That Have Not Vested(2) #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested(1)(2) $
Albert Behler	500,000		-		-		17.50	11/17/2024	-		-	-	-
	238,971		-		-		14.94	2/23/2026	-		-	-	-
	606,344		-		-		16.81	1/30/2027	-		-	-	-
	600,000	(3)	-		-		8.63	1/11/2028	-		-	-	-
	390,625	(4)	390,625	(5)	-		8.63	1/11/2028	-		-	-	-
	1,112,500	(6)	-		-		8.63	1/13/2029	-		-	-	-
	165,519	(7)	496,558	(8)	-		9.31	1/13/2029	-		-	-	-
	483,486	(9)	-		-		6.17	1/25/2030	-		-	-	-
	-		855,546	(10)	-		6.17	1/25/2030	-		-	-	-
	-		-		4,460,424	(11)	5.12	9/8/2033	-		-	-	-
	-		-		-		-	-	47,747	(12)	246,852	-	-
	-		-		-		-	-	58,889	(13)	304,456	-	-
	-		-		-		-	-	81,950	(14)	423,682	-	-
	-		-		-		-	-	164,763	(15)	851,825	-	-
	-		-		-		-	-	1,037,736	(16)	5,365,095	-	-
	-		-		-		-	-	236,012	(17)	1,220,182	-	-
	-		-		-		-	-	-		-	1,174,080	6,069,994
Wilbur Paes	100,000		-		-		19.08	3/31/2025	-		-	-	-
	131,250	(4)	131,250	(5)	-		8.63	1/11/2028	-		-	-	-
	95,000	(18)	142,500	(19)	-		8.63	1/13/2029	-		-	-	-
	63,559	(7)	190,679	(8)	-		9.31	1/13/2029	-		-	-	-
	-		328,530	(10)	-		6.17	1/25/2030	-		-	-	-
	-		-		1,621,973	(11)	5.12	9/8/2033	-		-	-	-
	-		-		-		-	-	190,259	(20)	983,639	-	-
	-		-		-		-	-	20,054	(12)	103,679	-	-
	-		-		-		-	-	32,978	(13)	170,496	-	-
	-		-		-		-	-	180,941	(21)	935,465	-	-
	-		-		-		-	-	52,449	(14)	271,161	-	-
	-		-		-		-	-	105,449	(15)	545,171	-	-
	-		-		-		-	-	566,038	(16)	2,926,416	-	-
	-		-		-		-	-	66,085	(17)	341,659	-	-
	-		-		-		-	-	-		-	375,706	1,942,400
Peter Brindley	87,500	(4)	87,500	(5)	-		8.63	1/11/2028	-		-	-	-
	12,500	(18)	18,750	(19)	-		8.63	1/13/2029	-		-	-	-
	42,373	(7)	127,119	(8)	-		9.31	1/13/2029	-		-	-	-
	-		219,020	(10)	-		6.17	1/25/2030	-		-	-	-
	-		-		1,081,315	(11)	5.12	9/8/2033	-		-	-	-
	-		-		-		-	-	13,369	(12)	69,118	-	-
	-		-		-		-	-	21,985	(13)	113,662	-	-
	-		-		-		-	-	180,941	(21)	935,465	-	-
	-		-		-		-	-	34,966	(14)	180,774	-	-
	-		-		-		-	-	18,940	(22)	97,920	-	-
	-		-		-		-	-	70,299	(15)	363,446	-	-
	-		-		-		-	-	27,607	(23)	142,728	-	-
	-		-		-		-	-	377,359	(16)	1,950,946	-	-
	-		-		-		-	-	44,058	(17)	227,780	-	-
	-		-		-		-	-	-		-	250,471	1,294,935

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COMPENSATION OF EXECUTIVE OFFICERS

	Option Awards								Stock Awards
Executive	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested(1) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Awards That Have Not Vested(2) #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested(1)(2) $
Gage Johnson	21,378		-		-		16.81	1/30/2027	-		-	-	-
	32,812	(4)	32,813	(5)	-		8.63	1/11/2028	-		-	-	-
	13,903	(7)	41,712	(8)	-		9.31	1/13/2029	-		-	-	-
	-		71,866	(10)	-		6.17	1/25/2030	-		-	-	-
	-		-		354,807	(11)	5.12	9/8/2033	-		-	-	-
	-		-		-		-	-	5,014	(12)	25,922	-	-
	-		-		-		-	-	8,245	(13)	42,627	-	-
	-		-		-		-	-	3,788	(24)	19,584	-	-
	-		-		-		-	-	11,474	(14)	59,321	-	-
	-		-		-		-	-	9,470	(22)	48,960	-	-
	-		-		-		-	-	23,067	(15)	119,256	-	-
	-		-		-		-	-	11,043	(23)	57,092	-	-
	-		-		-		-	-	123,821	(16)	640,155	-	-
	-		-		-		-	-	16,523	(17)	85,424	-	-
	-		-		-		-	-	-		-	82,187	424,907

(1)	Based on a price of $5.17 per unit, which was the closing price on the NYSE of one share of our common stock on December 31, 2023. Assumes that the value of T-LTIP and P-LTIP units on a per unit basis is equal to the per share value of our common stock.
(2)	Represents outstanding awards under our 2022 and 2023 Performance Programs. Awards under our 2022 Performance Program are earned based on our NOI over a three-year performance period ending December 31, 2024, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50% vesting on December 31, 2025, subject to continued employment. Awards under our 2023 Performance Program are earned based on our NOI over a three-year performance period ending December 31, 2025, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50% vesting on December 31, 2026, subject to continued employment. Assuming performance for the three-year performance period applicable to these awards continued at the same annualized rate as we experienced from the beginning of each performance period through December 31, 2023, the NEOs would have earned awards under the 2022 Performance Program and 2023 Performance Program between threshold and target. In accordance with SEC rules, the number and market or payout value of equity incentive plan awards is based on the awards that the NEOs would have earned under our Performance Programs at the performance levels set forth below. All components of the award are included at the same performance level and, as linear interpolation applies for performance between levels, target amounts are based on the grant date fair value of the award divided by the price per share of our common stock on the grant date, which reflects the manner in which our Compensation Committee determines the target amount of these awards.

	2022 Performance	2023 Performance
Executive	Program at Target	Program at Target
Albert Behler	470,515	703,565
Wilbur Paes	150,565	225,141
Peter Brindley	100,377	150,094
Gage Johnson	32,937	49,250

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(3)	Represents fully vested T-AOLTIP units granted on January 11, 2021 in connection with our bonus exchange program.
(4)	Represents the vested portion of the T-AOLTIP units granted on January 11, 2021.
(5)	Represents the unvested portion of the T-AOLTIP units granted on January 11, 2021, with vesting in equal installments on each of February 15, 2024 and 2025, subject to continued employment.
(6)	Represents fully vested T-AOLTIP units granted on January 13, 2022 in connection with our bonus exchange program.
(7)	Represents the vested portion of the T-AOLTIP units granted on January 13, 2022.
(8)	Represents the unvested portion of the T-AOLTIP units granted on January 13, 2022, with vesting in equal installments on each of February 15, 2024, 2025 and 2026, subject to continued employment.
(9)	Represents fully vested T-AOLTIP units granted on January 25, 2023 in connection with our bonus exchange program.
(10)	Represents T-AOLTIP units granted on January 25, 2023, with vesting in equal installments on each of February 15, 2024, 2025, 2026 and 2027, subject to continued employment.
(11)	Represents P-AOLTIP units granted on September 8, 2023 as a part of the Incentive and Retention Plan described earlier, with 20.0% of the earned units vesting on October 1, 2026 and the remaining 80.0% of the earned units vesting on October 1, 2027, subject to continued employment. The ultimate number of P-AOLTIP units that vest will be based on the highest consecutive 20-trading day average closing price of our stock during the ten-year term of the award. See pages 64-66 for details.
(12)	Represents the unvested portion of T-LTIP units granted on January 17, 2020, with vesting on February 15, 2024, subject to continued employment.
(13)	Represents the unvested portion of T-LTIP units granted on January 11, 2021, with vesting in equal installments on each of February 15, 2024 and 2025, subject to continued employment.
(14)	Represents the unvested portion of T-LTIP units granted on January 13, 2022, with vesting in equal installments on each of February 15, 2024, 2025 and 2026, subject to continued employment.
(15)	Represents T-LTIP units granted on January 25, 2023, with vesting in equal installments on each of February 15, 2024, 2025, 2026 and 2027, subject to continued employment.
(16)	Represents T-LTIP units granted on September 8, 2023 as a part of the Incentive and Retention Plan described earlier, with 50.0% vesting on October 1, 2026 and the remaining 50.0% vesting on October 1, 2027, subject to continued employment. See pages 64-66 for details.
(17)	Represents P-LTIP units earned under our 2021 Performance Program, which remained subject to vesting, with 50% vesting on January 30, 2024, which was the date the amount earned was determined, and 50% vesting on December 31, 2024, subject to continued employment.
(18)	Represents the vested portion of T-AOLTIP units granted on January 13, 2022 in connection with our bonus exchange program.
(19)	Represents the unvested portion of the T-AOLTIP units granted on January 13, 2022 in connection with our bonus exchange program, with two-thirds vesting on February 15, 2024 and the remaining one-third vesting on February 15, 2025, subject to continued employment.
(20)	Represents the T-LTIP units granted to Mr. Paes on June 3, 2019 in connection with his employment agreement, which will cliff vest on June 3, 2024, subject to continued employment.
(21)	Represents the T-LTIP units granted to Messrs. Paes and Brindley on February 4, 2021 in connection with their promotions, which will cliff vest on February 4, 2026, subject to continued employment.

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(22)	Represents the unvested portion of T-LTIP units granted on January 13, 2022 in connection with our bonus exchange program, with two-thirds vesting on February 15, 2024 and the remaining one-third vesting on February 15, 2025, subject to continued employment.
(23)	Represents the T-LTIP units granted on January 25, 2023 in connection with our bonus exchange program, with 40.0% vesting on each of February 15, 2024 and 2025, and the remaining 20.0% vesting on February 15, 2026, subject to continued employment.
(24)	Represents the unvested portion of T-LTIP units granted on January 11, 2021 in connection with our bonus exchange program, with vesting on February 15, 2024, subject to continued employment.

2023 Option Exercises and Stock Vested

The following table sets forth the aggregate number of options to purchase shares of our common stock that were exercised by each of our NEOs in 2023 and the aggregate number of each NEO’s shares of common stock and T-LTIP units that vested in 2023. The value realized on exercise is the product of (i) the closing price on the NYSE of a share of common stock on the date of exercise minus the exercise price, multiplied by (ii) the number of shares of common stock underlying exercised options. The value realized on vesting is the product of (i) the closing price on the NYSE of a share of common stock on the vesting date (or, if there were no reported sales on such date, the most recent previous date on which there were reported sales), multiplied by (ii) the number of shares/T-LTIP units vesting.

	Option Awards		Stock Awards
Executive	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $
Albert Behler	-	-	391,690	2,238,406
Wilbur Paes	-	-	140,902	815,063
Peter Brindley	-	-	111,059	646,636
Gage Johnson	-	-	53,244	312,416

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COMPENSATION OF EXECUTIVE OFFICERS

Employment Agreements

Pursuant to the terms of the employment agreements with Messrs. Behler, Paes and Brindley, upon the termination of the executive’s employment by us without “cause” (as defined in the applicable employment agreement) or by the executive for “good reason” (as defined in the applicable employment agreement), subject to the executive signing a separation agreement and mutual release, the executive will be entitled to the following severance payments and benefits:

●	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;
●	a lump sum cash payment equal to a multiple of (x) the executive’s then-current annual base salary, plus (y) the average of the annual cash incentive bonuses earned by the executive with respect to the three immediately preceding fiscal years (but not less than $1,250,000 for Mr. Behler, $975,000 for Mr. Paes, and $840,000 for Mr. Brindley); the multiple is two for Mr. Behler and one for Messrs. Paes and Brindley or, in the event such termination occurs in connection with or within two years after a change in control (as defined in the applicable employment agreement), three for Mr. Behler and two for Messrs. Paes and Brindley;
●	a prorated portion of the annual bonus for the year of termination, calculated based on the executive’s target bonus for such year;
●	a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is two for Mr. Behler and one and a half for Messrs. Paes and Brindley; or, in the event such termination occurs in connection with or within two years after a change in control, two for Messrs. Behler, Paes and Brindley; and
●	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

None of the employment agreements provide for any tax gross ups and, in the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive. Each employment agreement provides that, upon a change in control, we will set aside funds in a rabbi trust in an amount sufficient to pay the severance payments due in the event of the termination of the executive in connection with or within two years after a change in control of the Company either by us without cause or by the executive for good reason, provided that the executive will only be entitled to these funds in the event the executive’s employment is actually terminated in connection with or within two years after a change in control of the Company either by us without cause or by the executive for good reason.

All of the cash severance payments described above are to be made as lump sum payments within 30 days after the date of termination of employment. However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months and one day after termination during which time the payments will accrue interest at the short-term applicable federal rate.

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Each employment agreement also provides that in the event the executive’s employment is terminated on account of his death or disability, the executive or his beneficiary in the case of death will receive the following payments:

●	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;
●	a prorated portion of the annual bonus payable for the year of such termination, calculated based on actual achievement of applicable performance metrics for the applicable year; and
●	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Each executive is subject to certain restrictive covenants pursuant to their employment agreements, including non-competition and non-solicitation covenants during their employment with us and for six months after termination of employment.

Executive Severance Plan

We have adopted an Executive Severance Plan for the benefit of certain specified executive officers who are not parties to (or, in some cases, who may no longer be covered by the severance provisions of) an employment agreement, including Mr. Johnson and Ms. Berberi. In the event a participating officer is terminated by us without cause, subject to the officer signing a separation agreement and release with restrictive covenants, including noncompetition and nonsolicitation covenants for six months after termination of employment, this plan will provide severance benefits in the amount of the sum of the officer’s base salary, most recent cash bonus and an amount equal to the annual premium payable by us for the officer’s health and dental insurance.

Incentive and Retention Plan Awards

Upon certain qualified terminations of employment due to death or disability, by us without cause or by the executive with good reason occurring prior to February 1, 2025, the service-based vesting conditions for the Incentive and Retention Plan awards will be deemed to have been satisfied with respect to 50% of each award. Upon such a qualified termination of employment occurring on or after February 1, 2025, the service-based vesting conditions for the Incentive and Retention Plan awards will be deemed to have been satisfied with respect to 100% of each award. For Mr. Behler, the continued vesting provisions of his employment agreement that apply in the event of a qualified retirement will not apply to his Incentive and Retention Plan awards if he gives notice of retirement prior to February 1, 2024, and will only apply to 50% of his Incentive and Retention Plan awards if he gives notice of retirement on or after February 1, 2024, and before February 1, 2025. In connection with any qualified termination, the performance-based vesting conditions of the P-AOLTIP units will continue to apply.

In addition, and in contrast to our annual equity awards, the Incentive and Retention Plan awards are subject to “double-trigger” vesting in connection with a change in control such that the service-based and performance-based vesting conditions of the Incentive and Retention Plan awards will continue to apply following a change in control, subject to the provisions governing qualified terminations.

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COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments Upon Termination or Change in Control

The following tables set forth the amounts that would have been paid to our continuing NEOs in the event of a termination by us without cause or by the executive for good reason other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by us without cause or by the executive for good reason in connection with a change in control occurring, in each case, as of December 31, 2023. The amounts in the tables below exclude payments that would be made for (i) accrued salary and vacation pay; (ii) distribution of plan balances under our 401(k) plan or deferred compensation plan; (iii) life insurance proceeds in the event of death; and (iv) disability insurance payouts in the event of disability to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment.

Executive	Without Cause / For Good Reason $	Death/ Disability $	Change in Control (No Termination) $	Change in Control (Termination Without Cause/For Good Reason) $
Albert Behler
Bonus	1,650,000	1,671,500	-	1,650,000
Cash Severance	5,860,667	-	-	8,791,000
Vesting of T-LTIP Units(1)	5,729,544	5,729,544	3,046,997	5,729,544
Vesting of T-AOLTIP Units(2)	-	-	-	111,511
Performance Awards(3)	-	-	3,356,912	3,356,912
Benefits(4)	27,276	-	-	27,276
Total(5)	13,267,487	7,401,044	6,403,909	19,666,243
Wilbur Paes
Bonus	975,000	1,171,500	-	975,000
Cash Severance	1,821,667	-	-	3,643,334
Vesting of T-LTIP Units(1)	4,814,478	4,814,478	3,351,270	4,814,478
Vesting of T-AOLTIP Units(2)	-	-	-	40,549
Performance Awards(3)	-	-	1,074,217	1,074,217
Benefits(4)	61,730	-	-	82,306
Total(5)	7,672,875	5,985,978	4,425,487	10,629,884
Peter Brindley
Bonus	840,000	883,000	-	840,000
Cash Severance	1,448,333	-	-	2,896,667
Vesting of T-LTIP Units(1)	3,106,366	3,106,366	2,130,893	3,106,366
Vesting of T-AOLTIP Units(2)	-	-	-	27,033
Performance Awards(3)	-	-	716,145	716,145
Benefits(4)	61,730	-	-	82,306
Total(5)	5,456,429	3,989,366	2,847,038	7,668,517
Gage Johnson
Bonus	-	-	-	-
Cash Severance	780,000	-	-	780,000
Vesting of T-LTIP Units(1)	778,264	778,264	458,186	778,264
Vesting of T-AOLTIP Units(2)	-	-	-	8,870
Performance Awards(3)	-	-	234,991	234,991
Benefits(4)	41,153	-	-	41,153
Total(6)	1,599,417	778,264	693,177	1,843,278

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(1)	For all of the executives, a portion of their outstanding equity awards with time-based vesting fully vest upon a change in control, the executive’s termination upon death or disability, or termination by us without cause or by the executive for good reason. For purposes of the tables above, the value of the equity awards that would vest are based on a price of $5.17 per share, which was the closing price on the NYSE of one share of our common stock on December 29, 2023. Information regarding unvested LTIP units held by our NEOs as of December 31, 2023 is contained in the “Outstanding Equity Awards at Fiscal Year-End 2023” table above.
(2)	For all of the executives, a portion of their outstanding AOLTIP units fully vest upon a change in control, the executive’s termination upon death or disability, termination by us without cause or by the executive for good reason. Assumes that the per share value of the AOLTIP units that vest equals (i) $5.17 per share, which was the closing price on the NYSE of one share of our common stock on December 29, 2023, less (ii) the participation threshold of such AOLTIP units. Information regarding unvested AOLTIP units held by our NEOs as of December 31, 2023 is contained in the “Outstanding Equity Awards at Fiscal Year-End 2023” table above.
(3)	In accordance with the terms of our annual performance programs outstanding as of December 31, 2023, in the event of a change in control during the performance period, the performance period will be shortened to end on the date of the change in control and the executives’ awards will be based on performance through that date, measured against prorated performance hurdles. Any P-LTIP units earned upon a change in control will be fully vested on the date of the change in control. Based on our performance from the beginning of the respective performance period through December 31, 2023, in the event of a change in control as of December 31, 2023, our executives would have earned 52.5% of the maximum under our 2022 Performance Program and 52.5% of the maximum under our 2023 Performance Program. If an executive’s employment is terminated before the end of a performance period as a result of death or disability, or is terminated by us without cause or by the executive for good reason, the executive’s award will be calculated as of the end of the performance period in the same manner as if such termination had not occurred, but prorated based on the number of days in the performance period during which such executive was employed by us. Any P-LTIP units so earned will be fully vested. No amounts are included in the event of such a termination, because the executive only would have been entitled to vesting to the extent that the awards were earned based on the achievement of the performance-based vesting criteria through the end of the performance period. If an executive’s employment is terminated after the end of a performance period as a result of death or disability, or is terminated by us without cause or by the executive for good reason, any P-LTIP units earned will be fully vested, but any P-LTIP units earned under our 2022 Performance Program and 2023 Performance Program generally, except in the case of termination as a result of death or disability, will not be transferable until the regular vesting date would have occurred.
(4)	Benefits payment includes a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is two for Mr. Behler, one and a half for Messrs. Paes and Brindley, and one for Mr. Johnson; or, in the event such termination occurs in connection with or within two years after a change in control, two for Messrs. Behler, Paes, and Brindley and one for Mr. Johnson.
(5)	In the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.
(6)	Payments under the Executive Severance Plan are subject to Messrs. Johnson signing a separation agreement and release with restrictive covenants, including noncompetition and nonsolicitation covenants for six months after termination of employment.

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COMPENSATION OF EXECUTIVE OFFICERS

PEO Pay Ratio

Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The PEO of our Company is Mr. Behler.

As illustrated in the table below, our 2023 PEO to median employee pay ratio was 195.96.

“PEO” 2023 Compensation	$ 20,235,912
Median Employee 2023 Compensation	$ 103,265
Ratio of PEO to Median Employee Compensation	195.96

We identified the median employee using the amount reported as compensation on the employee’s Form W-2 for the year ended December 31, 2023, for all individuals who were employed by us on December 31, 2023, the last day of our payroll year (whether employed on a full-time, part-time or seasonal basis). Employees on leave of absence were excluded from the list and reportable wages were annualized for those employees who were not employed for the full calendar year.

Compensation Committee Interlocks and Insider Participation

During 2023, the following directors, all of whom are independent directors, served on our Compensation Committee for at least part of the year: Martin Bussmann, Peter Linneman and Greg Wright. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

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Pay Versus Performance

The information below presents the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K. For a discussion of our compensation programs and pay for performance philosophy, please refer to our Compensation Discussion and Analysis on pages 39 to 71.

Tabular List of Performance Measures

The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the NEOs for 2023. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock units. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program.

●	NOI
●	Relative TSR
●	Core FFO Per Share
●	Square Footage of Signed Leases
●	Same Store Leased Occupancy
●	Corporate Overhead (general and administrative expenses)
●	Fundraising (value of capital raised through funds and joint ventures)

NOI is the primary performance metric used to determine payout of P-LTIP units awarded under our 2023 Performance Program. See page 63 for the description of the 2023 Performance Program.

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COMPENSATION OF EXECUTIVE OFFICERS

Pay Versus Performance Table

Below is the tabular disclosure for our PEO and the average of our NEOs other than the PEO (“Other NEOs”) for 2023, 2022, 2021, and 2020.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (4) ($)	Total Stockholder Return (5) ($)	Peer Group Total Stockholder Return (6) ($)	Net Loss (7) ($ thousands)	Company Selected Measure: NOI (8) ($ thousands)
2023	20,235,912	15,716,754	5,946,176	4,937,703	44	62	(259,744)	374,638
2022	9,325,413	8,046,688	2,997,166	2,201,029	48	61	(36,403)	397,088
2021	9,746,050	6,593,381	3,462,015	2,980,168	65	97	(20,354)	383,788
2020	9,297,893	3,942,462	2,484,614	1,131,946	68	80	(24,704)	404,727

(1)	Reflects the compensation amounts reported in the SCT for our PEO, Mr. Behler, for each of the respective years shown.

(2)	CAP to our PEO is computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. In accordance with SEC rules, reconciliation of the adjustments made from SCT total compensation to CAP for Mr. Behler is set forth following the footnotes to this table.

(3)	For 2023 and 2022, Other NEOs are Messrs. Paes, Brindley, and Johnson; for 2021 and 2020, Other NEOs are Messrs. Paes, Brindley, Johnson and Mr. David Zobel, former Executive Vice President, Head of Acquisitions.

(4)	Average CAP to our Other NEOs is computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. In accordance with SEC rules, reconciliation of the adjustments made from SCT total compensation to CAP for the average of the Other NEOs is set forth following the footnotes to this table.

(5)	Represents the cumulative TSR of the Company for an initial investment of $100 on December 31, 2019 through and including the end of the fiscal year for each row in the table.

(6)	Represents the cumulative TSR of the MSCI US REIT/Office REIT Index, which is an industry index reported in the performance graph included in the Company’s 2023 Annual Report on Form 10-K, for an initial investment of $100 on December 31, 2019 through and including the end of the fiscal year for each row in the table.

(7)	The Company’s Net Loss as reported in the Company’s Consolidated Statements of Income on Form 10-K for each fiscal year in the table.

(8)	The Company’s NOI, which is the Company-Selected Measure, and a non-GAAP measure discussed in our Annual Report on Form 10-K for the year ended December 31, 2023.

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COMPENSATION OF EXECUTIVE OFFICERS

Reconciliation of SCT Total Compensation to CAP

	2023		2022		2021		2020
		Average		Average		Average		Average
		Other		Other		Other		Other
		Non-PEO		Non-PEO		Non-PEO		Non-PEO
	PEO	NEOs	PEO	NEOs	PEO	NEOs	PEO	NEOs
	($)	($)	($)	($)	($)	($)	($)	($)
Summary Compensation Table Total	20,235,912	5,946,176	9,325,413	2,997,166	9,746,050	3,462,015	9,297,893	2,484,614
Add (Subtract):
Stock award and option value
reported in SCT for the covered year	(17,250,000)	(4,539,583)	(6,250,000)	(1,569,167)	(6,250,000)	(2,041,875)	(6,524,028)	(1,401,453)
Year-end fair value of equity awards
granted during fiscal year that are outstanding
and unvested at year-end	15,897,136	4,217,542	5,714,133	1,301,013	5,985,523	1,987,166	3,864,110	818,366
Year-over-Year change in fair value of awards
granted in any prior fiscal year that are
outstanding and unvested at year-end	(1,244,064)	(420,204)	(881,161)	(656,817)	(1,195,684)	(248,814)	(2,080,515)	(664,014)
Change in fair value from prior year-end to
vesting date of awards granted in any prior
year that vested during the fiscal year	(2,167,379)	(376,547)	(62,571)	18,256	(1,867,338)	(252,966)	(869,466)	(177,521)
Value of dividends or other earnings paid on
unvested T-LTIP units not otherwise reflected
in fair value or total compensation	245,149	110,319	200,874	110,578	174,830	74,642	254,468	71,954
Compensation Actually Paid	15,716,754	4,937,703	8,046,688	2,201,029	6,593,381	2,980,168	3,942,462	1,131,946

The dollar amounts reported represent CAP, as computed in accordance with SEC rules. The fair values of stock options and AOLTIP awards were determined using a Black-Scholes option-pricing model with assumptions applicable to each valuation date. The fair values of P-LTIP awards were determined using a Monte Carlo simulation analysis, and for awards tied to NOI goals, assume approximately target performance for NOI. The fair value of T-LTIP awards were based on the Company’s closing stock price on each valuation date. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year.

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COMPENSATION OF EXECUTIVE OFFICERS

Relationship between Company CAP and TSR

The graphs below illustrate the relationship between CAP and our TSR for the PEO (top) and Average Other NEOs (bottom) for each of the past four fiscal years. SCT total compensation is also shown for reference. The FY2023 values include the grant date fair value (SCT) and the fair value as of December 31, 2023 (CAP) for the Incentive and Retention Plan awards, which were intended to replace the 2024 and 2025 annual equity awards.

CEO CAP & Total Shareholder Return
TSR
SCT Total Compensation or CAP ($ mil.)
$150
$125
$100
$75
$50
$25
$-
$24.0
$20.0
$16.0
$12.0
$8.0
$4.0
$0.0
$100
$68
$65
$48
$44
$9.3
$3.9
$9.7
$6.6
$9.3
$8.0
$20.2
$15.7
Dec 31 2019
FY2020
Dec 31 2020
FY2021
Dec 31 2021
FY2022
Dec 31 2022
FY2022
Dec 31 2023
CEO SCT
CEO CAP
PGRE TSR

Average Other NEOs CAP & TSR
TSR
150
125
100
75
50
25
0
SCT Total Compensation or CAP ($ mil.)
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$100
$68
$65
$48
$44
$2.5
$1.1
$3.5
$3.0
$3.0
$2.2
$5.9
$4.9
Dec 31 2019
FY2020
Dec 31 2020
FY2021
Dec 31 2021
FY2022
Dec 31 2022
FY2022
Dec 31 2023
Avg. Other NEOs SCT
Avg. Other NEOs CAP
PGRE TSR

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COMPENSATION OF EXECUTIVE OFFICERS

Relationship between CAP, Net Loss, and NOI

The graph below illustrates the relationship between the CAP values for the PEO and Average Other NEOs and our Net Loss and NOI. Net Loss is not used as a metric in our annual or long-term incentive plans, and NOI is used in our long-term incentive plan. The FY2023 CAP values include the fair value as of December 31, 2023 for the Incentive and Retention Plan awards, which were intended to replace the 2024 and 2025 annual equity awards.

Relationship between the Company’s TSR and Peer Group TSR

The graph below illustrates the relationship between our four-year cumulative TSR and that of the MSCI US REIT/Office REIT Index, which is the “Peer Group” used in the pay-versus-performance table above.

2024 Proxy Statement | 89

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of shares of our common stock and units in our operating partnership as of March 1, 2024, with respect to:

●	each of our directors;
●	each of our NEOs;
●	each person known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock or the outstanding shares of our common stock and units in our operating partnership; and
●	all of our directors and executive officers as a group.

Beneficial ownership of shares and units is determined under rules of the SEC and generally includes any shares or units, as applicable, over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock and units in our operating partnership shown as beneficially owned by them. Shares of our common stock and units in our operating partnership that a person has the right to acquire within 60 days of March 1, 2024 are deemed to be outstanding and beneficially owned by the person having the right to acquire such shares or units for purposes of the table below, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

As of March 1, 2024, there were 217,329,254 shares of our common stock outstanding and 20,035,314 units of our operating partnership outstanding, consisting of 12,118,517 common operating partnership units and 7,916,797 T-LTIP and P-LTIP units (excluding 4,379,160 unvested P-LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of the designated performance objectives).

Unless otherwise indicated, all shares and units are owned directly. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1633 Broadway, New York, NY 10019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Common Stock		Common Stock and Units
Executive	Number of Shares Beneficially Owned(1)	Percentage of All Shares(2)	Number of Shares and Units Beneficially Owned(1)	Percentage of All Shares and Units(2)
5% Stockholders
The Otto Family Group(3)	33,558,950	15.4%	33,851,333	14.3%
BlackRock(4)	30,665,348	14.1%	30,665,348	12.9%
The Vanguard Group(5)	25,584,146	11.8%	25,584,146	10.8%
Alexander Otto(6)	14,145,495	6.5%	14,145,495	6.0%
Katharina Otto-Bernstein(7)	12,274,852	5.6%	12,567,235	5.3%

Executive Officers and Directors
Albert Behler(8)	1,987,127	*	14,123,563	5.8%
Wilbur Paes(9)	110,000	*	2,611,403	1.1%
Peter Brindley(10)	-	*	1,581,350	*
Gage Johnson(11)	28,878	*	637,504	*
Thomas Armbrust(12)	280,503	*	280,503	*
Martin Bussmann(13)	-	*	78,999	*
Karin Klein(14)	-	*	108,768	*
Peter Linneman(15)	30,000	*	157,219	*
Katharina Otto-Bernstein(7)	12,274,852	5.6%	12,567,235	5.3%
Mark Patterson(16)	-	*	82,608	*
Hitoshi Saito(17)	41,507	*	41,507	*
Nadir Settles	-	*	-	*
Paula Sutter (18)	-	*	40,419	*
Greg Wright(19)	-	*	80,219	*
All directors and executive officers as a group (15 persons)(20)	14,752,867	6.7%	32,835,825	13.5%
(*)	Represents less than 1.0%
(1)	“Number of shares beneficially owned” includes shares of common stock that may be acquired by exercising stock options within 60 days of March 1, 2024 but does not include shares of common stock that may be acquired by redeeming common units in the operating partnership. “Number of shares and units beneficially owned” includes all shares included in the column titled “Number of shares beneficially owned” plus shares of common stock that may be acquired by redeeming common units in the operating partnership assuming that (i) all outstanding common units in the operating partnership are immediately redeemable/exchangeable, (ii) all outstanding LTIP units have vested in full and have been converted into an equal number of common units in the operating partnership (excluding unvested P-LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of designated performance objectives), (iii) common units that may be acquired by converting outstanding AOLTIP units that are convertible within 60 days of March 1, 2024 and (iv) all common units in the operating partnership have been exchanged for shares of common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)	As of March 1, 2024, 217,329,254 shares of common stock, 12,323,244 common units in the operating partnership and 7,712,070 LTIP units were outstanding (excluding 4,379,160 unvested P-LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of designated performance objectives). To compute the percentage of outstanding shares of common stock held by each person and unless otherwise noted, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of March 1, 2024 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of outstanding shares of common stock and units held by each person is calculated in the same manner as the percentage of outstanding shares of common stock, except that in performing this calculation we assume that: (i) any common units which such person has the right to acquire pursuant to the conversion of T-AOLTIP units convertible within 60 days of March 1, 2024 is deemed to be outstanding, (ii) all outstanding LTIP units held by all persons have vested in full and have been converted into an equal number of common units in the operating partnership, and (iii) all common units in the operating partnership held by all persons, other than us, have been exchanged for shares of common stock.
(3)	Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA Vermögensverwaltungsgesellschaft m.b.H., a German limited liability company (“AROSA”), Alexander Otto, the sole stockholder of AROSA, Katharina Otto-Bernstein and Maren Otto. Represents the shares beneficially owned by Maren Otto and her two children, Alexander Otto and Katharina Otto-Bernstein. Maren Otto has sole voting and sole dispositive power over 7,138,603 of these shares of common stock. For the number of these shares beneficially owned by each of Alexander Otto and Katharina Otto-Bernstein refer to footnotes (6) and (7), respectively. The address for AROSA, Alexander Otto, Katharina Otto-Bernstein and Maren Otto is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(4)	Based on information provided on a Schedule 13G/A filed with the SEC on January 23, 2024 by Blackrock, Inc. BlackRock, Inc. reported sole voting power with respect to 28,667,396 shares and sole dispositive power with respect to 30,665,348 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(5)	Based on information provided on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group reported that they did not have any shares with sole voting power and reported shared voting power with respect to 278,969 shares, sole dispositive power with respect to 25,134,699 shares and shared dispositive power with respect to 449,447 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pa 19355.
(6)	Based on information provided on a Form 4 filed with the SEC on November 27, 2019 by Alexander Otto. Includes 13,656,206 shares of common stock held directly by Alexander Otto and 489,289 shares of common stock held by AROSA, an entity wholly-owned by Alexander Otto. Alexander Otto has sole voting and sole dispositive power over each of these shares of common stock. The address for Alexander Otto and AROSA is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(7)	Based in part on information provided on Form 4s filed with the SEC by Katharina Otto-Bernstein on November 27, 2019, March 13, 2020, May 19, 2020, August 2, 2022, and May 22, 2023. Katharina Otto-Bernstein has sole voting and sole dispositive power over each of these shares of common stock. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 27,650 LTIP units, which are subject to vesting. The address for Katharina Otto-Bernstein is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(8)

Includes 1,345,315 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 6,413,324 common units (of which 401,245 common units are held by entities that are wholly owned by Albert Behler), 1,711,224 LTIP units (of which 1,363,393 T-LTIP units are subject to vesting) and 4,011,888 common units underlying convertible T-AOLTIP units.

(9)

Includes 100,000 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 672,563 common units, 1,232,714 LTIP units (of which 1,100,823 T-LTIP units are subject to vesting), and 596,126 common units underlying convertible T-AOLTIP units.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(10)

Includes, only under the “Number of Shares and Units Beneficially Owned” column, 440,428 common units, 845,171 LTIP units (of which 720,950 LTIP units are subject to vesting) and 295,751 common units underlying convertible AOLTIP units.

(11)

Includes 21,378 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 263,883 common units, 249,752 LTIP units (of which 201,652 LTIP units are subject to vesting) and 94,991 common units underlying convertible AOLTIP units.

(12)	Includes 27,650 shares of restricted stock, which are subject to vesting.
(13)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 27,650 T-LTIP units, which are subject to vesting.
(14)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 27,650 T-LTIP units, which are subject to vesting.
(15)

Includes, only under the “Number of Shares and Units Beneficially Owned” column, 27,650 T-LTIP units, which are subject to vesting and 7,518 common units held jointly by Dr. Linneman and his spouse, with respect to which Dr. Linneman has shared voting and dispositive power.

(16)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 27,650 T-LTIP units, which are subject to vesting.
(17)	Includes 27,650 shares of restricted stock, which are subject to vesting.
(18)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 27,650 T-LTIP units, which are subject to vesting.
(19)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 27,650 T-LTIP units, which are subject to vesting.
(20)

Includes 1,446,693 shares of common stock underlying exercisable stock options and 55,300 shares of restricted stock, which are subject to vesting. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 8,356,401 common units, 4,664,786 LTIP units (of which 3,794,067 T-LTIP units are subject to vesting) and 5,061,771 common units underlying convertible T-AOLTIP units.

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PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At the 2023 annual meeting of stockholders which was held on May 18, 2023, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every year, which was consistent with the recommendation of the Board. The Board considered the voting results with respect to the frequency proposal as well as other factors, and intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year consistent with the most recent advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers.

Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board unanimously recommends a vote “FOR” this resolution.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

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PROPOSAL 3: APPROVAL OF THE PARAMOUNT GROUP, INC. 2024 EQUITY INCENTIVE PLAN

The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 18, 2024, the Board of Directors adopted, subject to stockholder approval, the Paramount Group, Inc. 2024 Equity Incentive Plan (the “Plan”). The Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Summary of Material Features of the Plan

●	The maximum number of shares of common stock to be issued under the Plan is 24,778,731, comprised of (i) 11,630,563 shares in connection with the 7,518,519 P-AOLTIP units and 4,112,044 T-LTIP units granted under our Incentive and Retention Plan which are contingent on shareholder approval of the Plan, and (ii) 13,148,168 shares for future grants;
●	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, performance share awards, dividend equivalent rights and other equity-based awards is permitted;
●	Shares of stock underlying any awards under the Plan or, after March 8, 2024, any shares of stock subject to an award granted under the 2014 Plan, that are forfeited, canceled, expired, satisfied without issuance of shares or otherwise terminated (other than by exercise), including shares held back upon exercise or settlement of an award under the Plan (or, after March 8, 2024, any shares of stock subject to an award granted under the 2014 Plan) to satisfy the exercise price or tax withholding, reacquired by the Company prior to vesting, shall be added to the shares of stock available for grant under the Plan on a one-for-one basis (shares of stock repurchased by the Company on the open market shall not be added to the shares of stock available for issuance under the Plan);
●	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;
●	A minimum vesting period of one year is required for all equity awards, other than a limited number of excepted awards under the Plan;
●	Any material amendment to the Plan is subject to approval by our stockholders; and
●	The term of the Plan will expire on March 18, 2034.

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PROPOSAL 3: APPROVAL OF THE 2024 EQUITY INCENTIVE PLAN

Responsible Grant Practices by the Company

●	All long-term equity incentive awards granted to our CEO and other NEOs vest ratably over at least three years.
●	60% of our CEO’s long-term equity incentive awards (and 50% of our other NEOs’ long-term equity incentive awards) for 2023 and 2022 consisted of performance-based awards that may be earned upon the achievement of three-year cumulative NOI goals, subject to modification based on relative TSR performance over a three-year performance period with a one-year post-vesting “no sale” restriction.
●	Incentive and Retention Plan awards, intended to be in lieu of the 2024 and 2025 annual equity awards, are also 60% performance-based for our CEO (and 50% for our other NEO’s) in the form of AOLTIPs that are earned based on rigorous stock price hurdles. Vesting of awards under the Incentive and Retention Plan is extended through late 2027 and weighted toward later vesting dates to enhance retention. Vested units, if any, are subject to an additional one-year post-vesting “no sale” restriction.
●	Robust stock ownership requirements for our executive officers.
●	No accelerated vesting in connection with a change in control unless the change in control is completed (i.e., no liberal change in control definition).
●	Clawback policy that applies to equity awards granted to NEOs and certain other specified officers.

Reasonable Plan Cost

The number of additional shares requested, together with the number of shares outstanding under our current equity compensation plans (including the shares granted under our Incentive and Retention Plan that are contingent on shareholder approval of the Plan) is limited to 15% of the fully-diluted number of shares of common stock and common units in our operating partnership as of March 8, 2024.

Based solely on the closing price of our common stock as reported by the New York Stock Exchange on March 8, 2024 of $4.65 per share and the maximum number of shares that would have been available for awards as of such date under the Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Plan is $115,221,000.

Rationale for New Plan

The Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

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PROPOSAL 3: APPROVAL OF THE 2024 EQUITY INCENTIVE PLAN

Shares Available for Issuance and Outstanding Awards

Under the Plan, 24,778,731 shares of common stock will be available, comprised of (i) 11,630,563 shares in connection with the 7,518,519 P-AOLTIP units and 4,112,044 T-LTIP units granted under our Incentive and Retention Plan and are contingent on shareholder approval of the Plan, and (ii) 13,148,168 shares for future grants.

The following table sets forth, as of March 8, 2024, (i) all outstanding stock options, P-AOLTIP and T-AOLTIP units granted pursuant to our equity compensation plans (including the weighted average exercise/conversion price and weighted average remaining term), (ii) all unvested shares of common stock and P-LTIP and T-LTIP units granted pursuant to our equity compensation plans (including P-LTIP units that remain subject to performance-based vesting counted at maximum levels), (iii) the total number of outstanding shares of common stock and common units in our operating partnership (other than common units held by us), (iv) the total number of shares available under the Plan, including the awards already reserved for existing obligations under (i) and (v) and the remaining shares available for future grant. Awards are separated between our normal-course grants and the Incentive and Retention Plan grants made in September 2023, for which reservation of shares under the Plan is contingent upon shareholder approval of the Plan.

Number of
Shares or Units
#
Outstanding Awards, Not Contingent Upon Shareholder Approval:
Appreciation-Based Awards: Stock Options and T-AOLTIP units (1)	9,316,178
Restricted Stock and T-LTIP units	2,080,601
P-LTIP units	4,583,479
Total Outstanding Awards, Not Contingent Upon Shareholder Approval (A)	15,980,258

Outstanding Awards, Contingent Upon Shareholder Approval:
Appreciation-Based Awards (Unearned P-AOLTIP units) (2)	7,518,519
T-LTIP units	4,112,044
Total Outstanding Awards, Contingent Upon Shareholder Approval (B)	11,630,563
Shares Available for Future Grant under the 2024 Equity Incentive Plan (C)	13,148,168
Total Shares Authorized for Awards under the 2024 Equity Incentive Plan (B+C)	24,778,731

Common Shares Outstanding	217,131,496
Common Units Outstanding (excluding unvested T-LTIP units)	13,836,108
Total Shares and Units Outstanding (D)	230,967,604

Fully-Diluted Total Shares and Units Outstanding (A+B+C+D)	271,726,593
Fully-Diluted Overhang (A+B+C) / (A+B+C+D)	15.0%
(1)	The weighted average stock price for these awards is $9.66 and the average remaining term is 4.3 years.
(2)	The weighted average stock price for these awards is $5.12 and the average remaining term is 9.5 years.

Other than the foregoing and vested P-LTIP and T-LTIP units (or common units into which they were converted) that were outstanding but not yet exchanged for shares of common stock, no other awards pursuant to which shares of common stock were issuable under any of our existing or prior equity compensation plans were outstanding as of March 8, 2024.

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PROPOSAL 3: APPROVAL OF THE 2024 EQUITY INCENTIVE PLAN

Burn Rate

The following table sets forth information regarding all equity awards granted and earned during each of the last three fiscal years, and the corresponding “burn rate,” which is defined as the number of stock options, AOLTIP units and time-based shares/units granted plus the number of performance-based shares/units earned in a year divided by the weighted average number of shares of common stock and common units outstanding for that year, for each of the last three fiscal years.

	2021	2022	2023
Award Type	#	#	#
Time-Based Awards Granted:
T-AOLTIP units	2,171,875	2,703,499	2,054,270
T-LTIP units and Restricted Stock	1,237,256	879,972	5,289,850	(1)
Total Time-Based Awards Granted (A)	3,409,131	3,583,471	7,344,120

Performance-Based Awards Earned (B)	-	-	443,713	(2)

Total Time-Based Awards Granted and
Performance-Based Earned (A+B)	3,409,131	3,583,471	7,787,833

Weighted Average Shares and Common Units Outstanding (3) (C)	240,398,770	239,177,199	233,472,327

Burn Rate ((A+B)/C) (4)	1.4%	1.5%	3.3%

(1)	Includes 4,112,044 T-LTIP units granted under our Incentive and Retention Plan that are contingent on shareholder approval of the Plan.
(2)	Excludes 7,518,519 P-AOLTIP units granted during 2023 under our Incentive and Retention Plan that are contingent on shareholder approval of the Plan, and that have not been earned.
(3)	For each applicable year, represents the weighted average number of shares of common stock and common units of the operating partnership (other than common units held by us) outstanding during the year. Because we are a real estate investment trust that conducts substantially all of our operations through an operating partnership, both shares of common stock and common units of the operating partnership not owned by us are included for purposes of calculating our burn rate. Each common unit of the operating partnership is exchangeable into shares of common stock on a one-for-one basis, subject to certain conditions.
(4)	Our three-year average burn rate is 2.1%.

Our Board of Directors determined the size of reserved pool under the Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through the 2028 annual shareholder meeting.

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Summary of the Plan

The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, which is attached hereto as Appendix A.

Administration. The Plan will be administered by Board or the Compensation Committee of the Board. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The Administrator may delegate to a committee consisting of one or more directors of the Company any of the authority of the Administrator under the Plan, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All employees, non-employee directors and consultants are eligible to participate in the Plan, subject to the discretion of the administrator. As of March 8, 2024, approximately 329 individuals would have been eligible to participate in the Plan had it been effective on such date, which includes 5 executive officers, 315 employees who are not executive officers and 9 non-employee directors. We do not currently grant awards to our consultants. There are certain limits on the number of awards that may be granted under the Plan. For example, no more than 49,557,462 shares of common stock may be granted in the form of incentive stock options.

Minimum Vesting Period. The minimum vesting period for each equity award granted under the Plan must be at least one year, provided (1) that up to 5% of the shares authorized for issuance under the Plan may be utilized for unrestricted stock awards or other equity awards with a vesting period of less than one year. In addition, the Administrator may grant equity awards that vest within one year if (i) such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the minimum vesting period, (ii) shares are delivered in lieu of fully vested cash awards, or (iii) such awards are granted to non-employee directors and are scheduled to vest on the date of the Company’s next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year's annual meeting of stockholders.

Stock Options. The Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Administrator. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on the New York Stock Exchange. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator in circumstances involving the optionee’s death or disability. In general, unless otherwise permitted by the Administrator, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

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Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are not subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price. Finally, to the extent that (A) a stock option that is not an incentive stock option is vested and remains outstanding and has not been exercised by the optionee as of the option’s expiration date and (B) the fair market value of the shares of stock exceeds the exercise price of the option on such date, then such option shall automatically be exercised on its expiration date (without any action required on the part of the optionee) pursuant to the “net exercise” arrangement described above.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units. The Administrator may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Administrator may also grant shares of common stock that are free from any restrictions under the Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Administrator may grant cash bonuses under the Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals, time-based vesting or other objectives.

Performance Share Awards. The Administrator may grant performance share awards under the Plan to participants. The performance share awards may be subject to the attainment of performance goals.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

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PROPOSAL 3: APPROVAL OF THE 2024 EQUITY INCENTIVE PLAN

Change of Control Provisions. In the event of a “sale event” as defined in the Plan, awards under the Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided by the Administrator in the award certificate, upon the effective time of the sale event, all stock options and stock appreciation rights that are not exercisable immediately will become vested and exercisable upon the sale event; all other Awards with time-based vesting conditions or restrictions will become fully vested and nonforfeitable as of the effective time of the sale event and all awards with conditions and restrictions relating to the attainment of performance goals will become vested and nonforfeitable in connection with a sale event to the extent specified in the relevant award certificate. In addition, the Company may make or provide for payment, in cash, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (to the extent then exercisable at prices not in excess of the sale price). Each grantee will be permitted, within a specified period of time prior to the consummation of the sale event as determined by the Administrator, to exercise all outstanding stock options and stock appreciation rights (to the extent then exercisable) held by such grantee.

Tax Withholding. Participants in the Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Administrator may require that tax withholding obligations satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the New York Stock Exchange, any amendments that materially change the terms of the Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The Plan was approved by our Board of Directors on March 18, 2024. Awards of incentive options may be granted under the Plan until March 18, 2034. No other awards may be granted under the Plan after the date that is ten years from the date of stockholder approval.

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New Plan Benefits

The grants set forth in the table below have been allocated as indicated with respect to shares of common stock to be reserved for issuance under the Plan. Except as set forth below, the number of shares that may be granted to our executive officers, non-employee directors and other employees is indeterminable at this time, as such grants are subject to the discretion of our Compensation Committee.

	Options		Stock Awards
	Exercise	Number of	Dollar	Number of
Name and Position	Price ($)	Awards (#) (1)	Value ($)	Awards (#)
Executive Officers:
Albert Behler, Chairman, Chief Executive Officer and President	5.12	4,460,424	4,400,000	1,037,736	(2)
Wilbur Paes, Chief Operating Officer, Chief Financial Officer and Treasurer	5.12	1,621,973	2,400,000	566,038	(2)
Peter Brindley, Executive Vice President, Head of Real Estate	5.12	1,081,315	1,600,000	377,359	(2)
Gage Johnson, Senior Vice President, General Counsel and Secretary	5.12	354,807	525,000	123,821	(2)
Total Executive Officers as a group (4 persons)	5.12	7,518,519	8,925,000	2,104,954	(2)
Current Employees who are not Executive Officers or
Directors, as a group	-	-	8,510,000	2,007,090	(2)
Total Executive Officers and Current Employees who are not
Directors, as a group	5.12	7,518,519	17,435,000	4,112,044	(2)
Directors:
Thomas Armbrust	-	-	120,000	25,807	(3)
Martin Bussmann	-	-	120,000	25,807	(3)
Karin Klein	-	-	120,000	25,807	(3)
Katharina Otto-Bernstein	-	-	120,000	25,807	(3)
Mark Patterson	-	-	120,000	25,807	(3)
Hitoshi Saito	-	-	120,000	25,807	(3)
Nadir Settles	-	-	120,000	25,807	(3)
Paula Sutter	-	-	120,000	25,807	(3)
Greg Wright	-	-	120,000	25,807	(3)
Total Directors as a group (9 persons)	-	-	1,080,000	232,263	(3)
Total	5.12	7,518,519	18,515,000	4,344,307	(4)

(1)	Represents P-AOLTIPs previously granted pursuant to the Incentive and Retention Plan that, if earned, may be converted at the election of the holder, subject to price appreciation threshold, vesting and certain other conditions, into a number of common units in our operating partnership determined by the increase in value of a share of our common stock at the time of the conversion over the participation threshold of $5.12, which was the closing stock price of our common stock on the date of grant. Pursuant to the limited partnership agreement of our operating partnership, common units may in turn be redeemed on a one-for-one basis for shares of common stock or, at our election, the cash value of one share of common stock. Currently, shares of common stock issuable upon conversion of the common units that may be issued upon conversion of the P-AOLTIPs are not reserved for issuance under the 2014 Plan and we therefore intend to settle any such common units tendered for redemption in cash. If the Plan is approved, we intend to settle any such common units in shares of either our common stock or cash.
(2)	Represents T-LTIPs previously granted pursuant to the Incentive and Retention Plan that may be converted at the election of the holder, subject to vesting and certain other conditions, into an equal number of common units in our operating partnership. Pursuant to the limited partnership agreement of our operating partnership, common units may in turn be redeemed on a one-for-one basis for shares of common stock or, at our election, the cash value of one share of common stock. Currently, shares of common stock issuable upon conversion of the common units that may be issued upon conversion of the T-LTIPs are not reserved for issuance under the 2014 Plan and we therefore intend to settle any such common units tendered for redemption in cash. If the Plan is approved, we intend to settle any such common units in shares of either our common stock or cash.
(3)	Represents an estimated number of LTIP units or restricted common stock to be granted in 2024 to each of our non-employee directors following our annual meeting. The number was determined by dividing $120,000 to be granted in accordance with our director compensation policy by the closing price of our common stock on the NYSE of $4.65 on March 8, 2024.
(4)	Includes an estimated number of awards to be granted following our annual meeting, which amount was determined by dividing the expected grant value for non-employee directors under the director compensation policy by the closing price of our common stock on the NYSE of $4.65 on March 8, 2024.

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PROPOSAL 3: APPROVAL OF THE 2024 EQUITY INCENTIVE PLAN

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with other awards under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

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PROPOSAL 3: APPROVAL OF THE 2024 EQUITY INCENTIVE PLAN

Securities Authorized for Issuance under Equity Compensation Plan

The following table summarizes certain information about our equity compensation plans as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table)
Equity compensation plans approved by stockholders	25,859,075	(1)	$ 10.08	(2)	1,790,937	(3)
Equity compensation plans not approved by stockholders	11,630,563	(4)	$ 5.12	(2)	-
Total	37,489,638		$ 7.77		1,790,937

____________

(1)	Consists of (i) 1,988,993 shares of common stock issuable upon the exercise of outstanding options granted pursuant to the 2014 Plan, (ii) 13,809,174 shares of common stock issuable in exchange for common units issued or which may, upon the satisfaction of certain conditions, be issuable pursuant to LTIP units that were previously granted pursuant to the 2014 Plan, (iii) 6,642,144 shares of common stock issuable in exchange for common units which may be issuable upon the exercise of outstanding T-AOLTIP units granted pursuant to the 2014 Plan and (iv) 3,418,764 shares of common stock issuable in exchange for common units issued, pursuant to LTIP units that were previously granted outside of the 2014 Plan in connection with our initial public offering. The 13,809,174 LTIP units include 5,933,697 P-LTIP units that remain subject to the achievement of the requisite performance-based vesting criteria.
(2)	Represents the weighted average exercise price of outstanding options, T-AOLTIP units and P-AOLTIP units. The outstanding LTIP units and the common units into which they were converted or are convertible into do not have an exercise price and accordingly, are not included in the weighted-average exercise price calculation.
(3)	Based on awards being granted as “Full Value Awards”, as defined in the 2014 Plan, including awards such as restricted stock and LTIP units that do not require the payment of an exercise price. If we were to grant awards other than “Full Value Awards”, as defined in the 2014 Plan, including AOLTIP units, stock options or stock appreciation rights, the number of securities remaining available for future issuance would be 3,313,233.
(4)	Consists of (i) 4,112,044 shares of common stock issuable in exchange for common units issued or which may, upon the satisfaction of certain conditions, be issuable pursuant to T-LTIP units that were previously granted under the Incentive and Retention Plan and (ii) 7,518,519 shares of common stock issuable in exchange for common units which may be issuable upon the exercise of P-AOLTIP units. The 7,518,519 P-AOLTIP units remain subject to the achievement of the requisite performance-based vesting criteria. See Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Upon the determination of the Compensation Committee of our board of directors and subject to a sufficient number of shares being available for issuance thereunder, the P-AOLTIPs and T-LTIPs may become part of the 2014 Plan (or the Plan) in the future. Prior to the time such awards are included in the 2014 Plan or the Plan, any common units issued upon conversion of the P-AOLTIPs and T-LTIPs units, if tendered for redemption, will be settled in cash pursuant to the terms of the common units.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal at the 2024 annual meeting is required for the approval of the Plan. Abstentions and broker non-votes, if any, will have no effect on the outcome.

.
The Board unanimously recommends a vote “FOR” the 2024 Equity Incentive Plan.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, the “Deloitte Entities”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Deloitte & Touche LLP to the stockholders for ratification at the 2024 annual meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm since our formation in 2014 and is considered by our management to be well-qualified. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires and will be available to respond to appropriate questions.

A majority of all of the votes cast with respect to this proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast.” Abstentions and broker non-votes will have no effect on this proposal.

Fee Disclosure

The following is a summary of the fees billed by the Deloitte Entities for professional services rendered to us for the fiscal years ended December 31, 2023 and 2022:

	2023	2022
Audit Fees	$ 1,092,000	$ 1,041,000
Audit-Related Fees	1,624,000	1,504,000
Tax Fees	1,162,000	1,169,000
All Other Fees	160,000	-
Total	$ 4,038,000	$ 3,714,000

Audit Fees

“Audit Fees” include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Deloitte & Touche LLP to be named in our registration statements and to the use of their audit report in the registration statements.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit-Related Fees

“Audit-Related Fees” refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

“Tax Fees” refers to fees and related expenses for professional services provided by Deloitte Entities for tax compliance, tax advice and tax planning.

All Other Fees

“All Other Fees” refers to fees and related expenses for products and services other than services described above.

Our Audit Committee considers whether the provision by Deloitte Entities of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Deloitte & Touche LLP’s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (i) the aggregate amount of all such non-audit services constitutes not more than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.

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AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of Paramount Group, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2023 as follows:

1.	the Audit Committee has reviewed and discussed with management the audited financial statements of Paramount Group, Inc. for the fiscal year ended December 31, 2023;
2.	the Audit Committee has discussed with representatives of Deloitte & Touche LLP the matters required to be discussed with them by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
3.	the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Submitted by our Audit Committee

Peter Linneman (Chairman)

Karin Klein

Paula Sutter

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreements

In connection with the formation transactions, we assumed certain management agreements of our predecessor pursuant to which we provide property management, leasing, reporting or other services for certain properties or business entities owned by members of the Otto family, including the Commercial National Bank Building, which is 100% indirectly owned by Maren Otto, Katharina Otto-Bernstein and Alexander Otto. Pursuant to the Commercial National Bank Building property management agreement, we receive (i) property management fees of 3.0% of the property’s annual gross revenue; (ii) construction service fees of 3.0% of certain costs, tenant improvements and tenant allowances; and (iii) disposition fees of 0.50% of the gross consideration paid in connection with a disposition of the property. During 2023, we received fees of $1,042,000 pursuant to these agreements, including $552,000 from the agreement relating to property management, construction and leasing for the Commercial National Bank Building. The property management agreement automatically renews for annual terms unless terminated by either party by giving three months written notice to the other before the end of any calendar year. The other management agreements automatically renew for annual terms unless terminated by either party by giving thirty days written notice to the other before the end of any calendar year.

1633 Broadway and 1325 Avenue of the Americas Leases

Our predecessor leased 3,330 square feet of space in 1633 Broadway to ParkProperty at an annual base rent of $57.00 per square foot, with five months of free rent and no tenant improvement allowance. We believe that the terms of this lease, at the time it was signed, were at least as favorable to us as the terms we could have obtained from a third party in an arm’s length transaction for the lease of this space. In December 2022, upon expiration of this lease, the Company and ParkProperty entered into a lease of approximately 4,233 square feet of office space at 1325 Avenue of the Americas for a five year term commencing on December 1, 2022 and ending on November 30, 2027, at an initial fixed rate of $65.00 per square foot with seven months of free rent and no tenant improvement allowance, with the rental rate to be adjusted at market during any renewal term. For the year ended December 31, 2023, we recognized $275,600 of rental income pursuant to this lease.

Mannheim Lease

Dr. Martin Bussmann (a member of our Board of Directors) was, through mid-December 2022, also a trustee and a director of Mannheim Trust, a subsidiary of which, Mannheim LLC, leases 5,593 square feet at 712 Fifth Avenue, our 50.0% owned unconsolidated joint venture. In December 2022, the joint venture amended the lease, reducing it to 3,127 square feet, and extending it for an additional term of two years and two months commencing on May 1, 2023 and ending on June 30, 2025, at an annual rate for base rent of $76.00 per square foot, with two months of free rent and no tenant improvements allowance or landlord work other than cleaning and repainting. The Mannheim Trust is for the benefit of Dr. Bussmann’s children. For the year ended December 31, 2023, we recognized $182,900 for our share of rental income from this lease.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

HT Consulting GmbH

We have engaged HT Consulting GmbH (formerly Hamburg Trust Consulting HTC GmbH) (“HTC”), a licensed broker in Germany, to supervise selling efforts for our joint ventures and private equity real estate funds (or investments in feeder vehicles for these funds) to investors in Germany. Pursuant to this engagement, which was begun by our predecessor, we have agreed to pay HTC for all costs incurred plus a mark-up of 10%. HTC is 100% owned by Albert Behler, our Chairman, Chief Executive Officer and President. We incurred $392,000 for fees and expense reimbursements due to HTC for the services it provided during 2023.

Kramer Design Services

We have entered into an agreement with Kramer Design Services (“Kramer Design”) to develop branding and signage for the amenity center at 1301 Avenue of the Americas. Kramer Design is 100% owned by the spouse of Albert Behler, our Chairman, Chief Executive Officer and President. During the year ended December 31, 2023, we incurred and paid Kramer Design $165,000, in connection with services rendered pursuant to this agreement.

Waiver of Ownership Limit

Our charter prohibits any person or entity from actually or constructively owning shares in excess of 6.50% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or in excess of 6.50% in value of the aggregate of the outstanding shares of all classes and series of our stock. In connection with our initial public offering, we granted a waiver from this ownership limit to the Otto family which was initially at 22.0% of our outstanding common stock in the aggregate and which as of March 18, 2019 was at 17.47% of our outstanding common stock in the aggregate. In connection with the amendment and restatement of our charter approved at our 2019 annual meeting of stockholders, our Board approved an amendment of the Otto family waiver to increase the ownership limit from 17.47% to 21.0%.

Review and Approval of Future Transactions with Related Persons

Our Board has adopted a Related Person Transaction Approval and Disclosure Policy, included as part of our Corporate Governance Guidelines, for the review, approval or ratification of any related person transaction. This policy provides that all related person transactions must be reviewed and approved by a majority of the independent and disinterested directors on our Board reasonably in advance of us or any of our subsidiaries entering into the transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. This policy was followed for all of the applicable related person transactions described above for which there was new activity during the 2023 fiscal year.

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OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Director Nominations for Inclusion in our 2025 Proxy Materials (Proxy Access)

The proxy access provision of our bylaws permits a stockholder (or a group of up to 20 stockholders) owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the number of members then serving on our Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Assuming that our 2025 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2024 annual meeting, we must receive your notice of a proxy access nomination for the 2025 annual meeting no earlier than November 5, 2024, and no later than 5:00 p.m., New York time, on December 5, 2024.

Stockholder Proposals

Stockholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2025 annual meeting must submit their proposals to our Corporate Secretary on or before December 5, 2024.

Apart from the SEC’s Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors, including providing the information required by Rule 14a-19 under the Exchange Act, or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to Gage Johnson, Secretary, at Paramount Group, Inc., 1633 Broadway, New York, New York 10019. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

●	not earlier than the 150th day nor later than 5:00 p.m., New York time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; or
●	not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., New York time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.

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OTHER MATTERS

Assuming that our 2025 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2024 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2025 annual meeting no earlier than November 5, 2024 and no later than 5:00 p.m., New York time, on December 5, 2024.

Attendance at the Meeting

All stockholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership or do not arrive at least 20 minutes in advance, you may not be admitted to the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted and should plan to arrive no later than 20 minutes prior to the scheduled time to allow the Inspector of Elections or his designee to check your credentials. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. The Company reserves its right to not seat any stockholder, proxy or other attendee who did not arrive 20 minutes in advance and is not seated 10 minutes prior to the scheduled start of the meeting with social distancing protocols and local health laws to be followed.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials, annual report and/or proxy statement, as applicable. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to Paramount Group, Inc., 1633 Broadway, New York, New York 10019, Attention: Investor Relations or by telephone at (212) 237-3100.

Meeting Contingency Plans

Since becoming a public company, our intention has always been to hold our annual meetings in person. In the event it is not possible, or we deem it inadvisable to hold the annual meeting in person or at the originally scheduled time and location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication.

Please monitor our website at www.pgre.com for updated information. If we decide to hold the meeting solely by means of remote communication, you will be able to attend our annual meeting through a link at this location on our website using your control number, which is included in the proxy card sent to you or, if you are a beneficial owner who did not receive such number, may be obtained upon request to the broker, bank, or other nominee that holds your shares. As always, we strongly encourage you to vote your shares by proxy prior to the annual meeting.

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Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors

Gage Johnson

Senior Vice President, General Counsel and Secretary

New York, New York

April 4, 2024

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APPENDIX A

PARAMOUNT GROUP, INC.

2024 EQUITY INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Paramount Group, Inc. 2024 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Paramount Group, Inc. a Maryland corporation (the “Company”), Paramount Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“AOLTIP Unit” means an AOLTIP Unit in the Operating Partnership.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards, Dividend Equivalent Rights, and Other Equity-Based Awards contemplated herein.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Change in Control” means, except as otherwise set forth in an Award Certificate, any of the following:

(i)	any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and the Award recipient and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Award recipient is a member, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 35 percent or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding shares of Stock (in either such case other than as a result of an acquisition of securities directly from the Company); or

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(ii)	the consummation of any consolidation or merger of the Company resulting in the voting securities of the Company outstanding immediately prior to the consolidation or merger representing (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) less than 65 percent of the combined voting power of the securities of the surviving entity or its parent outstanding immediately after such consolidation or merger; or
(iii)	the members of the Board at the beginning of any consecutive 24-calendar month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or
(iv)	there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50 percent of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the New York Stock Exchange or another national securities exchange, Fair Market Value means the closing price of the Stock on the primary exchange on which the Stock is listed on the date of determination; provided that, if there are no trades in the Stock on such date, Fair Market Value means the closing price of the Stock on such primary exchange on the last date preceding such date for which there was at least one trade in the Stock.

“Full Value Award” means an Award under the Plan other than an Option, a Stock Appreciation Right, an AOLTIP Unit, or an Award with similar economics to an Option.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“LTIP Unit” means an LTIP Unit in the Operating Partnership.

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“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company, the Operating Partnership, or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which may be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that may be used to establish Performance Goals, individually or in combination, are the following: total shareholder return, same store net operating income, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income, return on capital, assets, equity, or investment, gross or net profit levels, occupancy rates, expense, margins, operating efficiency, client satisfaction, earnings (loss) per share of Stock, market share, and any other goal or metric as may be selected by the Administrator, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator may appropriately adjust any evaluation performance under a Performance Criterion to exclude the impact of an event or occurrence which the Administrator determines should appropriately be excluded, including: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary, infrequently occurring or non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from the Company U.S. GAAP results.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria may be measured for the purpose of determining a grantee’s right to and the payment of an Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not

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own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, or entity, or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, or a combination thereof) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Units” means units of partnership interest in the Operating Partnership, including, without limitation, LTIP Units, AOLTIP Units, or other classes of profits interests in the Operating Partnership.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)	Administration of Plan. The Plan shall be administered by the Administrator.
(b)	Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)	to select the individuals to whom Awards may from time to time be granted;
(ii)	to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards, Dividend Equivalent Rights, and Units, or any combination of the foregoing, granted to any one or more grantees;
(iii)	to determine the number of shares of Stock or, in the case of a Cash-Based Award, the amount of cash to be covered by any Award;
(iv)	subject to the limitations set forth in Section 2(g) below, to determine and, subject to Section 19, modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the

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Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v)	to accelerate at any time the exercisability or vesting of all or any portion of any Award including in circumstances involving the grantee’s death ,disability, retirement or termination of employment or service relationship or a change in control of the Company (including a Change in Control);
(vi)	subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii)	at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator made in good faith shall be binding on all persons, including the Company and Plan grantees.

(c)	Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may (i) delegate to a committee of one or more directors of the Company any of the authority of the Administrator under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to employees who are not directors or executive officers of the Company (A) designate employees to be recipients of Awards, (B) determine the number of shares of Stock subject to such Awards to be received by such employees and (C) cancel or suspend Awards to such employees; provided that (x) any resolution of the Administrator authorizing such officer(s) must specify the total number of shares of Stock subject to Awards that such officer(s) may so award and (y) the Administrator may not authorize any officer to designate himself or herself as the recipient of an Award. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)	Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)	Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)	Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish

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subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
(g)	Minimum Vesting Period. The vesting period for each equity-based Award granted under the Plan on or after the Effective Date must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 2(g) shall limit the Administrator’s authority to accelerate the vesting of Awards including in cases of retirement, death, disability or a Change in Control or Sale Event, in the terms of the Award or otherwise; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan (subject to adjustment under Section 3(b)) may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Administrator may grant Awards that vest within the Minimum Vesting Period if (i) such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period, (ii) shares are delivered in lieu of fully vested cash Awards, or (iii) such Awards are granted to Non-Employee Directors and are scheduled to vest on the date of the Company’s next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)	Stock Issuable. Subject to adjustment as provided in Sections 3(a) and 3(b), a total of 24,778,731 shares of Stock shall be authorized for Awards granted under the Plan, less one (1) share for every one (1) share that was subject to an award granted after March 8, 2024 and prior to the effective date of the Plan under the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Prior Plan ”). Any shares that are subject to Awards shall be counted against this limit on a one-for-one basis. After the effective date of the Plan, no awards may be granted under the Prior Plan. For purposes of the limitation described in this Section 3(a), the shares of Stock underlying any Awards or, after March 8, 2024, any shares of Stock subject to an Award granted under the Prior Plan, that are forfeited, canceled, expired, satisfied without issuance of shares or otherwise terminated (other than by exercise), including shares held back upon exercise or settlement of an Award (or, after March 8, 2024, any shares of Stock subject to an Award granted under the Prior Plan) to satisfy the exercise price or tax withholding, reacquired by the Company prior to vesting, shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitation and any adjustment as provided in Section 3(b), the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed 49,557,462. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)	Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an

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appropriate or proportionate adjustment to the Plan and any outstanding Awards, which may include, without limitation, appropriate or proportionate adjustments in (i) the maximum number of shares of Stock available for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive absent manifest error. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(c)	Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals shall become vested and nonforfeitable in connection with a Sale Event to the extent specified in the relevant Award Certificate, and upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the excess, if any, of (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) over (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.
(d)	Substitute Awards. The Administrator may grant Awards under the Plan in assumption or substitution for stock and stock based Awards held by (or the right or obligation to make future Awards to) employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a) and shall not be added back to the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not

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reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date Awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion, and such other persons or entities (to the extent the issuance of shares of Stock to such person or entity under the Plan may be registered by the Company on Form S-8 and would be permitted in an “employee benefit plan” as defined in Rule 405 under the Securities Act of 1933, as amended) as are selected from time to time by the Administrator in its sole discretion. For avoidance of doubt, no Award may be granted under the Plan to a Person unless the issuance of shares of Stock to such Person under the Plan may be registered by the Company on Form S-8 and such Person is permitted to participate in an “employee benefit plan” as defined in Rule 405 under the Securities Act of 1933, as amended.

SECTION 5. STOCK OPTIONS

(a)	Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)	Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per share of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
(c)	Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)	Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. Subject to Section 2(g), the Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)	Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the

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purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:
(i)	In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)	Through the delivery (or attestation to the ownership) of shares of Stock owned by the optionee and that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)	By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall reasonably prescribe as a condition of such payment procedure; or
(iv)	With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

In addition, to the extent that (A) a Stock Option that is not an Incentive Stock Option is vested and remains outstanding and has not been exercised by the optionee as of the Stock Option’s expiration date and (B) the Fair Market Value of the shares of Stock exceeds the exercise price of the Stock Option on such date, then such Stock Option shall automatically be exercised on its expiration date (without any action required on the part of the optionee) pursuant to the “net exercise” arrangement described in (iv) above. Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)	Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)	Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

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(b)	Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c)	Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)	Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

(a)	Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)	Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)	Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)	Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

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SECTION 8. RESTRICTED STOCK UNITS

(a)	Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or the value thereof in cash, or a combination of shares and cash) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or cash, or both). Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)	Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c)	Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of his Restricted Stock Units. The Administrator may provide that the grantee shall be credited with Dividend Equivalent Rights with respect to his Restricted Stock Units, provided that if the vesting of the Restricted Stock Units is tied to the attainment of performance goals, the Dividend Equivalent Rights shall accrue and shall not become vested until and to the extent that the performance goals are met with respect to the Restricted Stock Units.
(d)	Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals, time-based vesting, or other objectives. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall

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determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. PERFORMANCE SHARE AWARDS

(a)	Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, and such other limitations and conditions as the Administrator shall determine.
(b)	Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares of Stock subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).
(c)	Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

(a)	Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of any Award other than Options or Stock Appreciation Rights or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units, Restricted Stock Award, Units or Other Equity-Based Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)	Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights granted as a component of an award of Restricted Stock Units, Restricted Stock Award, Performance Share Award, Units or Other Equity-Based Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13. OTHER EQUITY BASED AWARDS

The Administrator shall have the right to grant Units or any other membership or ownership interests (which may be expressed as units or otherwise) in the Operating Partnership or a Subsidiary (or other affiliate of the Company), with any shares of Stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this Section 13 to be subject to Section 3 and the other provisions of the Plan.

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SECTION 14. TRANSFERABILITY OF AWARDS

(a)	Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)	Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that such Award may be transferred. In such event, the grantee of an Award (who is an employee or director) may transfer his or her Award to his or her immediate family members, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c)	Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)	Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15. TAX WITHHOLDING

(a)	Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)	Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

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SECTION 16. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)	Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.
(b)	For purposes of the Plan, the following events shall not be deemed a termination of employment:
(i)	a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;
(ii)	an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or
(iii)	a change in status from an employee to a Non-Employee Director, or from a Non-Employee Director to an employee.

SECTION 18. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants or, except in the event of a Change in Control or a Sale Event, cancellation of Stock Options or Stock Appreciation Rights in exchange for cash payment or other Awards. The Board, in its discretion, may determine to make any Plan amendments subject to approval by the Company’s stockholders for purposes of complying with applicable stock exchange requirement and ensuring that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to

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meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

(a)	No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)	Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded, and the Company shall use its reasonable best efforts to ensure such compliance. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as the Administrator may reasonably determine is necessary to comply with applicable law or required to administer the exercise and/or delivery of Awards during the occurrence of a transaction described in Section 3(b) or 3(c).
(c)	Stockholder Rights. Until shares of Stock are deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award; provided, however, that if the record date for a dividend on the Stock occurs after exercise of an option or after Stock otherwise should have been delivered to a grantee pursuant to the terms of the Plan and an Award Agreement, such dividend will be delivered to the grantee promptly upon payment to the Company’s stockholders generally.
(d)	Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)	Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

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APPENDIX A

(f)	Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

128 | ir.pgre.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V37879-P08663 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! PARAMOUNT GROUP, INC. 1633 BROADWAY, SUITE 1801 NEW YORK, NY 10019 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on May 15, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on May 15, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw PARAMOUNT GROUP, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. Albert Behler 1h. Nadir Settles 1b. Thomas Armbrust 1c. Martin Bussmann 1i. Paula Sutter 1j. Greg Wright 1d. Karin Klein 1f. Mark Patterson 1g. Hitoshi Saito 1e. Katharina Otto-Bernstein NOTE: The proxies are also authorized to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof. The undersigned hereby acknowledge(s) receipt of a copy of the Notice of the 2024 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders, and revoke(s) any proxy or proxies heretofore given with respect to the 2024 Annual Meeting. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR all nominees listed: 2. Approval, on a non-binding advisory basis, of our named executive officer compensation. 4. Ratification of the Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. Approval of the Paramount Group, Inc. 2024 Equity Incentive Plan. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: For Against Abstain For Against Abstain ! ! ! ! ! !

V37880-P08663 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Do not mail your proxy card if you vote by telephone or Internet. PARAMOUNT GROUP, INC. Annual Meeting of Stockholders To be Held on May 16, 2024 This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Albert Behler and Wilbur Paes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Paramount Group, Inc. held of record by the undersigned on March 26, 2024, at the Annual Meeting of Stockholders to be held at 10:30 a.m., ET on May 16, 2024, at The Whitby Hotel, 18 West 56th Street, New York, NY, and any adjournment or postponement thereof. Note: It is possible that the originally scheduled time, day and/or location of the Annual Meeting of Stockholders may be changed. This proxy will remain valid regardless of any such changes. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "For" all nominees for director, "For" the approval, on a non-binding advisory basis, of our named executive officer compensation, “For” the approval of the Paramount Group, Inc. 2024 Equity Incentive Plan, and "For" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Continued and to be signed on reverse side